As filed with the U.S. Securities and Exchange Commission on September 9, 2025.

Registration No. 333-285112

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-1

(Amendment No. 2)

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AI ASSETS LTD

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrants name into English)

British Virgin Islands	7372	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

20 Cecil Street #14-01

PLUS

Singapore 049705

+65 69912300

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive office)

The Crone Law Group P.C.

420 Lexington Ave, Suite 2446

New York, NY 10170

646-861-7891

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark Crone, Esq. Eric Mendelson, Esq. The Crone Law Group P.C. 420 Lexington Ave, Suite 2446 New York, NY 10170 646-861-7891	Kevin (Qixiang) Sun, Esq. Bevilacqua PLLC 1050 Connecticut Avenue, NW, Suite 500 Washington, DC 20036 (202) 869-0888

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term new or revised financial accounting standard refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

●	Public Offering Prospectus. A prospectus to be used for the public offering of 4,000,000 Class A Ordinary Shares of the Registrant (the “Public Offering Prospectus”) through the underwriter named on the cover page of the Public Offering Prospectus.

●	Resale Prospectus. A prospectus to be used for the resale by the Selling Shareholders of up to 2,000,000 Class A Ordinary Shares of the Registrant (the “Resale Prospectus”).

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

●	they contain different outside and inside front covers and back covers;

●	they contain different Offering sections in the Prospectus Summary section beginning on page 4;

●	they contain different Use of Proceeds sections on page Alt-5;

●	a Selling Shareholder section is included in the Resale Prospectus; and

●	the Underwriting section from the Public Offering Prospectus on page 85 is deleted and replaced with a Selling Shareholders Plan of Distribution section on Alt-3 is inserted in its place.

The Registrant has included in this Registration Statement a set of alternate pages after the back-cover page of the Public Offering Prospectus (the “Alternate Pages”) to reflect the foregoing differences in the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the Registrant and the Selling Shareholders. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the Selling Shareholders.

The information in this prospectus is not complete and may be changed or supplemented. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion, dated September 9, 2025

AI ASSETS LTD

4,000,000 Class A Ordinary Shares

This is the initial public offering of 4,000,000 Class A Ordinary Shares, par value of $0.00005 per share (“Class A Ordinary Shares”) of AI ASSETS LTD, a British Virgin Islands business company limited by shares.

We are offering our Class A Ordinary Shares on a firm commitment basis. We anticipate that the initial public offering price of the Class A Ordinary Shares will be between $4.00 and $5.00 per Class A Ordinary Share.

In addition, up to 2,000,000 Class A Ordinary Shares may be offered for resale or otherwise or otherwise disposed of by each shareholder named in the separate Resale Prospectus (the “Selling Shareholders”).

We are authorized to issue an unlimited number of shares of $0.00005 par value each divided into five classes of shares as follows: (i) Class A Ordinary Shares of $0.00005 par value each; (ii) Class B ordinary shares of $0.00005 par value each; (iii) Class A preferred shares of $0.00005 par value each; (iv) Class B preferred shares of $0.00005 par value each; and (v) Class C preferred shares of $0.00005 par value each. Holders of our Class A Ordinary Shares will have the same rights as holders of Class B ordinary shares, save and except for voting and conversion rights.

The holders of Class A Ordinary Shares will have one (1) vote at a meeting of shareholders while holders of Class B ordinary shares will be entitled to ten (10) votes at a meeting of shareholders. The Class A Ordinary Shares are not convertible into Class B ordinary shares or preferred shares at any time. There are no provisions in our articles that would limit the lifespan of the Class B ordinary shares, and the holders of Class B ordinary shares are able to hold their Class B ordinary shares for any period of time.

On May 30, 2024, the Company passed a resolution of shareholders approving (i) a share subdivision whereby each issued and unissued share of $1.00 par value in the Company was subdivided into 10,000 shares of $0.0001 par value per share, (ii) the increase of its maximum number of authorized shares to an unlimited number of shares of $0.0001 par value per share, divided into Class A Ordinary Shares, Class B ordinary shares, Class A preferred shares, Class B preferred shares and Class C preferred shares, all of $0.0001 par value each, and (iii) the redesignation of all existing issued ordinary shares as Class A Ordinary Shares. These changes in authorised number of shares took effect on July 5, 2024.

On January 15, 2025, the Company passed a resolution of shareholders approving a share subdivision whereby each issued and unissued share of the Company was subdivided into two (2) shares of $0.00005 par value per share. This share subdivision took effect on February 5, 2025.

Prior to this offering, there has been no public market for our Class A Ordinary Shares. We have applied to list our Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “AIAS.” This offering is contingent upon the listing of our Class A Ordinary Shares on the Nasdaq Capital Market and there can be no assurance that we will be successful in listing our Class A Ordinary Shares. If our application is not approved, this offering will not be completed.

The successful listing of our shares on the Nasdaq Capital Market is a condition to both the closing of our underwritten primary offering and to the secondary offering by our Selling Shareholders. The sale of our Class A Ordinary Shares in our underwritten primary offering is on a firm commitment basis. The sale of the Class A Ordinary Shares by the Selling Shareholders in the secondary offering is on a best-efforts basis by each Selling Shareholder and is conditioned upon the successful prior completion of the sale of the Class A Ordinary Shares by the Company in the underwritten primary offering. Following the listing of our Class A Ordinary Shares on the Nasdaq Capital Market and the closing of our underwritten primary offering, the per share public offering price of the Class A Ordinary Shares to be sold by the Selling Shareholders in the secondary offering will be the then-prevailing market price.

The registration of the Selling Shareholders’ Class A Ordinary Shares does not mean that the Selling Shareholders will offer or sell any Class A Ordinary Shares. We will not receive any proceeds from any sale or disposition of Class A Ordinary Shares by the Selling Shareholders. In addition, we will pay all fees and expenses incident to the registration of the resale of Class A Ordinary Shares by the Selling Shareholders. The Selling Shareholders may offer their Class A Ordinary Shares from time to time directly or through one or more broker-dealers or agents at market prices prevailing at the time of sale. However, the Selling Shareholders will not sell any Class A Ordinary Shares until after the closing of the underwritten primary offering. The offering by the Selling Shareholders will remain open for 180 days following the date of this prospectus. Following the expiration of such 180-day period, we no longer intend to keep this registration statement effective. For additional information on the possible methods of sale that may be used by the Selling Shareholders, refer to the section of this prospectus entitled “Selling Shareholders Plan of Distribution”.

We are an “Emerging Growth Company” and a “Foreign Private Issuer” under applicable U.S. federal securities laws and, as such, are eligible for reduced public company reporting requirements. Please see “Implications of Our Being an Emerging Growth Company” and “Implications of Our Being a Foreign Private Issuer” beginning on page 10 of this prospectus for more information.

The Company has Class A Ordinary Shares and Class B Ordinary Shares currently in issue. Mr. Yibin Xu, our Chief Executive Officer, will beneficially own approximately 31.7% of our total issued and outstanding Class A Ordinary Shares and 100% of our total issued and outstanding Class B Ordinary Shares, representing 69.2% of our total voting power, assuming that the underwriters do not exercise their over-allotment option. As a result, we will be a “controlled company” as defined under the Nasdaq Stock Market Rules. As a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. Each Class A Ordinary Share is entitled to one vote, and each Class B ordinary share is entitled to ten (10) votes and is convertible into one (1) Class A ordinary share. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances.

Investing in our Class A Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See Risk Factors beginning on page 12 to read about factors you should consider before buying our Class A Ordinary Shares.

	Per Share	Total
Initial public offering price(1)	$4.500	$18,000,000
Underwriting discounts and commissions(2)	$0.315	$1,260,000
Proceeds to the Company before expenses(3)	$4.185	$16,740,000

(1) Initial public offering price per Class A Ordinary Share is assumed to be $4.50, being the mid-point of the range set forth on the cover page of this prospectus.

(2) We have agreed to pay the representative of the underwriters a discount equal to 7% of the gross proceeds of the offering. This table does not include a non-accountable expense allowance equal to 1% of the gross proceeds of this offering payable to the representative. For a description of the other compensation to be received by the representative, see “Underwriting” beginning on page 85.

(3) Excludes fees and expenses payable to the representative. The total amount of underwriting expenses related to this offering is set forth in the section entitled “Expenses Relating to This Offering” on page 91.

This offering is being conducted on a firm commitment basis. The underwriters are obligated to take and pay for all of the shares if any such shares are taken. We have granted the underwriters an option for a period of 45 days after the closing of this offering to purchase up to 15% of the total number of our Class A Ordinary Shares to be offered by us pursuant to this offering (excluding shares subject to this option), solely for the purpose of covering over-allotments, at the initial public offering price less the underwriting discounts. If the underwriters exercise the option in full, the total underwriting discounts payable will be $1,449,000 based on an assumed initial public offering price of $4.50 per Class A Ordinary Share (the midpoint of the price range set forth on the cover page of this prospectus), and the total gross proceeds to us, before underwriting discounts and expenses, will be $20,700,000.

If we complete this offering, net proceeds will be delivered to us on the closing date.

The representative expects to deliver the Class A Ordinary Shares to the purchasers against payment on or about [  ], 2025.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [  ], 2025

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You should rely only on the information contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. Neither we, nor the underwriter, has authorized anyone to provide you with different information. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, or any free writing prospectus, as the case may be, or any sale of the Class A Ordinary Shares.

For investors outside the United States: Neither we, nor the underwriter has done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Class A Ordinary Shares and the distribution of this prospectus outside the United States.

ABOUT THIS PROSPECTUS

Neither we nor the underwriters have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our Class A Ordinary Shares. Our business, financial condition, results of operations and prospects may have changed since that date.

You should rely only on the information contained in this prospectus or in any related free-writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, Class A Ordinary Shares in our Company only in jurisdictions where such offers and sales are permitted. The information contained in this Prospectus is current only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Class A Ordinary Shares.

For investors outside the United States: Neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Class A Ordinary Shares and the distribution of this prospectus outside the United States.

MARKET AND INDUSTRY DATA

Certain market data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, reports of governmental and international agencies and industry publications and surveys. Industry publications and third-party research, surveys and reports generally indicate that their information has been obtained from sources believed to be reliable. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the section titled “Risk Factors” in this prospectus. The industry in which we operate is also subject to a high degree of uncertainty and risks due to a variety of factors, including those described under the section titled “Risk Factors” in this prospectus. These factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us in this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that relate to our current expectations and views of future events. These forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Industry Overview” and “Business.” These statements relate to events that involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, these forward-looking statements can be identified by words or phrases such as “believe,” “plan,” “expect,” “intend,” “should,” “seek,” “estimate,” “will,” “aim” and “anticipate,” or other similar expressions, but these are not the exclusive means of identifying such statements. All statements other than statements of historical facts included in this document, including those regarding future financial position and results, business strategy, plans and objectives of management for future operations (including development plans and dividends) and statements on future industry growth are forward-looking statements. In addition, we and our representatives may from time to time make other oral or written statements which are forward-looking statements, including in our periodic reports that we will file with the SEC, other information sent to our shareholders and other written materials.

These forward-looking statements are subject to risks, uncertainties and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including, without limitation, the risk factors set forth in “Risk Factors” and the following:

●	our business and operating strategies and our various measures to implement such strategies;

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●	our operations and business prospects, including development and capital expenditure plans for our existing business;

●	changes in policies, legislation, regulations or practices in the industry and those countries or territories in which we operate that may affect our business operations;

●	our financial condition, results of operations and dividend policy;

●	changes in political and economic conditions and competition in the area in which we operate, including a downturn in the general economy;

●	the regulatory environment and industry outlook in general;

●	future developments in the fintech markets and actions of our competitors;

●	catastrophic losses from man-made or natural disasters, such as fires, floods, windstorms, earthquakes, diseases, epidemics, other adverse weather conditions or natural disasters, war, international or domestic terrorism, civil disturbances and other political or social occurrences;

●	the loss of key personnel and the inability to replace such personnel on a timely basis or on terms acceptable to us;

●	the overall economic environment and general market and economic conditions in the jurisdictions in which we operate;

●	our ability to execute our strategies;

●	changes in the need for capital and the availability of financing and capital to fund those needs;

●	our ability to anticipate and respond to changes in the markets in which we operate, and in client demands, trends and preferences;

●	exchange rate fluctuations, including fluctuations in the exchange rates of currencies that are used in our business;

●	changes in interest rates or rates of inflation; and

●	legal, regulatory and other proceedings arising out of our operations.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results or performance may be materially different from what we expect.

This prospectus contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. The markets for fintech services may not grow at the rate projected by such market data, or at all. Failure of this industry to grow at the projected rate may have a material and adverse effect on our business and the market price of our Class A Ordinary Shares. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

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DEFINITIONS

“Amended and Restated Memorandum and Articles” means the Second Amended and Restated Memorandum together with the Second Amended and Restated Articles.

“Board” or “board of directors” means the board of directors of the Company.

“BVI” means the British Virgin Islands.

“BVI Act” means the BVI Business Companies Act, 2004, as amended.

“Code” means the Internal Revenue Code of 1986 of the United States of America.

“Company”, “we”, “our”, or “our Company” means AI ASSETS LTD (the “Company or “AI Assets”) a British Virgin Islands business company limited by shares.

“COVID-19” means the Coronavirus Disease 2019.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Executive Officers” means the executive officers of our Company as at the date of this prospectus, unless otherwise stated.

“MAXE AI Technology Pte. LTD.” or “MAXE AI” means our wholly owned Singapore operating subsidiary.

“MAXE” means an artificial intelligence powered investment assistant app.

“MOM” means the Ministry of Manpower of Singapore.

“Second Amended and Restated Articles” means the second amended and restated articles of association of the Company as adopted by resolutions of directors passed on January 15, 2025, and filed with the BVI Registrar of Corporate Affairs on February 5, 2025.

“Second Amended and Restated Memorandum” means the second amended and restated memorandum of association of the Company as adopted by resolutions of directors passed on January 15, 2025, and filed with the BVI Registrar of Corporate Affairs on February 5, 2025.

“S$” or “SGD” or “Singapore Dollars” means Singapore dollar(s), the lawful currency of Singapore.

“SEC” or “Securities and Exchange Commission” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Singapore Companies Act” means the Companies Act 1967 of Singapore, as amended, supplemented or modified from time to time.

“US$,” or “USD,” or “United States Dollars” or “$” means United States dollar(s), the lawful currency of the United States of America.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you, and we urge you to read this entire prospectus carefully, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and our consolidated financial statements and notes to those statements, included elsewhere in this prospectus, before deciding to invest in our Class A Ordinary Shares. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements,”

Overview

We, through our wholly owned Singapore subsidiary MAXE AI, are a technology company and provider of financial information and market tracking services using artificial intelligence technology (“AI”). MAXE AI relies on historical data and real-time analysis of major global assets’ fluctuation in order to provide optimal financial information and tracking services to individual users through its AI investment assistant app “MAXE”, and a tailored AI information system “TPS” for institutional users.

We offer AI assistant app to individual users, and our system to small and medium-sized financial institutions, including securities firms, funds, and family offices. Our primary focus is on providing precise, real-time information and market tracking capabilities. Our mission is to make financial decisions a time saving and rewarding experience by delivering accurate, relevant information without the need for users to sift through vast amounts of news. We achieve this by creating innovative informative tools and frictionless digital experiences leveraging innovative technology to analyze and distill complex financial data into clear, actionable insights. We aim to help consumers with effective decision making by providing guidance through informative content. We are committed to building seamless experiences and creating the right content to help users make the most relevant decisions for them.

We place a high value on user privacy and data security. We only access and store limited and necessary user information such as user ID and password. We utilize the cloud services of large American service providers like Microsoft to operate our services and store data. Our AI capabilities are supported by Large Language Models from OpenAI. As of now, we have not yet operated business in mainland China.

We have two products: (1) MAXE and (2) TPS.

MAXE

Our product, MAXE, is a subscription based artificial intelligence investment assistant app designed for individual users, and is positioned as an AI information assistant that provides users with the latest market data and indicator information through AI technology. MAXE does not provide any investment advice or trading services.

Our users download the AI assistant app from APP Stores for free, and then users can subscribe and pay for information updates.

MAXE was launched in February 2024 in 176 countries and regions worldwide, primarily through platforms such as Google Play and Apple Store. As of December 31, 2024, MAXE had attained more than 106,000 registered users.

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The investment assistant app:

●	Displays mainstream asset information;

●	Tracking multiple indicators of macro-economy

●	Tracking mutual funds holding information; and

●	Integrates and displays the user’s brokerage account assets.

For the six months ended December 31, 2024, we received approximately 1,700 subscriptions from individual users, amounting to $61,739 in subscription fees. These prepayments mainly consist of subscriptions to our monthly and annual plans. we have recognized $58,584 as revenue, while the remaining $3,156 represents prepayments from users which will be recognized as revenue in the future.

TPS

TPS is a tailored strategy and portfolio information system for institutional users. Our TPS system provides a wide range of strategies and investment portfolios for small and medium-sized investment institutions, which aims to help clients save labor costs and improve their service satisfactions. We are in the process of marketing our TPS system to various institutions, as of December 31, 2024, the TPS has not secured any users and has not yet generated any revenue for the Company.

Competitive Strengths

We maintain an open strategy approach. As we have seen, open innovation encourages businesses to engage in collaborative efforts, leverage external resources, and foster a more adaptable, fluid system. In contrast, closed innovation focuses inward, prioritizing proprietary knowledge, full ownership and control, as well as independent problem-solving. Major corporations such as Daimler, IBM and Linux regularly use open strategies, while other companies, such as Amazon, Google and Mozilla have used them for different periods of time.

We believe we bring significant benefits for users based on the following principles:

●	Investors are faced with more and more choices for financial products, and new financial products are constantly appearing. Many consumers do not have professional investment knowledge to understand the overwhelming amount of data and need trusted advisors;

●	Small and medium-sized investment institutions find that the labor costs of providing personalized and detailed services to small and medium-sized users are high, and their own system research and development investment is too costly; and

●	The improvement of computing the power of AI technology enables our platforms to reflect market information in real time while also matching of risk and return preferences of our users.

We not only provide mainstream asset information but also track macroeconomic indicators and mutual fund holdings, offering users a more comprehensive market perspective. This multi-faceted information aggregation likely surpasses the service scope of many traditional information providers.

By clearly positioning ourselves as an information platform rather than an investment advisor, we provide users with a more neutral and objective information base, allowing them to make investment decisions independently.

We have an experienced management team

Our team has experience in the various fields of technology development and information management, with many years of industry experience and relevant higher education backgrounds.

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Growth Strategies

Expand business and operations through joint ventures, acquisitions and/or strategic alliances

As a provider of intelligent financial market information content across various markets, we may pursue acquisitions or strategic investments to enhance our business capabilities, expand our market presence, or diversify our product offerings.

With the popularization of mobile technology and growing acceptance of AI assistance, the Company believes that the robo advisory market is subject to the following trends:

●	traditional financial advisors and brokers are shifting online while purely offline institutions are increasingly at a disadvantage or, in some cases, are exiting the market altogether;

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Internet giants continue to invest in AI services, demonstrating the industry’s recognition of robo advisory services as an important component of a financial services business and potentially a gateway to broader opportunities;

●	technological barriers to entry remain high particularly relating to building a secure infrastructure that can transcend geographies and asset classes;

●	operational barriers to entry remain high particularly relating to regulatory and capital requirements;

●	user experience remains a key competitive strength as digitally born investors become a larger component of the addressable market; and

●	revenue models are evolving as competition intensifies, with ancillary and other value-added services underlying platform differentiation.

Strengthening our presence

We intend to strengthen the capabilities of our products in AI model computing power technology through cooperation with large GPT models and enhancing the effectiveness of the current model. In addition to the common language models we are currently using, within the next 12 months, we also plan to develop or collaborate with third parties to develop AI models specific to the financial sector.

GPT Model Integration: Collaborating with large GPT models can significantly enhance natural language processing capabilities, improving user interaction and information delivery. This could lead to more intuitive and conversational interfaces, making complex financial information more accessible to individual users.

Financial Sector-Specific AI Models: Developing or collaborating on AI models tailored to the financial sector is a strategic move that could provide MAXE with a significant competitive advantage. These specialized models could offer:

●	More accurate market predictions:
●	Better pattern recognition in financial data:
●	Enhanced risk assessment capabilities: and
●	Improved personalization of financial advice.

Computational Power Upgrade: Investing in advanced computing infrastructure will be necessary to support more complex AI models and real-time data processing. This could involve cloud partnerships or building proprietary data centers.

We believe this will enhance the information processing capabilities of our systems and optimize results.

Widening our product range

We will continue to maximize the competitiveness of our products through increased detailed functionalities, and continually expanding into new niche markets by maximizing our research and development team capabilities. MAXE AI aims to provide a more comprehensive range of services to meet user’s needs. This could include:

●	Advanced portfolio analytics;
●	Scenario planning tools; and
●	Additional risk features.

Scalability and Growth Preparedness

We will continue to enhance stability and ensure the platform can handle increased loads of data and processing demands. This includes:

●	Building a robust, scalable infrastructure that can accommodate rapid user growth without compromising performance; and
●	Preparing for potential geographic expansion by ensuring compliance with various regulatory environments and adapting to different market needs.

Summary of Risk Factors

We are subject to numerous risks, including risks that may prevent us from achieving our business objectives or may adversely affect our business, financial condition, results of operations, cash flow and prospects. You should carefully consider the following risks, those risks described in “Risk Factors” and the other information in this prospectus before deciding whether to invest in our Class A Ordinary Shares.

●	We do not have a long operating history, and our limited operating history may not provide an adequate basis to judge our future prospects and results of operation and may increase the risk of your investment.

●	We may not be able to access the capital markets in the future.

●	We are exposed to risks arising from fluctuations in foreign currency exchange rates.

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●	We may not be able to obtain the necessary approvals or certifications or licenses to operate our business in various jurisdictions.

●	Our business, our industry and the economy are subject to the impact of new outbreaks or the continuation of existing outbreaks of any infectious diseases (such as COVID-19 and other events, and the status of debt and equity markets.

●	We do not maintain business interruption insurance.

●	We may be harmed by negative publicity.

●	We may not be able to maintain our key personnel or attract, train and retain other highly qualified personnel.

●	We may not be able to successfully implement our business strategies and future plans.

●	We may be subject to adverse developments relating to our competitors and our industry.

●	We may be adversely impacted by government laws and regulations and liabilities thereunder which could impede our progress.

●	An active trading market for our Class A Ordinary Shares may not be established or, if established, may not continue and the trading price for our Class A Ordinary Shares may fluctuate significantly.

●	We may not maintain the listing of our Class A Ordinary Shares on the Nasdaq Capital Market which could limit investors’ ability to make transactions in our Class A Ordinary Shares and subject us to additional trading restrictions.

●	The trading price of our Class A Ordinary Shares may be volatile, which could result in substantial losses to investors.

●	If securities or industry analysts do not publish research or reports about our business causing us to lose visibility in the financial markets or if they adversely change their recommendations regarding our Class A Ordinary Shares, the market price for our Class A Ordinary Shares and trading volume could decline.

●	Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Class A Ordinary Shares for a return on your investment.

●	Because our public offering price per share is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution.

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●	You must rely on the judgment of our management as to the uses of the net proceeds from this offering, and such uses may not produce income or increase our share price.

●	If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences.

●	Our controlling shareholders have substantial influence over the Company. Its interests may not be aligned with the interests of our other shareholders, and it could prevent or cause a change of control or other transactions.

●	As a company incorporated in the British Virgin Islands, we are permitted to follow certain home country practices in relation to corporate governance matters in lieu of certain requirements under Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under British Virgin Islands law.

●	We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies.

●	We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements applicable to other public companies that are not emerging growth companies.

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HISTORY AND CORPORATE STRUCTURE

We are a holding company incorporated in the British Virgin Islands on June 28, 2023, under the BVI Act. We conduct all our operations through our wholly owned subsidiary MAXE AI Technology Ptd. Ltd., which was incorporated on September 18, 2023, under the laws of the Republic of Singapore.

Implications of Our Being an Emerging Growth Company

As a company with less than $1.235 billion in revenue for the last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012 (as amended by the Fixing America’s Surface Transportation Act of 2015), or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

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Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Class A Ordinary Share held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Implications of Our Being a Foreign Private Issuer

We are a “foreign private issuer,” as defined in Rule 405 under the Securities Act and Rule 3b-4(c) under the Exchange Act. As a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. We will not be required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act and will not be subject to the insider short-swing profit disclosure and recovery regime.

As we intend to be listed on the Nasdaq Capital Market, we will be subject to the Nasdaq corporate governance listing standards. However, Nasdaq permits a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in British Virgin Islands which is our home country, may differ significantly from the Nasdaq corporate governance listing standards. For instance, we are not required to:

●	adhere to certain more stringent disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements applicable to U.S. domestic public companies;

●	have a majority of the board to be independent (although all of the members of the audit committee must be independent under the Exchange Act);

●	have a compensation committee or a nominating or corporate governance committee consisting entirely of independent directors;

●	have regularly scheduled executive sessions for non-management directors; or

●	have annual meetings and director election;

Following this offering, we may rely on home country practice to be exempted from certain of the corporate governance requirements of Nasdaq, such that a majority of the directors on our board of directors are not required to be independent directors, and we are not required to have a compensation committee or corporate governance committee comprised entirely of independent directors.

Corporate Information

Our principal executive offices are located at 20 Cecil Street #14-01 PLUS, Singapore 049705 and our phone number is +65 69912300. Our registered office in the British Virgin Islands is located at the office of ICS Corporate Services (BVI) Limited at Sea Meadow House, P.O. Box 116, Road Town, Tortola, British Virgin Islands. We maintain a corporate website at https://www.maxeai.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our agent for service of process in the United States is The Crone Law Group P.C., 420 Lexington Ave, Suite 244, New York, NY 10170. Their telephone number is 646-861-7891.

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The Offering

Offering Price	The initial public offering price will be between $4.00 to $5.00 per Class A Ordinary Share.

Class A Ordinary Shares offered by us	4,000,000 Class A Ordinary Shares (or 4,600,000 Class A Ordinary Shares if the underwriters exercise their over-allotment option in full) on a firm commitment basis. We are also registering for resale up to 2,000,000 Class A Ordinary Shares by certain selling shareholders. These shares will not be part of this initial public offering.

Shares issued and outstanding prior to this offering	12,400,000 Class A Ordinary Shares, 2,000,000 Class B Ordinary Shares, 0 Class A preferred shares, 0 Class B preferred shares, and 0 Class C preferred shares.

Shares outstanding immediately after the offering

16,400,000 Class A Ordinary Shares (or 17,000,000 Class A Ordinary Shares if the underwriters exercise the over-allotment option in full), 2,000,000 Class B Ordinary Shares, 0 Class A preferred shares, 0 Class B preferred shares, and 0 Class C preferred shares.

Over-allotment option:

We have granted to the underwriters an option to purchase up to an additional 600,000 Class A Ordinary Shares (15% of the number of Class A Ordinary Shares sold in this offering) exercisable solely to cover over-allotments, if any, at the applicable public offering price less the underwriting discounts and commissions shown on the cover page of this prospectus. The underwriters may exercise this option in full or in part at any time and from time to time until 45 days from the closing of this offering.

Use of proceeds	We estimate that the net proceeds to us from the offering will be approximately $15.56 million, based on the assumed initial public offering price of $4.50 per share (being the mid-point of the range set forth on the cover page of this prospectus) after deducting estimated underwriting discounts and commissions and expenses of the offering that are payable by us. We intend to use the net proceeds from the offering for advertising and business expansion, expansion of research and customer management teams, and general working capital and corporate purposes. Please refer to the section titled “Use of Proceeds”.

We will not receive any proceeds from the sale of the Class A Ordinary Shares by the Selling Shareholders. The proceeds, if any, from the sale of the Class A Ordinary Shares by the Selling Shareholders pursuant to this prospectus by the Selling Shareholders will be for the account of the Selling Shareholders.

Dividend policy	We do not intend to pay any dividends on our Class A Ordinary Shares for the foreseeable future. Instead, we anticipate that all of our earnings, if any, will be used for the operation and growth of our business. See “Dividend Policy” for more information.

Lock-up	We have agreed, for a period of six months from the closing of the offering, and each of our directors and officers and shareholders holding more than 5% of our securities, have agreed, for a period of six months starting from the pricing date of this offering, in each case subject to certain exceptions, not to, except in connection with this offering, offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, or file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company. The underwriters have agreed to waive the lock-up requirement for the 2,000,000 Class A Ordinary Shares being offered for resale by the Selling Shoulders, pursuant to the Resale Prospectus. See “Shares Eligible for Future Sale— Lock-Up Agreements” and “Underwriting – Lock-Up Agreements.”

Risk factors	Investing in our Class A Ordinary Shares involves risks. See “Risk Factors” beginning on page 12 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Class A Ordinary Shares.

Listing	We have applied to list our Class A Ordinary Shares on the Nasdaq Capital Market, under the symbol “AIAS”. This offering is contingent on the listing of our Class A Ordinary Shares on the Nasdaq Capital Market, and there is no assurance that we will be successful in listing our Class A Ordinary Shares. If our application is not approved by the Nasdaq Capital Market, this offering will not be completed.

Voting Rights	Each Class A Ordinary Share is entitled to one vote. Each Class B ordinary share is entitled to ten votes.

Conversion Rights	Class A Ordinary Shares are not convertible into Class B ordinary shares under any circumstances. Class B ordinary shares are convertible into Class A Ordinary Shares at any time at the option of the holder thereof on a one-for-one basis, subject to adjustments in accordance with the Second Amended and Restated Articles.

Transfer agent	VStock Transfer, LLC

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RISK FACTORS

An investment in our Class A Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Class A Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Class A Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and in the documents referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Class A Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to Our Business and Industry

We have a history of losses, operating losses and negative cash flow from operating activities, and we may continue to incur losses and operating losses, and experience negative cash flow from operating activities, in the future.

We have incurred significant losses and negative cash flow from operating activities since our inception. For the fiscal year ended June 30, 2024, we had a net loss of $337,036. We cannot assure you that we will be able to generate profits, operating profits or positive cash flow from operating activities in the future or that we will be able to continue to obtain financing on acceptable terms or at all. Our ability to achieve profitability and positive cash flow from operating activities will depend on a mix of factors, some of which are beyond our control, including volatile market conditions, customer demand and preferences and perception of our brand in the marketplace. As a result, we believe that we may continue to incur losses for some time in the future.

Our combined financial statements do not include any adjustments that might take place if we are unable to continue as a going concern. If we are unable to continue as a going concern, holders of our securities might lose their entire investment. Although we plan to attempt to raise additional capital through one or more private placements or public offerings the doubts raised relating to our ability to continue as a going concern may make our shares an unattractive investment for potential investors. These factors, among others, may make it difficult to raise any additional capital and may cause us to be unable to continue to operate our business.

Our business is difficult to evaluate due to our limited operating history and our prospects will be dependent on our ability to meet a number of challenges.

We have a limited operating history. Our business is difficult to evaluate due to a lack of operational history, and our prospects will be dependent on our ability to meet a number of challenges. Because we have a limited operating history, you may not be able to evaluate our future prospects accurately. Our prospects will be primarily dependent on our ability to offer successful strategy and portfolio services to small and medium-sized financial institutions to assist them in improving their intelligent trading capabilities, other factors. If we are not able to successfully meet these challenges, our prospects, business, financial condition and results of operations would be materially adversely affected.

We are affected by regional and worldwide political, regulatory, social and economic conditions in the jurisdictions in which we and our customers and suppliers operate and in the jurisdictions which we intend to expand our business in.

We and our customers and suppliers are governed by the laws, regulations, and government policies in each of the various jurisdictions in which we and our customers and suppliers operate or into which we intend to expand our business and operations. Our business and future growth are dependent on the political, regulatory, social and economic conditions in these jurisdictions, which are beyond our control. Any economic downturn, changes in policies, currency and interest rate fluctuations, capital controls or capital restrictions, labor laws, changes in environmental protection laws and regulations, duties and taxation and limitations on imports and exports in these countries may materially and adversely affect our business, financial condition, results of operations and prospects.

Any disruption, uncertainty and volatility in the global credit markets may limit our ability to obtain the required working capital and financing for our business at reasonable terms and finance costs.

We currently do not maintain business interruption insurance for our business and operations.

We do not maintain business interruption insurance policies covering our business and operations. It is possible that the products and services supplied by us do not meet our customers’ specifications or are defective, which may, in turn, result in claims being brought against us. As we do not have insurance coverage, such claims could cause us to incur additional costs in any legal proceedings in which we must defend such claims. In the event that there are significant claims made against us, our business operations may be disrupted, and our financial results and profitability may be adversely affected. Such may also harm our reputation and adversely affect our production process and revenue.

Our reputation and profitability may be adversely affected if there are major failures or malfunctions in our platforms.

Our operations are exposed to the risk of failure which may arise due to wear and tear, quality control, risk of failure by our customers to follow procedures and protocols, as well as inherent risks in our customers’ operating environments. In the event of such equipment failure, we may be forced to cease all, or part of our operations and we may be subject to legal and regulatory liabilities such as penalties, sanctions, or significant costs and expenses in any dispute as a result of such equipment failure. This may have an adverse impact on our operations and financial performance.

We intend to build goodwill in our brands and thus customer loyalty. Hence, if there are any major lapses in our sales and or due to circumstances beyond our control resulting in negative publicity, our reputation may be adversely affected, and our customers may lose confidence in our products and services. In such an event, our business and hence our profitability and financial performance may be adversely affected.

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Our business is highly dependent on our ability to offer high-quality content that meets our users’ preferences and demands.

Our business relies heavily on our ability to provide high-quality content that is both timely and tailored to meet the preferences and demands of our users. To maintain user engagement and attract new users to our platforms, we must continuously invest in creating, curating and updating relevant content that covers a wide range of consumer finance products, offers value to our users and supports their financial decision-making processes. The success of our content strategy depends on various factors, including our ability to anticipate and adapt to evolving user preferences, the effectiveness of our content development and delivery processes, and our capacity to leverage data and analytics to optimize content relevance and user engagement. In addition, we must stay abreast of market trends, technological advancements and regulatory changes that may impact the financial industry and users’ needs and preferences.

If we fail to offer high-quality content in a timely manner that aligns with our users’ preferences and demands, we may experience a decline in user engagement, retention and acquisition, which could adversely affect our business, financial condition and results of operations. Moreover, any failure to effectively compete with other financial services aggregators or adapt to the changing content landscape may negatively impact our competitive position, growth prospects and long-term viability.

Failure to offer high-quality customer support could adversely affect our business, financial condition and results of operations.

Providing high-quality customer service and support, including with respect to rewards fulfilment, is essential for fostering trust and loyalty among our users and commercial partners. Poor customer service or inadequate support could reduce user satisfaction and conversion rates, weaken our reputation and harm our relationships with our commercial partners.

We have invested in the continuous improvement of our technological infrastructure and customer service operations, including the training and development of customer service agents, streamlining our support processes, and implementing systems for monitoring and evaluating performance. However, these efforts may be resource intensive and may not guarantee the desired level of customer satisfaction. If we fail to provide high- quality customer service and support, our business, financial condition and results of operations could be materially and adversely affected.

We are dependent on third parties for our operations and our business may be affected by supply chain interruptions and delays.

Our business is dependent upon our relationships with third-party Application Programming Interface (API) providers, which allows our product, MAXE’s, software applications to communicate and exchange data with our users. If for any reason these providers became unable or unwilling to continue to provide services to us, this would likely lead to a temporary interruption in our ability to provide our services to users.

These third-party providers may experience website disruptions, outages and other performance problems, which may be caused by a variety of factors, including infrastructure changes, human or software errors, viruses, security attacks, fraud, spikes in customer usage and denial of service issues. In some instances, we may not be able to identify the cause or causes of these performance problems within an acceptable period of time. In particular, we will not control the operation of the third-party data center hosting facilities, and such facilities may be vulnerable to damage or interruption from human error, intentional bad acts, power loss, hardware failures, telecommunications failures, improper operation, unauthorized entry, data loss, power loss, cyberattacks, fires, wars, terrorist attacks, floods, earthquakes, hurricanes, tornadoes, natural disasters or similar catastrophic events. They also could be subject to break-ins, computer viruses, sabotage, intentional acts of vandalism and other misconduct. The occurrence of a natural disaster or an act of terrorism, or other unanticipated problems could result in lengthy interruptions in the delivery of our MAXE app, cause system interruptions, prevent our customers from accessing their accounts online, reputational harm and loss of critical data, prevent us from supporting our MAXE app or cause us to incur additional expense in arranging for new facilities and support. This will adversely impact our revenue and results of operations.

We are making substantial investments in new product offerings and technologies, and expect to increase such investments in the future. These efforts are inherently risky, and we may never realize any expected benefit from them.

In response to the constant innovation in the fintech industry, evolving customer preferences and ongoing emergence of new digital channels and solutions, we expect to increase our investments in new product offerings and technologies in the future. However, these efforts are inherently risky, and there is no guarantee that we will realize any anticipated benefits from them. Despite the potential for growth and increased market share, the introduction of new products and technologies exposes us to several risks, including, but not limited to:

●	the possibility that these new products or services may not gain market acceptance or be commercially viable;

●	the risk of investing significant financial and human resources in the development and implementation of new technologies without generating adequate returns;

●	the challenge of overcoming any potential regulatory hurdles and adapting to changes in legal frameworks;

●	the need to differentiate our offerings from those of our competitors; and

●	the uncertainty associated with the effectiveness of our marketing and sales strategies in promoting new products or services.

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A significant failure or deterioration in our quality control systems could have a material adverse effect on our business and operating results.

The quality and effectiveness of our products are critical to the success of our business and operations. As such, it is imperative that our (and our service providers’) quality control systems operate effectively and successfully. Quality control systems can be negatively impacted by the design of the quality control systems, the quality training programs and adherence by employees to quality control guidelines. Although we strive to ensure that all of our service providers have implemented and adhere to high-quality control systems, any significant failure or deterioration of such quality control systems could have a material adverse effect on our business and operating results.

We rely on the data provided by our users and third parties to operate our business and enhance our products and services, and failure to maintain and grow the use of such data may adversely affect our business, financial condition and results of operations.

As an information services aggregator, we rely on the data provided by our users and third parties to operate our business, provide our services and enhance our offerings. Examples of relevant types of data include, but are not limited to, user demographics, financial profiles, transaction data, search and browsing behavior, preferences for financial products, feedback on user experiences, and data from third-party financial institutions, credit reporting agencies and industry research. Maintaining the quality, accuracy and comprehensiveness of this data is crucial for our ability to provide valuable services to our users and commercial partners.

However, users may provide inaccurate or incomplete information or may choose not to share certain data with us due to privacy concerns, and third-party sources may also face challenges in ensuring the accuracy and completeness of their data. Moreover, changes in laws and regulations governing data protection and privacy may restrict our ability to collect, use and share such data, or may impose additional compliance burdens that increase our operating costs and subject us to fines and penalties if we or our business partners mishandle such data. If we are unable to effectively manage the risks associated with maintaining and growing the use of user and third-party data, our ability to provide high-quality products and services, attract and retain users and commercial partners, and maintain our competitive position may be materially and adversely affected.

Our business and operations may be materially and adversely affected in the event of a re-occurrence or a prolonged global pandemic outbreak of COVID-19.

The global pandemic outbreak of COVID-19 announced by the World Health Organization in early 2020 has disrupted our operations, and the operations of our customers, suppliers, and/or sub-contractors. If the development of the COVID-19 outbreak becomes more severe and/or new variants of COVID-19 evolve to be more transmissible and virulent than the existing strains, this may result in a tightening of restrictions and regulations on businesses. If we or our customers, suppliers, and sub-contractors are forced to close their businesses with prolonged disruptions to their operations, we may experience a delay or shortage of supplies and/or services by our suppliers and sub-contractors, or termination of our orders and contracts by our customers. In addition, if any of our employees are suspected of having contracted COVID-19, some or all of our employees may be quarantined thus causing a shortage of labor and we will be required to disinfect our workplace and our production and processing facilities. In such event, our operations may be severely disrupted, which may have a material and adverse effect on our business, financial condition, and results of operations.

In addition, we have also faced difficulties in hiring suitable manpower from overseas jurisdictions due to travel restrictions imposed by global governments as a result of the COVID-19 pandemic during fiscal year 2023. This has led to a stagnation in our workforce strength, thereby affecting our potential growth.

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We may be affected by an outbreak of other infectious diseases.

An outbreak of infectious diseases such as severe acute respiratory syndrome and avian influenza or new forms of infectious diseases in the future may potentially affect our operations as well as the operations of our customers and suppliers. In the event that any of the employees in any of our offices or worksites or those of our customers and suppliers are affected by any infectious disease, we or our customers and suppliers may be required to temporarily shut down our or their offices or worksites to prevent the spread of the diseases. This may have an adverse impact on our revenue and financial performance.

We are exposed to risks arising from fluctuations in foreign currency exchange rates.

Our reporting currency is US dollars. Our overseas sales are denominated in US dollars and procurement from some of our overseas customers can denominated in different currencies. We may be exposed to foreign currency exchange gains or losses arising from transactions in currencies other than our reporting currency.

Our efforts to offer products and services in foreign markets may not be successful, or may subject our business to increased risks.

As part of our growth strategy, we intend to offer products and services first in Singapore, where we have little to no operational experience. We may not be successful in operating our business within these or other markets in a cost-effective or timely manner, if at all. Even if our efforts to operate in Singapore are successful, international operations will subject our business to increased risks, including:

●	increased licensing and regulatory requirements;

●	competition from service providers or other entrenched market participants that have greater experience in the local markets than we do;

●	increased costs associated with and difficulty in obtaining, maintaining, processing, transmitting, storing, handling and protecting intellectual property, proprietary rights and sensitive data;

●	changes to the way we do business as compared with our current operations;

●	a lack of acceptance of our products and services;

●	the ability to support and integrate with local third-party service providers;

●	difficulties in staffing and managing foreign operations in an environment of diverse culture, language, laws and customs;

●	difficulties in recruiting and retaining qualified employees and maintaining our company culture;

●	increased travel, infrastructure and legal and compliance costs;

●	compliance obligations under multiple, potentially conflicting and changing, legal and regulatory regimes, including those governing financial institutions, payments, data privacy, data protection, information security, anti-corruption, anti-bribery and anti-money laundering;

●	compliance with complex and potentially conflicting and changing tax regimes;

●	potential tariffs, sanctions, fines or other trade restrictions;

●	exchange rate exposure;

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●	increased exposure to public health issues such as the COVID-19 pandemic, and related industry and governmental actions to address these issues; and

●	regional economic and political instability.

As a result of these risks, our efforts to offer products and services for sale in Singapore may not be successful or may be hampered, which would limit our ability to grow our business.

Our actual or perceived failure to protect information provided by our users and commercial partners, or other confidential information, and to comply with the relevant laws and regulations could adversely affect our business, financial condition and results of operations.

The protection of data is crucial to maintaining user trust and the confidence of our users and commercial partners. As an information services aggregator we will collect and manage significant amounts of personally identifiable information from our users and third parties, such as user demographics, financial profiles, transaction data, search and browsing behavior, preferences for financial products and feedback on user experiences, as well as sensitive data from our commercial partners, and are subject to numerous legal requirements, contractual obligations and industry standards concerning security, data protection, and privacy. Failure to adequately safeguard this information, whether due to data breach, cyberattack, employee negligence or other factors, or to comply with the applicable legal and regulatory requirements, contractual obligations or industry standards could result in negative consequences for our business, including reputational damage, loss of users and commercial partners, regulatory penalties and potential legal liabilities.

To mitigate these risks, we have invested in robust data security systems, implemented effective policies and procedures and undergone relevant accreditation processes and believe that we are compliant with the applicable laws and regulations on data protection and privacy. However, these measures may not be sufficient to prevent or fully address potential data breaches or other security incidents. If we fail, or are perceived to fail, in protecting information provided by our users and commercial partners, or other confidential information, our business, financial condition and results of operations may be adversely affected.

Our ability to attract, train and retain executives and other qualified employees is critical to our business, results of operations and future growth.

We face intense competition for talent across all functional aspects. Several factors contribute to the risks associated with talent acquisition and retention, including, but not limited to:

●	the necessity to offer competitive compensation packages to attract and retain skilled employees in a highly competitive market;

●	the potential loss of key employees to competitors or other industries, which may negatively impact our operations and institutional knowledge;

●	the need to invest in training and development programs to ensure our employees are equipped with the skills and expertise required to excel in their roles and adapt to the rapidly changing industry landscape;

●	the challenge of maintaining a strong company culture that fosters employee engagement, job satisfaction and loyalty;

●	the potential impact of changes in immigration policies and regulations on our ability to hire and retain foreign talent; and

●	the need to establish and maintain strong succession planning for key executive and managerial positions to minimize the risk of disruption in our operations.

Failure to effectively manage these risks and challenges could result in a diminished ability to execute our business strategies, innovate and respond to market demands, which may adversely affect our competitive position, business, financial condition and results of operations.

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We may be harmed by negative publicity.

We operate in highly competitive industries and there are other companies in the market that offer similar products. Customer satisfaction with our products and services is critical to the success of our business as this will also result in potential referrals to new customers from our existing customers. If we fail to meet our customers’ expectations, there may be negative feedback regarding our products and/or services, which may have an adverse impact on our business and reputation. In the event we are unable to maintain a high level of customer satisfaction, or any customer dissatisfaction is inadequately addressed, our business, financial condition, results of operations and prospects may also be adversely affected.

Our reputation may also be adversely affected by negative publicity in reports, publications such as major newspapers and forums, or any other negative publicity or rumors. There is no assurance that our Company will not experience negative publicity in the future or that such negative publicity will not have a material and adverse effect on our reputation or prospects. This may result in our inability to attract new customers or retain existing customers and may in turn adversely affect our business and results of operations.

Improper, illegal or otherwise inappropriate activity by our users, employees, former employees, content and channel partners, commercial partners or other third parties could harm our business and reputation and expose us to liability.

We are exposed to potential risks and liabilities arising from improper, illegal or otherwise inappropriate activity taken by our users, employees, former employees, content and channel partners, commercial partners or other third parties in connection with the use of our platforms or the content and products available on our platforms. In addition, we conduct business in certain countries where there is a heightened risk of fraud and corruption due to local business practices and customs. There can be no assurance that we will be able to identify and address all instances of such improper, illegal or otherwise inappropriate activity in a timely manner, or at all. Such inappropriate activity may give rise to complaints, expose us to liability and harm our business and reputation.

If we continue to grow in the future and fail to manage our growth effectively, our brand, business, financial condition and results of operations could be adversely affected.

Successful growth management requires investment in infrastructure, technology and human resources, as well as the implementation of appropriate financial and operational controls. It also demands the ability to anticipate market trends, adapt our product and service offerings based on the needs of our users and commercial partners, and maintain strong relationships with users and commercial partners. As our operations expand, we will face increased challenges in maintaining the quality and efficiency of our services, managing our resources and adapting to evolving market demands, and greater risks with respect to overextension of resources, loss of strategic focus and dilution of our company culture. Additionally, we may encounter difficulties in integrating acquired businesses, entering new markets, and navigating diverse regulatory environments. If we are unable to manage our growth effectively, we could experience reduced user satisfaction and loss of market share, and our brand, business, financial condition and results of operations could be materially and adversely impacted.

We may need to raise additional capital to grow our business or satisfy our liquidity requirements and may not be able to raise additional capital on terms acceptable to us, or at all.

As part of our growth strategies, we expect to continue to require additional capital in the future to cover our costs and expenses. However, we may be unable to obtain additional capital in a timely manner or on commercially acceptable terms, or at all.

Our ability to obtain additional financing in the future is subject to a number of uncertainties, including those relating to:

●	our market position and competitiveness, especially in Singapore and Hong Kong;

●	our future profitability, overall financial condition, operating results and cash flows;

●	the general market conditions for financing activities; and

●	the macroeconomic and other conditions in Singapore and Hong Kong and elsewhere.

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To the extent that we raise additional financing by issuance of additional equity or equity-linked securities, our shareholders would experience dilution, and the equity securities issued could also provide for rights, preferences or privileges senior to those of holders of our Class A Ordinary Shares. In the event that financing is not available or is not available on terms commercially acceptable to us, our business, operating results and growth prospects may be adversely affected.

Our use of open-source software could adversely affect our ability to offer our platforms and services and subject us to costly litigation and other disputes.

We utilize open-source software in various aspects of our platforms and services. While we strive to comply with relevant open-source licensing requirements and copyleft restrictions, there is no guarantee that we will always be successful in doing so. The use of open-source software may inadvertently expose us to risks that could adversely impact our ability to operate our platforms and subject us to costly litigation and other disputes.

In the event of noncompliance with open-source licensing terms or copyleft restrictions, we may be required to release the source code of our proprietary software, reengineer our platforms and services, or discontinue the use of certain software components, any of which could result in significant costs and disruptions to our business. Additionally, defending against potential legal claims or disputes relating to open-source software may consume valuable resources and divert the attention of our management and technical personnel. These factors could adversely affect our business, financial condition and results of operations.

We have entered enter into collaborations with third parties to develop or commercialize our product candidates, our prospects with respect to those product candidates will depend significantly on the success of those collaborations.

The risks of our present and future collaboration with third parties to develop and/or commercialize our product candidates include without limitation:

●	collaborators have significant discretion in determining the efforts and resources that they will apply to these collaborations;
●	collaborators could independently develop, or develop with third parties, products that compete directly or indirectly with our products or product candidates;
●	our agreements with collaborators include agreements that may not provide us with sole ownership of all intellectual property rights resulting from the collaborations and do not address all issues that may arise from joint ownership;
●	current and future collaboration agreements may not provide us with sufficient ownership or control of all intellectual property rights;
●	collaborators may not properly enforce, maintain or defend our intellectual property rights or may use our proprietary information in a way that gives rise to actual or threatened litigation that could jeopardize or invalidate our intellectual property or proprietary information or expose us to potential litigation, or other intellectual property proceedings;
●	disputes may arise between a collaborator and us that cause the delay or termination of the research, development or commercialization of the product candidates, or that result in costly litigation or arbitration that diverts management attention and resources;
●	if a present or future collaborator of ours were to be involved in a business combination, the continued pursuit and emphasis on our product development or commercialization program under such collaboration could be delayed, diminished, or terminated;
●	collaboration agreements may restrict our right to pursue new product candidates; and
●	we may become involved in disputes over the terms of our collaboration agreements and intellectual property rights generated from our collaborations.

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In the event of disagreements and/or conflicts between our collaborators and us, our collaborators may act in a hostile and/or vexatious manner which could hinder the implementation of our strategies. Future collaborators may develop, either alone or with others, products in related fields that are competitive with our products or potential products that are the subject of these collaborations. Competing products, either developed by the collaborators or to which the collaborators have rights, may result in the withdrawal of support for our product candidates. Non-competition clauses in our agreements with our collaborators may prevent us from entering into collaborations with their competitors and/or being able to obtain timely regulatory approvals. Our collaborators may also terminate their agreements with us prematurely and/or fail to devote sufficient resources to the development and commercialization of products. Any of these events could hinder and severely undermine our product development efforts.

As a result, if we enter into collaboration agreements and strategic partnerships or out-license our intellectual property, products or businesses, we may not be able to realize the benefit of such transactions if we are unable to successfully integrate them with our existing operations, which could delay our timelines or otherwise adversely affect our business. We also cannot be certain that, following a strategic transaction or license, we will be able to achieve a level of revenue or specific net income that justifies such transaction.

We may make decisions based on the best interests of our users in order to build long-term trust, which may result in us forgoing short-term gains.

As an information services aggregator, our priority is to build long-term trust with our users by offering valuable guidance and prioritizing their best interests. We believe that providing valuable and carefully considered guidance, rather than aggressively pushing users to transact, is crucial to maintaining user trust and loyalty. This approach may require us to forgo short-term gains in favor of nurturing sustainable relationships and creating effective user experiences. However, this approach may result in slower revenue growth or reduced profitability in the short term. Additionally, our commitment to prioritizing user interests and trust could lead to situations in which we choose not to offer certain financial products or services on our platforms, even if they offer higher revenue potential. This decision may result in lost revenue opportunities or strained relationships with commercial partners, who may have different priorities or expectations. Furthermore, developing and maintaining a user-centric platform that offers personalized and relevant content takes considerable time, effort and resources. We must continuously invest in technology, user experience design and data analytics to ensure that we can meet the evolving needs of our users. This investment may divert resources from other revenue-generating activities and increase our operational costs, which could adversely affect our financial performance.

We track certain operational metrics, which are subject to inherent challenges in measurement. Real or perceived inaccuracies or limitations in such metrics may harm our reputation and adversely affect our business, financial condition and results of operations.

We track certain operational metrics which may differ from estimates or similar metrics published by third parties due to differences in sources, methodologies or the assumptions on which we rely. Our internal systems and the tools we use to track these metrics are subject to a number of limitations. If these internal systems or tools undercount or overcount or contain algorithmic or other technical errors, the data we report may not be accurate. Changes in the algorithms of the tools we use to track these metrics, such as Google Analytics, could also lead to inaccuracies and cause our operating results from different periods to be less comparable. Additionally, there are inherent challenges in measuring how our platforms are used. Certain individuals may have more than one device and therefore may be counted more than once.

Limitations or errors with respect to how we measure data or with respect to the data that we measure may affect our understanding of certain details of our business, which could affect our long-term strategies. If our operational metrics are not accurate representations of our business, if investors do not perceive these metrics to be accurate, or if we discover material inaccuracies with respect to these figures, our reputation may be significantly harmed, our stock price could decline, we may be subject to shareholder litigation, and our business, financial condition and results of operations could be adversely affected.

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There are various risks associated with the facilitation of payments from users, including risks related to fraud and reliance on third parties.

As an information services aggregator, we are exposed to various risks associated with the facilitation of payments from users, such as risks of fraud and reliance on third parties, which could have a material adverse effect on our business, financial condition and results of operations. The risk of fraud is inherent in the facilitation of payments, and we may be subject to fraudulent activities, such as unauthorized transactions, identity theft and data breaches. Despite our efforts to implement robust security measures, there can be no guarantee that we will be able to prevent all instances of fraud. Any occurrence of fraud could result in reputational damage, financial losses and increased regulatory scrutiny. Additionally, we rely on third-party payment processors, banks and other financial institutions to process payments and facilitate transactions between users and providers of financial products or services. Our reliance on these third parties exposes us to the risk of disruptions or failures in their systems and services, as well as potential breaches of their security measures. Such events could lead to delays or errors in processing payments, reputational damage, and loss of users and commercial partners.

We will be a “controlled company” within the meaning of the Nasdaq Stock Market Rules and The Nasdaq Capital Market rules if, after this offering, our insiders continue to beneficially own more than 50% of our outstanding ordinary shares.

Before the completion of this offering, Mr. Yibin Xu, our Chief Executive Officer, beneficially owns 5,200,000 Class A Ordinary Shares and 2,000,000 Class B Ordinary Shares, which represent approximately 41.9 % of the issued and outstanding Class A Ordinary Shares and all of our issued and outstanding Class B Ordinary Shares, respectively, and collectively represent approximately 77.8% of the voting power of our outstanding ordinary shares. Upon the completion of the offering, Mr. Yibin Xu will have the sole voting and dispositive power of 69.2% of our total voting power, assuming that the Representatives do not exercise their over-allotment option. As a result, the Company is a “controlled company” under applicable Nasdaq listing standards, and we expect to continue to be a controlled company after the offering. Although we currently do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. In the event that we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors, and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Our status as a controlled company could cause our Class A Ordinary Shares to look less attractive to certain investors or otherwise harm our trading price. As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

In addition, even if we cease to be a controlled company, we may still rely on exemptions available to foreign private issuers, including being able to adopt home country practices in relation to corporate governance matters.

Risks Related to Our Securities and This Offering

The dual class structure of our ordinary shares will have the effect of concentrating voting control with Yibin Xu, our Chief Executive Officer, who will hold in the aggregate approximately 69.2% of the voting power of our issued shares following the completion of this offering, preventing you and other shareholders from influencing significant decisions, including the election of directors, amendments to our organizational documents and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transaction requiring shareholder approval.

As of the date of this prospectus, we are authorized to issue an unlimited number of shares of $0.00005 par value each divided into five classes of shares as follows: (i) Class A Ordinary Shares of $0.00005 par value each; (ii) Class B ordinary shares of $0.00005 par value each; (iii) Class A preferred shares of $0.00005 par value each; (iv) Class B preferred shares of $0.00005 par value each; and (v) Class C preferred shares of $0.00005 par value each. Holders of our Class A Ordinary Shares will have the same rights as holders of the Class B ordinary shares, save and except for voting and conversion rights. As of the date of this prospectus, there are currently 12,400,000 Class A Ordinary Shares and 2,000,000 Class B Ordinary Shares issued and outstanding. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all matters submitted to a vote by the shareholders. Each Class A Ordinary Share has one (1) vote, and each Class B Ordinary Share has ten (10) votes. Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

The current Class B Ordinary Shares outstanding are beneficially owned by our Chief Executive Officer, Mr. Yibin Xu, representing approximately 77.8% of the aggregate voting power of our currently outstanding Ordinary Shares as of the date hereof. Upon the completion of this offering, Mr. Xu will hold approximately 69.2% of the aggregate voting power. Because of the 10-to-1 voting ratio between our Class B and Class A ordinary shares, Mr. Xu will continue to control a majority of the combined voting power of our Ordinary Shares and therefore be able to control all matters submitted to our shareholders for approval so long as the Class B ordinary shares represent at least 51% of the voting power of all outstanding ordinary shares. This concentrated control will limit the ability of holders of Class A Ordinary Shares to influence corporate matters for the foreseeable future. Furthermore, should the Company decide to issue additional Class B Ordinary Shares in the future, the 10-to-1 voting ratio between the two classes of our ordinary shares will result in further dilutive effect on the holders of Class A Ordinary Shares.

As a result, for so long as Mr. Xu owns a controlling or significant voting interest in our ordinary shares, it generally will be able to control or significantly influence, directly or indirectly and subject to applicable law, all matters affecting us, including:

●	the election of directors;

●	determinations with respect to our business direction and policies, including the appointment and removal of officers;

●	determinations with respect to corporate transactions, such as mergers, business combinations, change in control transactions or the acquisition or the disposition of assets;

●	our financing and dividend policy;

●	determinations with respect to our tax returns; and

●	compensation and benefits programs and other human resources policy decisions.

Even if Mr. Xu were to dispose of certain of his shares of our Class B ordinary shares such that he would control less than a majority of the voting power of our outstanding ordinary shares, he may be able to influence the outcome of corporate actions so long as he retains Class B ordinary shares. During the period of Mr. Xu’s controlling or significant ownership of our ordinary shares, investors in this offering may not be able to affect the outcome of such corporate actions.

Mr. Xu may have interests that differ from yours and may vote in a way with which you disagree, and which may be adverse to your interests. Corporate action might be taken even if other shareholders, including those who purchase shares in this offering, oppose them. This concentration of ownership may have the effect of delaying, preventing or deterring a change of control or other liquidity event of our Company, could deprive our shareholders of an opportunity to receive a premium for their shares of Class A Ordinary Shares as part of a sale or other liquidity event and might ultimately affect the market price of our Class A Ordinary Shares.

Furthermore, we cannot predict whether our dual-class structure will result in a lower or more volatile market price of our Class A Ordinary Shares or in adverse publicity or other adverse consequences. For example, certain index providers have announced restrictions on including companies with multiple-class share structures in certain of their indexes. In July 2017, FTSE Russell and S&P Dow Jones announced that they would cease to allow most newly public companies utilizing dual-class capital structures to be included in their indices. Affected indices include the Russell 2000 and the S&P 500, S&P MidCap 400 and S&P SmallCap 600, which together make up the S&P Composite 1500. Beginning in 2017, MSCI, a leading stock index provider, opened public consultations on their treatment of dual-class structures and temporarily barred new dual-class listings from certain of its indices; however, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. Under the announced policies, our dual-class capital structure makes us ineligible for inclusion in certain indices, and as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices are not expected to invest in our stock. These policies are still fairly new, and it is as of yet unclear what effect, if any, they will have on the valuations of publicly traded companies excluded from the indices, but it is possible that they may depress these valuations compared to those of other similar companies that are included. Because of our multi-class structure, we will likely be excluded from certain of these indexes and we cannot assure you that other stock indexes will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indexes, exclusion from stock indexes would likely preclude investment by many of these funds and could make our Class A Ordinary Shares less attractive to other investors. As a result, the market price of our Class A Ordinary Shares could be adversely affected.

An active trading market for our Class A Ordinary Shares may not be established or, if established, may not continue and the trading price for our Class A Ordinary Shares may fluctuate significantly.

We cannot assure you that a liquid public market for our Class A Ordinary Shares will be established. If an active public market for our Class A Ordinary Shares does not occur following the completion of this offering, the market price and liquidity of our shares may be materially and adversely affected. The public offering price for our Class A Ordinary Shares in this offering will be determined by negotiation between us and the representative based upon several factors, and we can provide no assurance that the trading price of our Class A Ordinary Shares after this offering will not decline below the public offering price. As a result, investors in our Class A Ordinary Shares may experience a significant decrease in the value of their shares.

We may not maintain the listing of our Class A Ordinary Shares on the Nasdaq Capital Market which could limit investors’ ability to make transactions in our Class A Ordinary Shares and subject us to additional trading restrictions.

We intend to list our Class A Ordinary Shares on the Nasdaq Capital Market concurrently with this offering. In order to continue listing our shares on Nasdaq, we must maintain certain financial and share price levels and we may be unable to meet these requirements in the future. We cannot assure you that our shares will continue to be listed on Nasdaq in the future.

If Nasdaq delists our Class A Ordinary Shares and we are unable to list our shares on another national securities exchange, we expect our shares could be quoted on an over-the-counter market in the United States. If this were to occur, we could face significant material adverse consequences, including:

(a)	a limited availability of market quotations for our Class A Ordinary Shares;

(b)	reduced liquidity for our Class A Ordinary Shares;

(c)	a determination that our Class A Ordinary Shares are “penny stock,” which will require brokers trading in our shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Shares;

(d)	a limited amount of news and analyst coverage; and

(e)	a decreased ability to issue additional securities or obtain additional financing in the future.

As long as our Class A Ordinary Shares are listed on Nasdaq, U.S. federal law prevents or pre-empts individual states from regulating their sale. However, the law does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar their sale. Further, if we were no longer listed on Nasdaq, we would be subject to regulations in each state in which we offer our shares.

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The trading price of our Class A Ordinary Shares may be volatile, which could result in substantial losses to investors.

The trading price of our Class A Ordinary Shares may be volatile and could fluctuate widely due to factors beyond our control. This may happen because of the broad market and industry factors, like the performance and fluctuation of the market prices of other companies with business operations located mainly in Singapore that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for our shares may be highly volatile for factors specific to our own operations, including the following:

●	fluctuations in our revenues, earnings and cash flow;

●	changes in financial estimates by securities analysts;

●	additions or departures of key personnel;

●	regulatory developments affecting us or our industry;

●	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and

●	potential litigation or regulatory investigations.

Any of these factors may result in significant and sudden changes in the volume and price at which our shares will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

Because the Company is offering to sell Class A Ordinary Shares at an expected public offering price to be between $4.00 and $5.00 per Class A Ordinary Share and the Selling Shareholders are offering to sell Class A Ordinary Shares following the completion of the primary underwritten offering at the then-prevailing market price, purchasers of shares from the Selling Shareholders could pay more or less per share than investors in the firm commitment underwritten offering, resulting in potential depreciation in the value of the shares purchased by investors in the primary underwritten offering, and/or significant volatility in the trading price of our Class A Ordinary Shares.

The per share public offering price of the Class A Ordinary Shares to be sold by the Company is expected to be between $4.00 and $5.00 per Class A Ordinary Share. The per share public price of the Class A Ordinary Shares to be sold by the Selling Shareholders following the completion of the primary underwritten offering will be at the then-prevailing market price. As a result, purchasers of shares from the Selling Shareholders could pay more or less per share than investors in the firm commitment underwritten offering who will have purchased Class A Ordinary Shares at a fixed price. Accordingly, the interests of our controlling stockholders may differ from those of other stockholders, the other stockholders may not have the same protections afforded to stockholders of other public companies. The 2,000,000 Class A Ordinary Shares being offered in the resale offering could depress the market price of the Company’s Class A Ordinary Shares. In addition, rapid market sales or sales in significant volumes of the 2,000,000 Class A Ordinary Shares by the Selling Shareholders may significantly dilute the value of our ordinary shares held by investors in our underwritten primary offering, resulting in depreciation of the value of shares purchased by investors in the primary offering and/or significant volatility in the price of our Class A Ordinary Shares.

Certain recent initial public offerings of companies with public floats comparable to the anticipated public float of our Company have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with recent initial public offerings, especially among those with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our Class A Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

In addition, if the trading volumes of our Class A Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Class A Ordinary Shares. This low volume of trades could also cause the price of our Class A Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Class A Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Class A Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Class A Ordinary Shares. A decline in the market price of our Class A Ordinary Shares also could adversely affect our ability to issue additional shares of Class A Ordinary Shares or other of our securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Class A Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Class A Ordinary Shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

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If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Class A Ordinary Shares, the market price for our Class A Ordinary Shares and trading volume could decline.

The trading market for our shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts downgrade our shares, the market price for our shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our shares to decline.

Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Class A Ordinary Shares for a return on your investment.

We currently intend to retain all of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our shares as a source for any future dividend income. Our board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of British Virgin Islands and Singapore law. Even if our board of directors decides to declare and pay dividends (by way of a simple majority decision of our Directors), the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Class A Ordinary Shares will likely depend entirely upon any future price appreciation of our Class A Ordinary Shares. There is no guarantee that our Class A Ordinary Shares will appreciate in value after this offering or even maintain the price at which you purchased our shares. You may not realize a return on your investment in our shares and you may even lose your entire investment.

Short selling may drive down the market price of our Class A Ordinary Shares.

Short selling is the practice of selling shares that the seller does not own but rather has borrowed from a third party with the intention of buying identical shares back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the shares between the sale of the borrowed shares and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the shares to decline, many short sellers publish, or arrange for the publication of, negative opinions and allegations regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling the shares short. These short attacks have, in the past, led to selling of shares in the market. If we were to become the subject of any unfavorable publicity, whether such allegations are proven to be true or untrue, we could have to expend a significant number of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality.

Because our public offering price per share is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution.

If you purchase Class A Ordinary Shares in this offering, you will pay substantially more than our net tangible book value per share. As a result, you will experience immediate and substantial dilution of $3.64 per Class A Ordinary Share, representing the difference between our as adjusted net tangible book value per Class A Ordinary Share of $0.86 as of December 31, 2024, after giving effect to the net proceeds to us from this offering, assuming no change to the number of shares offered by us as set forth on the cover page of this prospectus and an assumed public offering price of $4.50 per Class A Ordinary Share (being the mid-point of the initial public offering price range). See “Dilution” for a more complete description of how the value of your investment in our shares will be diluted upon the completion of this offering.

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The initial public offering price for our Class A Ordinary Shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile.

The initial public offering price for our Class A Ordinary Shares will be determined by negotiations between us and the representative, and does not bear any relationship to our earnings, book value or any other indicia of value. We cannot assure you that the market price of our Class A Ordinary Shares will not decline significantly below the initial public offering price. The financial markets in the United States and other countries have experienced significant price and volume fluctuations in the last few years. Volatility in the price of our Class A Ordinary Shares may be caused by factors outside of our control and may be unrelated or disproportionate to changes in our results of operations.

Substantial future sales or perceived potential sales of Class A Ordinary Shares in the public market could cause the price of the Class A Ordinary Shares to decline.

Sales of Class A Ordinary Shares in the public market after this offering, or the perception that these sales could occur, could cause the market price of the Class A Ordinary Shares to decline. Immediately after the completion of this offering, we will have 16,400,000 Class A Ordinary Shares issued and outstanding, assuming the underwriters do not exercise their over-allotment option. All Ordinary Shares sold in this offering will be freely transferable without restriction or additional registration under the Securities Act of 1933, as amended, or the Securities Act. All of our executive officers and directors and certain shareholders holding more than five percent (5%) of our securities have agreed not to sell our Class A Ordinary Shares for a period of six months starting from the pricing date of this offering. Class A Ordinary Shares subject to these lock-up agreements will become eligible for sale in the public market upon expiration of these lock-up agreements, subject to volume and other restrictions as applicable under Rules 144 and 701 under the Securities Act. To the extent shares are released before the expiration of the lock-up period and sold into the market, the market price of the Class A Ordinary Shares could decline. Moreover, the perceived risk of this potential dilution could cause shareholders to attempt to sell their shares and investors to short our Class A Ordinary Shares. These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. In addition, rapid market sales or sales in significant volumes of up to 2,000,000 Class A Ordinary Shares offered by the Selling Shareholders may significantly depress the market value of the Class A Ordinary Shares held by investors in our underwritten primary offering.

You must rely on the judgment of our management as to the uses of the net proceeds from this offering, and such uses may not produce income or increase our share price.

We intend to use the net proceeds of this offering as set out in “Use of Proceeds.” However, our management will have considerable discretion in the application of the net proceeds received by us in this offering. You will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our efforts to achieve or maintain profitability or increase our share price. The net proceeds from this offering may be placed in investments that do not produce income or that lose value.

If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences.

We are a non-U.S. corporation and, as such, we will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either:

●	At least 75% of our gross income for the year is passive income; or
●	The average percentage of our assets (determined at the end of each quarter) during the taxable year that produce passive income or that are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents, royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our securities, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

While we do not expect to become a PFIC, because the value of our assets for purposes of the asset test may be determined by reference to the market price of our Class A Ordinary Shares, fluctuations in the market price of our Class A Ordinary Shares may cause us to become a PFIC for the current or subsequent taxable years. The determination of whether we will be or become a PFIC will also depend, in part, on the composition of our income and assets. If we determine not to deploy significant amounts of cash for active purposes, our risk of being a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

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The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period, although we have adopted certain new and revised accounting standards based on transition guidance permitted under such standards earlier. As a result of this election, our future financial statements may not be comparable to other public companies that comply with the public company effective dates for these new or revised accounting standards.

We are a foreign private issuer within the meaning of the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;
●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;
●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and
●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our financial results on a semi-annual basis through press releases distributed pursuant to the rules and regulations of the Nasdaq Capital Market. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you if you were investing in a U.S. domestic issuer.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us.

As discussed above, we are a foreign private issuer under the Exchange Act, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last Business Day of an issuer’s most recently completed second fiscal quarter, and, accordingly, the next determination will be made with respect to us on December 31, 2024. In the future, we would lose our foreign private issuer status if (1) more than 50% of our outstanding voting securities are owned by U.S. residents and (2) a majority of our Directors or executive officers are U.S. citizens or residents, or we fail to meet additional requirements necessary to avoid the loss of foreign private issuer status. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to comply with U.S. federal proxy requirements, and our officers, Directors and 10% shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of Nasdaq. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting, and other expenses that we will not incur as a foreign private issuer.

We will incur significantly increased costs and devote substantial management time as a result of the listing of our Class A Ordinary Shares on the Nasdaq Capital Market.

If our application to list our Class A Ordinary Shares on the Nasdaq Capital Market is approved and this offering is completed, we will incur additional legal, accounting, and other expenses as a public reporting company, particularly after we cease to qualify as an emerging growth company. For example, we will be required to comply with the additional requirements of the rules and regulations of the SEC and Nasdaq rules, including applicable corporate governance practices. We expect that compliance with these requirements will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, we expect that our management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. We cannot predict or estimate the number of additional costs we may incur as a result of becoming a public company or the timing of such costs.

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In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs, and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidelines are provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may also initiate legal proceedings against us, and our business may be adversely affected.

As the rights of shareholders under BVI law differ from those under U.S. law, you may have fewer protections as a shareholder.

Our corporate affairs are governed by our Amended and Restated Memorandum and Articles, the BVI Act and the common law of the BVI. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under BVI law are governed by the BVI Act and the common law of the BVI. The common law of the BVI is derived in part from comparatively limited judicial precedent in the BVI as well as from the common law of England and the wider Commonwealth, which has persuasive, but not binding, authority on a court in the BVI. The rights of our shareholders and the fiduciary responsibilities of our directors under BVI law may not be as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the BVI has a less developed body of securities laws as compared to the United States, and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law.

Shareholders of BVI companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. Shareholders of a BVI company could, however, bring a derivative action in the BVI courts, and there is a clear statutory right to commence such derivative claims under Section 184C of the BVI Act. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a BVI company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred. The BVI courts are also unlikely to recognize or enforce against us judgments of courts in the United States based on certain liability provisions of U.S. securities law; and to impose liabilities against us, in original actions brought in the BVI, based on certain liability provisions of U.S. securities laws that are penal in nature. There is no statutory recognition in the BVI of judgments obtained in the United States, although the courts of the BVI will generally recognize and enforce the non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. The BVI Act offers some limited protection of minority shareholders. The principal protection under statutory law is that shareholders may apply to the BVI court for an order directing the company or its director(s) to comply with, or restraining the company or a director from, engaging in conduct that contravenes, the BVI Act. Under the BVI Act, the minority shareholders have a statutory right to bring a derivative action in the name of, and on behalf of, the company in circumstances where a company has a cause of action against its directors. This remedy is available at the discretion of the BVI court. A shareholder may also bring an action against the company for breach of duty owed to him as a shareholder. A shareholder who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the BVI court for an order to remedy the situation.

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There are common law rights for the protection of shareholders that may be invoked, largely dependent on English common law. Under the general rule pursuant to English common law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to BVI law and the constituent documents of the company. As such, if those who control the company have persistently disregarded the requirements of company law, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following: (1) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (2) acts that constitute fraud on the minority where the wrongdoers control the company; (3) acts that infringe or are about to infringe on the personal rights of the shareholders, such as the right to vote; and (4) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders. This means that even if shareholders were to sue us successfully, they may not be able to recover anything to make up for the losses suffered.

Under the laws of the BVI, the rights of minority shareholders are protected by provisions of the BVI Act dealing with shareholder remedies and other remedies available under common law (in tort or contractual remedies). The principal protection under statutory law is that shareholders may bring an action to enforce the constitutional documents of the company (i.e. the memorandum and articles of association) as shareholders are entitled to have the affairs of the company conducted in accordance with the BVI Act and the memorandum and articles of association of the company. A shareholder may also bring an action under statute if he feels that the affairs of the company have been or will be carried out in a manner that is unfairly prejudicial or discriminating or oppressive to him. The BVI Act also provides for certain other protections for minority shareholders, including in respect of investigation of the company and inspection of the company books and records. There are also common law rights for the protection of shareholders that may be invoked, largely dependent on English common law, since the common law of the BVI for business companies is limited.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of our board of directors, or our Controlling Shareholder than they would as public shareholders of a company incorporated in the United States.

The laws of BVI provide limited protections for minority shareholders, so minority shareholders will not have the same options as to recourse in comparison to the U.S. if the shareholders are dissatisfied with the conduct of our affairs.

Under the laws of the BVI, the rights of minority shareholders are protected by provisions of the BVI Act dealing with shareholder remedies and other remedies available under common law (in tort or contractual remedies). The principal protection under statutory law is that shareholders may bring an action to enforce the constitutional documents of the company (i.e. the memorandum and articles of association) as shareholders are entitled to have the affairs of the company conducted in accordance with the BVI Act and the memorandum and articles of association of the company. A shareholder may also bring an action under statute if he feels that the affairs of the company have been or will be carried out in a manner that is unfairly prejudicial or discriminating or oppressive to him. The BVI Act also provides for certain other protections for minority shareholders, including in respect of investigation of the company and inspection of the company books and records. There are also common law rights for the protection of shareholders that may be invoked, largely dependent on English common law, since the common law of the BVI for business companies is limited.

Investors may have difficulty in effecting service of legal process, enforcing judgments against us, our directors and management. Investors may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in BVI against us or our management named in the prospectus based on BVI laws.

We are incorporated under the laws of the BVI. We conduct our operations outside the United States and substantially all of our assets are located outside the United States. In addition, some of our directors and executive officers are not residents of the United States and their assets are substantially located outside the United States. As a result, it may be difficult or impossible to effect service of process within the U.S. upon these persons, or to recover against us or them on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws. Even if you are successful in bringing an action of this kind, the laws of the BVI could render you unable to enforce a judgment against our assets or the assets of our directors and officers.

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There is uncertainty as to whether the courts of the BVI would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the U.S. or any state in the U.S. or (ii) entertain original actions brought in the BVI against us or our directors or officers predicated upon the securities laws of the U.S. or any state in the U.S.. The U.S. and the BVI do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the U.S. in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the U.S. based on civil liability, whether or not predicated solely upon the U.S. federal securities laws would not be enforceable in the BVI. A final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the court of the BVI under the common law doctrine of obligation.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the British Virgin Islands as a BVI business company with limited liability. We are incorporated in the BVI because there are certain benefits associated with being a British Virgin Islands business company, such as political and economic stability, an effective judicial system, with a dedicated commercial court, tax neutral treatment, with no tax levied against companies incorporated in the BVI by the local tax authorities, the absence of foreign exchange control of currency exchange control or currency restriction and the availability of professional and support services. The British Virgin Islands, however, has a less developed body of securities laws as compared to the United States and provides significantly less protection for investors than the United States and BVI companies do not have standing to sue before the federal courts of the United States.

Our Amended and Restated Memorandum and Articles do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Substantially all of our assets are located in Singapore. In addition, some of our directors and officers are not nationals or residents of the United States and their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed The Crone Law Group P.C. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Ogier, our counsel with respect to the laws of the British Virgin Islands, and Bird & Bird ATMD LLP, our counsel with respect to Singapore law, have advised us that there is uncertainty as to whether the courts of the British Virgin Islands or Singapore would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the British Virgin Islands or Singapore against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been advised by Ogier, our counsel as to the laws of the BVI that the BVI does not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be enforceable in the BVI. We have also been advised that a final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the court of the BVI under the common law doctrine of obligation.

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Ogier has further advised us that there is currently no statutory enforcement or treaty between the United States and the British Virgin Islands providing for enforcement of judgments. A judgment obtained in the United States, however, may be recognized and enforced in the courts of the British Virgin Islands at common law, without any re-examination on the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Commercial Division of the Eastern Caribbean Supreme Court in the British Virgin Islands, provided such judgment: (i) is given by a foreign court of competent jurisdiction; (ii) is final; (iii) is not in respect of taxes, a fine or a penalty; and (iv) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or public policy of the British Virgin Islands. Furthermore, it is uncertain that British Virgin Islands courts would enforce: (1) judgments of U.S. courts obtained in actions against us or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws; or (2) original actions brought against us or other persons predicated upon the Securities Act. Ogier has informed us that there is uncertainty with regard to British Virgin Islands law relating to whether a judgment obtained from the U.S. courts under civil liability provisions of the securities laws will be determined by the courts of the British Virgin Islands as penal or punitive in nature.

Bird & Bird ATMD LLP has advised us that there is uncertainty as to whether judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States will be recognized or enforced by the Singapore courts, and there is doubt as to whether the Singapore courts will enter judgments in original actions brought in the Singapore courts based solely on the civil liability provisions of these securities laws. In general an in personam foreign judgment that is final and conclusive (that is, in general, a judgment that makes a final determination of rights between the parties and cannot be re-opened or altered by the court that delivered it, or be overridden by another body not being an appellate or supervisory body, although it may be subject to an appeal), given by a competent court of law, for a fixed or ascertainable sum of money is payable may generally be enforced as a debt in the Singapore courts under the common law as long as it is established that the Singapore courts have jurisdiction over the judgment debtor. However, the Singapore courts are unlikely to enforce a foreign judgment if (a) the foreign judgment is inconsistent with a prior local judgment from Singapore or recognized in Singapore; (b) the enforcement of the foreign judgment would contravene the public policy of Singapore; (c) the proceedings in which the foreign judgment was obtained were contrary to principles of natural justice; (d) the foreign judgment was obtained by fraud; or (e) the enforcement of the foreign judgment amounts to the direct or indirect enforcement of a foreign penal, revenue or other public law.

In particular, the Singapore Courts may potentially not allow the enforcement of any foreign judgment for a sum payable in respect of taxes, fines, penalties or other similar charges, including the judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States. In respect of civil liability provisions of the United States federal and state securities law which permit punitive damages against us and our directors or executive officers, we are unaware of any decision by the Singapore courts which has considered the specific issue of whether a judgment of a United States court based on such civil liability provisions of the securities laws of the United States or any state or territory of the United States is enforceable in Singapore.

USE OF PROCEEDS

We expect to receive approximately $15.56 million of net proceeds from this offering after deducting underwriting discounts and commissions and estimated offering expenses of approximately $2.24 million payable by us, assuming no exercise of the underwriters’ over-allotment option and an initial public offering price of $4.50 per Class A Ordinary Share (being the mid-point of the initial public offering price range).

We currently intend to use proceeds from this offering in the following ways:

	Amount	Percent
GROSS OFFERING	$18,000,000	100.00%
Underwriting Commission	$1,260,000	7.00%
Non-accountable Expense Allowance	$180,000	1.00%
Estimated Offering expenses	$1,000,000	6.00%
Net Proceeds	$15,560,000	86.00%
USE OF NET PROCEEDS
Advertising and expansion spending	$4,202,000	27.00%
Expansion of research and customer management teams	$4,668,000	30.00%
General working capital and corporate purposes	$6,690,000	43.00%
TOTAL APPLICATION OF NET PROCEEDS	$15,560,000	100.00%

The amounts and timing of any expenditures will vary depending on the amount of cash generated by our operations, and the rate of growth, if any, of our business, and our plans and business conditions. The foregoing represents our intentions as of the date of this prospectus based upon our current plans and business conditions to use and allocate the net proceeds of this offering. However, our management will have significant flexibility and discretion in applying the net proceeds of this offering. Unforeseen events or changed business conditions may result in application of the proceeds of this offering in a manner other than as described in this prospectus.

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CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2024:

●	on an actual basis; and

●	on a pro forma as adjusted basis to reflect (i) the above; (ii) the issuance and sale of 4,000,000 Class A Ordinary Shares in this offering (assuming no exercise of the underwriters’ over-allotment option) at an initial public offering price of $4.50 per Class A Ordinary Share (being the mid-point of the initial public offering price range), after deducting underwriting discounts and estimated offering expenses payable by us; and (iii) on February 5, 2025, the Company completed the subdivision of its issued Class A Ordinary Shares and Class B Ordinary Shares of a nominal or par value of $0.0001 each in the capital of the Company into 2 ordinary shares of a nominal or par value of $0.00005 each.

The pro forma as adjusted information below is illustrative only, and our capitalization following the completion of this offering is subject to adjustment based on the actual net proceeds to us from the offering. You should read this table in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

Shareholders’ Equity	Actual	As adjusted(1)(2)(3)
	$	$
Class A Ordinary Shares, $0.0001 par value, 6,200,000 Class A Ordinary Shares issued and outstanding on an actual basis, and $0.00005 par value, unlimited number of Class A Ordinary Shares authorized, 16,400,000 outstanding on an as adjusted basis as of December 31, 2024	620	820
Class B Ordinary Shares, $0.0001 par value, 1,000,000 Class B Ordinary Shares issued and outstanding on an actual basis, and $0.00005 par value, unlimited number of Class B Ordinary Shares authorized, 2,000,000 Class B Ordinary Shares outstanding on an as adjusted basis as of December 31, 2024	100	100
Additional paid-in capital	669,681	16,229,481
Accumulated deficit	(479,468)	(479,468)
Total Shareholders’ Equity	190,933	15,750,933
Total Capitalization	190,933	15,750,933

(1)	Reflects the sale of Class A Ordinary Shares in this offering (excluding any Class A Ordinary Share that may be sold as a result of the underwriters exercising the over-allotment option) at an assumed initial public offering price of $4.50 per share (being the mid-point of the initial public offering price range), and after deducting the estimated underwriting discounts and estimated offering expenses payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing. Additional paid-in capital reflects the net proceeds we expect to receive, after deducting the underwriting discounts, estimated offering expenses payable by us and advisory fees. We estimate that such net proceeds will be approximately $15.56 million.
(2)	On February 5, 2025, the Company completed the subdivision of each share of the Company into 2 shares of a par value of $0.00005 each. Before the subdivision of shares, the Company’s number of ordinary shares issued and outstanding was 6,200,000 Class A Ordinary Shares and 1,000,000 Class B Ordinary Shares of a par value of $0.0001 each. After the subdivision, the Company’s number of ordinary shares issued and outstanding was 12,400,000 Class A Ordinary Shares of a par value of $0.00005 each and 2,000,000 Class B Ordinary Shares of a par value of $0.00005 each.
(3)	Assuming the underwriters do not exercise their over-allotment option.

The above does not include (i) a 1% non-accountable expense allowance or (ii) amounts representing reimbursement of certain out-of-pocket expenses, each as described below.

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DILUTION

Investors purchasing our Class A Ordinary Shares in this offering will experience immediate and substantial dilution in the pro forma as adjusted net tangible book value of their Class A Ordinary Shares. Dilution in pro forma as adjusted net tangible book value represents the difference between the initial public offering price of our Class A Ordinary Shares and the pro forma as adjusted net tangible book value per share of our Class A Ordinary Shares immediately after the offering.

Holders of Class A Ordinary Shares and Class B ordinary shares have the same rights except for voting and conversion rights. Each Class A Ordinary Share is entitled to one vote. Each Class B ordinary share is entitled to ten votes, and is convertible into one Class A Ordinary Share at any time at the option of the holder thereof on a one-for-one basis, subject to adjustments in accordance with the Amended Article of Association. Class A Ordinary Shares are not convertible into Class B ordinary shares under any circumstances.

Our net tangible book value as of December 31, 2024 is $190,933, or $0.01 per Ordinary Share as of that date. Historical net tangible book value per share represents our total tangible assets (total assets excluding goodwill and other intangible assets, net), less total liabilities, divided by the number of outstanding Ordinary Shares. After giving effect to the sale of Class A Ordinary Shares in this offering by the Company at an initial public offering price of $4.50 per share (being the mid-point of the initial public offering price range), after deducting $1,260,000 in underwriting discount and commission (assuming 4,000,000 Class A Ordinary Shares to be issued with no exercise of over-allotment option), non-accountable expense allowance of approximately $180,000, and estimated offering expenses payable by the Company of approximately $1,000,000. Dilution is determined by subtracting pro forma net tangible book value per ordinary share from the assumed public offering price of $4.50 each Class A Ordinary Share.

After giving further effect to the sale of Class A Ordinary Shares in this Offering at an assumed initial public offering price of $4.50 per share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, and after deducting estimated underwriting discounts, commission and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2024 is approximately $15.75 million, or approximately $0.86 per Ordinary Share. This represents an immediate increase in as adjusted net tangible book value per Ordinary Share of $0.85 to our existing shareholders and an immediate dilution in as adjusted net tangible book value per Ordinary Share of approximately $3.64 to new investors purchasing Class A Ordinary Shares in this offering. The following table illustrates this dilution on a per Ordinary Share basis:

The following table illustrates this dilution on a per share basis to new investors.

Assumed initial public offering price per share	$4.50
Historical net tangible book value per share as of December 31, 2024	$0.01
Increase in as adjusted net tangible book value per share attributable to the investors in this offering	$0.85
Pro forma net tangible book value per share after giving effect to this offering	$0.86
Dilution per share to new investors participating in this offering	$3.64

If the underwriters exercise in full their option to purchase additional Class A Ordinary Shares in this offering, the as adjusted net tangible book value after the offering would be $0.96 per share, the increase in net tangible book value to existing shareholders would be $0.95 per share, and the dilution to new investors would be $3.54 per share, in each case assuming an initial public offering price of $4.50 per share, which is the midpoint of the price range set forth on the cover page of this prospectus.

The following table summarizes, on a pro forma as adjusted basis as of December 31, 2024, the differences between existing shareholders and the new investors with respect to the number of Class A Ordinary Shares purchased from us, the total consideration paid and the average price per Class A Ordinary Share before deducting the estimated commissions to the representative and the estimated offering expenses payable by us.

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	Class A Ordinary Shares purchased		Total consideration		Average price per Class A
	Number	Percent	Amount	Percent	Ordinary Share

Existing shareholders	12,400,000	75.61%	$670,301	3.59%	$0.05
New investors	4,000,000	24.39%	$18,000,000	96.41%	$4.50
Total	16,400,000	100.00%	$18,670,301	100.00%	$1.14

The pro forma as adjusted information as discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our Class A Ordinary Shares and other terms of this offering determined at the pricing.

DIVIDEND POLICY

We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.

Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors our board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

The declaration, amount and payment of any future dividends will be at the sole discretion of our board of directors, subject to compliance with applicable BVI laws regarding solvency. Our board of directors will take into account general economic and business conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions and other implications on the payment of dividends by us to our shareholders or by our operating subsidiary to us, and such other factors as our board of directors may deem relevant. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors.

Subject to the BVI Act and our Amended and Restated Memorandum and Articles, our board of directors may by resolution, authorize a distribution (which includes a dividend) by our Company to our shareholders if our board of directors is satisfied, on reasonable grounds, that immediately after the distribution the Company will satisfy the solvency test, that is: (a) the Company will be able to pay its debts as they fall due; and (b) the value of the Company’s assets exceeds its liabilities. No dividend shall bear interest as against the Company and no dividend shall be paid on treasury share.

If we determine to pay dividends on any of our shares in the future, as a holding company, we will be dependent on receipt of funds from our Singapore subsidiary, MAXE AI.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

The audited consolidated financial statements for the years ended June 30, 2024 and the period from June 28, 2023 (date of inception) through June 30, 2023 and the unaudited consolidated financial statements for the six months ended December 31, 2024 and 2023 are prepared pursuant to US GAAP.

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Overview

We, through our wholly owned Singapore subsidiary MAXE AI, are a provider of financial information and market tracking services by using artificial intelligence technology (“AI”). MAXE AI relies on historical data and real-time analysis of major global assets’ fluctuation in order to provide optimal financial information and tracking services to individual users through its AI investment assistant app MAXE, and tailored AI information system for institutional users.

We offer an advanced AI assistant app to individual users and a customized system to small and medium-sized financial institutions, including securities firms, funds, and family offices. Our primary focus is on providing precise, real-time information and market tracking capabilities. Our mission is to make all of life’s financial decisions a time-saving and rewarding experience by delivering accurate, relevant information without the need for users to sift through vast amounts of news. We achieve this by creating innovative informative tools and frictionless digital experiences, leveraging cutting-edge technology to analyze and distill complex financial data into clear, actionable insights.

Our AI-powered information and market tracking assistant acts as a personal financial information assistant, presenting users with the most relevant and impactful data tailored to their specific needs and interests. This eliminates the need for time-consuming news searches and allows users to focus on making informed financial decisions. By leveraging advanced natural language processing and machine learning algorithms, our system can understand user preferences and adapt its information delivery over time, ensuring that users always receive the most pertinent financial information, market analyses, and educational content without being overwhelmed by irrelevant data.

We launched our app MAXE in 176 countries and regions worldwide, primarily through platforms such as Google Play and Apple Store. As of December 31, 2024, MAXE had attained more than 106,000 registered users.

Our revenue increased by $58,584 in the six months ended December 31, 2024 as compared to the six months ended December 31, 2023, primarily due to the increase of subscription members and deferred revenue recognized. The growth of subscription has remained stable, indicating resilience and consistent demand.

Our net loss increased by $14,936, or 11.82% for the six months ended December 31, 2024, as compared to the six months ended December 31, 2023. This decline is primarily due to (i) increased sales and marketing expenses, (ii) Research and development costs of $62,400, (iii) increased administrative expenses.

Our revenue increased by $2,409 for the year ended June 30, 2024 as compared to the period from June 28, 2023 (date of inception) through June 30, 2023, primarily due to the launch of MAXE in 2024.

Key Factors that Affect Operating Results

We believe the key factors affecting our financial condition and results of operations include the following:

Our Ability to Create Value for Our Users and Generate Revenue

Our ability to engage our members and empower our suppliers and their brands is affected by the breadth and depth of our data insights, such as the accuracy of our analysis, and our technology capabilities and infrastructure, and our continued ability to develop scalable services and upgrade our platform user experience to adapt to the quickly evolving industry trends and customer preferences.

Our Investment in User Base, Technology, People, and Infrastructure

We will continue to make investments in enhancing and upgrading our platform in order to attract users and members, enhance user experience and expand the capabilities and scope of our platform. We expect to continue to invest in our technology capabilities and infrastructure, which will lower our margins but deliver overall long-term growth.

U.S. Government Introduces Restrictive Policies on AI Technology Sector That Could Affect Foreign Companies

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The U.S. government’s restrictive policies with respect to AI technology may result in some of our vendors being unable to provide services to us on a sustainable basis. thereby forcing us to turn to other options, which may result in the quality of our services and user experience.

Increasing Regulatory Requirements in AI

AI technology has been around for a short period of time, and the regulation of the AI field is being gradually improved in different countries. This will require us to improve the regulatory requirements more and provide more reliable information when using AI technology to provide services.

Inflation

The effect of inflation on our revenue and operating results was not significant.

Results of Operations

Comparison of the six months ended December 31, 2024 and 2023

The following table sets forth certain operational data for the six months ended December 31, 2024, and 2023:

	For the six months ended December 31,
	2024	2023
Revenues	$58,584	$-
Cost of revenues	(502)	-
Gross profit	58,082	-

Operating expenses:
Sales and marketing expenses	14,527	45
General and administrative expenses	124,091	95,634
Research and development expenses	62,400	31,435
Total operating expenses	201,018	127,114

Loss from operations	(142,936)	(127,114)

Other income, net	1,677	791

Loss before income taxes	(141,259)	(126,323)
Income taxes	-	-
Net loss	$(141,259)	$(126,323)

Comprehensive loss attributable to shareholders	$(141,259)	$(126,323)
Net loss attributable to ordinary shareholders of AI Assets
—Weighted average number of ordinary shares, basic and outstanding*	7,044,348	40,000
Net loss per share attributable to ordinary shareholders of AI Assets
—Basic and diluted*	$(0.02)	$(3.16)

* The share split has been retrospectively applied to six months ended December 31, 2023  presented in the accompanying financial statements.

Revenues

Revenue from membership subscription is recognized over the period of the membership. The subscription fee is recognized as revenue over the subscription period. For the six months ended December 31, 2024, we derived our revenues from the subscription fees of Pro and Pro Plus membership through our App and website, which began in March 2024.

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For the six months ended December 31, 2024, we received approximately 1,700 subscriptions from individual users, amounting to $61,739 in subscription fees. These prepayments mainly consist of subscriptions to our monthly and annual plans. We have recognized $58,584 as revenue, while the remaining $3,156 represents prepayments from users which will be recognized as revenue in the future.

Cost of revenues

Our cost of revenues consists of the costs that are directly related to providing our products and solutions to our customers. These costs include fees paid to the service providers and server costs. For the six months ended December 31, 2024, and 2023, cost of revenue was approximately $502 and nil, respectively.

We have already expensed the research and development costs for MAXE and have not capitalized them into intangible assets. We received extra 50,000 credit for cloud servers and AI arithmetic from Microsoft, which credit is valid through the fourth quarter of 2025, and we expect to increase $500-$1,000 cloud server expenses per month if cannot get the follow-up credits.

Our breakdown of cost of revenues for the six months ended December 31, 2024 and 2023, respectively, is summarized below:

	For the six months ended December 31,
	2024	2023
Other expenses	$502	$-
Total costs of revenue	$502	$-

Gross Profit

Gross profit is equal to our total revenues less cost of revenues. Gross profit as a percentage of our total revenues is referred to as gross margin. For the six months ended December 31, 2024, and 2023, our gross profit weas $58,082 and nil, respectively.

	For the six months ended December 31,
	2024	2023
Gross profit	$58,082	$-

We expect that our overall gross margin will increase in the long run, primarily driven by (i) economies of scale and improvement of operation efficiency and (ii) our continuous efforts in optimizing product mix for higher gross profit margin.

Operating Expenses

Our operating expenses consist of sales and marketing expenses, research and development expenses and general and administrative expenses. The following table sets forth a breakdown of our operating expenses, in absolute amounts and as percentages of our total revenues, for the periods indicated:

	For the six months ended December 31,
	2024	2023
Sales and marketing expenses	$14,527	$45
General and administrative expenses	124,091	95,634
Research and development expenses	62,400	31,435
Total operating expenses	$201,018	$127,114

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Sales and marketing expenses

Sales and marketing expenses consist of (i) marketing and distribution expenses, (ii) channel expenses during which we collected the subscription fees. For the six months ended December 31, 2024, and 2023, Sales and marketing expenses were $14,527 and $45, respectively. The increase was primarily attributable to the increase in advertising campaigns on Google Ads and other platforms. The following table sets forth a breakdown of our sales and marketing expenses.

	For the six months ended December 31,
	2024	2023

Marketing and distribution expenses	$11,376	$45
Channel expenses	3,151	-
Total sales and marketing expenses	$14,527	$45

As a new brand in an emerging market, our user and revenue growth are positively correlated with our marketing expense. We plan to continue to invest in sales and marketing to promote our brand awareness, retain our existing customers and attract new customers in the long term, while continuously enhancing sales efficiency across operational processes, sales strategies, and intelligent tools to strengthen sales capabilities.

General and Administrative Expenses

General and administrative expenses consist of (i) payroll expenses paid to administrative staff and management team, (ii) professional fees for external legal, accounting, recruiting and other consulting services, (iii) general office and administrative expenses, including, rent and travel, among others, (iv) other expenses. For the six months ended December 31, 2024, and 2023, General and administrative expenses were $124,091 and $95,634, respectively. The increase was mainly due to an increase in payroll expenses, the following table sets forth a breakdown of our general and administrative expenses.

	For the six months ended December 31,
	2024	2023

Payroll expenses	$120,000	$60,000
Professional fees	-	25,000
General office and administrative expenses	1,508	2,681
Others	2,583	7,953
Total general and administrative expenses	$124,091	$95,634

We expect our general and administrative expenses to further decrease as a percentage of our total revenues in the foreseeable future as we continue to increase operational efficiency and benefit from economies of scale, which will be partially offset by the fact that we will incur additional expenses as a result of operating as a public company.

Research and Development Expenses

Research and development expenses consist of (i) compensation paid to research and development staff, and (ii) other expenses. for the six months ended December 31, 2024, and 2023, Research and development expenses were $62,400 and 31,435, respectively. The following table sets forth a breakdown of our research and development expenses.

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	For the six months ended December 31,
	2024	2023

Compensation	$62,400	$27,260
Other expenses	-	4,175
Total research and development expenses	$62,400	$31,435

We believe that continued investment in research and development is key to our future growth. We expect to continue to invest in research and development of our technology and content to improve user experience, such as adding new contents, features and functionalities to our solutions, while continuously increasing efficiency. Therefore, we expect our research and development expenses will increase in the foreseeable future.

Other Income, net

Other income mainly includes credit card cash rebate and interest income from bank deposits. Other income totalled $1,677 for the six months ended December 31, 2024, as compared to $791 for the six months ended December 31, 2023.

Income Taxes

We did not have any income taxes expense for the six months ended December 31, 2024, and 2023, since we did not generate any taxable income in these two periods.

Net Loss

During the six months ended December 31, 2024, we incurred a net loss of approximately $141,259, as compared to a net loss of $126,323 for the six months ended December 31, 2023.

Going Concern and Capital Resources

The consolidated financial statements included in this prospectus have been prepared on a going concern basis, which assumes that the Company will be able to continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business. The Company incurred a net loss of approximately $141,259 and approximately $126,323 for the six months ended December 31, 2024, and 2023, respectively. As of December 31, 2024, and June 30, 2024, the Company had cash balance of approximately $158,639 and $287,143, respectively.

In view of these circumstances, the management of the Company has given consideration to the future liquidity and performance of the Company and its available sources of finance in assessing whether the Company will have sufficient financial resources to continue as a going concern.

To sustain its ability to support the Company’s operating activities, the Company considered supplementing its sources of funding through the following:

●	cash and cash equivalents generated from operations;
●	issuance of convertible notes; and
●	obtaining funds through a future initial public offering.

Management has commenced a strategy to raise debt and equity. However, there can be no certainty that these additional financings will be available on acceptable terms or at all. If management is unable to execute this plan, there would likely be a material adverse effect on the Company’s business. All of these factors raise substantial doubt about the ability of the Company to continue as a going concern. The consolidated financial statements for the six months ended December 31, 2024, and 2023 have been prepared on a going concern basis and do not include any adjustments to reflect the possible future effects on the recoverability and classifications of assets or the amounts and classifications of liabilities that may result from the inability of the Company to continue as a going concern.

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The following table sets forth a summary of our cash flows for the periods indicated:

	For the six months ended December 31,
	2024	2023

Net cash used in operating activities	$(58,333)	$(51,973)
Net cash used in investing activities	-	-
Net cash (used in) provided by financing activities	(70,171)	459,768
Net (decrease) increase in cash and cash equivalents	(128,504)	407,795
Cash and cash equivalents at the beginning of the year	287,143	-
Cash and cash equivalents at the end of the year	$158,639	$407,795

Cash used in Operating Activities

For the six months ended December 31, 2024, and 2023, net cash used in operating activities amounted to $58,333 and $51,973 respectively, primarily reflected our net loss of approximately $141,259 and $126,323 during the six months ended December 31, 2024, and 2023. The changes in operating assets and liabilities primarily consisting of payroll payable.

Cash provided by Financing Activities

For the six months ended December 31, 2024, net cash used in financing activities amounted to $70,171, which primarily consisted of profession fees for listing.

For the six months ended December 31, 2023, net cash provided by financing activities amounted to $459,768, which primarily consisted of proceeds from shareholders’ contribution and capital subscription advance from investors.

Commitments and Contingencies

In the normal course of business, we are subject to loss contingencies, such as legal proceedings and claims arising out of our business, which cover a wide range of matters, including, among others, government investigations and tax matters. In accordance with ASC No. 450-20, “Loss Contingencies”, we will record accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated. In the opinion of management, there were no pending or threatened claims and litigation as of December 31, 2024, and through the date the consolidated financial statements were available to be issued.

Contractual Obligations

On September 12, 2023, we entered into a month-to-month lease agreement for an office in Singapore, in order to allow us the flexibility to adjust the rented space according to our business needs. We did not commit to pay a fixed total rental fee in the future.

Off-Balance Sheet Arrangements

As of December 31, 2024 and 2023, we have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our shareholders.

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Foreign Currencies

The reporting currency of the Company is United States Dollar (“US$”) and the accompanying consolidated financial statements for the six months ended December 31, 2024, and 2023, have been expressed in “$”. In addition, the Company’s subsidiary is operating in Singapore and maintains its books and records in “US$”.

Transactions denominated in other than the functional currencies are translated into the functional currency of the entity at the exchange rates quoted by authoritative banks prevailing on the transaction dates. Exchange gains and losses resulting from those foreign currency transactions denominated in a currency other than the functional currency are recorded in other income, net in the consolidated statements of operations and comprehensive loss.

Inflation

The effect of inflation on our revenue and operating results was not significant.

Comparison of years ended June 30, 2024 and period from June 28, 2023 (date of inception) through June 30, 2023

The following table sets forth certain operational data for the year ended June 30, 2024, and the period from June 28, 2023 (date of inception) through June 30, 2023:

	Year ended June 30, 2024	For the period from June 28, 2023 (date of inception) through June 30, 2023
Revenues	$2,409	$-
Cost of revenues	(800)	-
Gross profit	1,609	-

Operating expenses:
Sales and marketing expenses	14,970	-
General and administrative expenses	224,861	1,173
Research and development expenses	104,583	-
Total operating expenses	344,414	1,173

Loss from operations	(342,805)	(1,173)

Other income, net	5,769	-

Loss before income taxes	(337,036)	(1,173)
Income taxes	-	-
Net loss	$(337,036)	$(1,173)
Comprehensive loss attributable to shareholders	$(337,036)	$(1,173)
Net loss attributable to ordinary shareholders of AI Assets
—Weighted average number of ordinary shares, basic and outstanding*	40,000	40,000
Net loss per share attributable to ordinary shareholders of AI Assets
—Basic and diluted*	$(8.43)	$(0.03)

* The share split has been retrospectively applied to all periods presented.

Revenues

Revenue from membership subscription is recognized over the period of the membership. The subscription fee is recognized as revenue over the subscription period. For the years ended June 30, 2024, we derived our revenues from the subscription fees of Pro and Pro Plus membership through our App and website, which began in March 2024.

As of June 30, 2024, we received a total of 220 subscriptions from individual users, amounting to $13,053 in subscription fees. These prepayments mainly consist of subscriptions to our monthly and annual plans. We have recognized $2,409 as revenue, while the remaining $10,643 represents prepayments from users which will be recognized as revenue in the future.

Cost of revenues

Our cost of revenues consists of the costs that are directly related to providing our products and solutions to our customers. These costs include fees paid to the service providers and server costs. For the year ended June 30, 2024, and the period from June 28, 2023 (date of inception) through June 30, 2023, cost of revenue was approximately $800 and nil, respectively.

We have already expensed the research and development costs for MAXE and have not capitalized them into intangible assets. In 2023, we received more than $175,000 credit in total for cloud servers and AI arithmetic from Microsoft and Google, which credit is valid through the first quarter of 2025, and we expect to increase $500-$1,000 cloud server expenses per month if cannot get the follow-up credits.

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Our breakdown of cost of revenues for the year ended June 30, 2024, and the period from June 28, 2023 (date of inception) through June 30, 2023, respectively, is summarized below:

	Year ended June 30, 2024	For the period from June 28, 2023 (date of inception) through June 30, 2023
Server expenses	$385	$-
Other expenses	415	-
Total costs of revenue	$800	$-

Gross Profit

Gross profit is equal to our total revenues less cost of revenues. Gross profit as a percentage of our total revenues is referred to as gross margin. For the year ended June 30, 2024, and the period from June 28, 2023 (date of inception) through June 30, 2023, our gross profit weas $1,609 and nil, respectively.

	Year ended June 30, 2024	For the period from June 28, 2023 (date of inception) through June 30, 2023

Gross profit	$1,609	$-

We expect that our overall gross margin will increase in the long run, primarily driven by (i) economies of scale and improvement of operation efficiency and (ii) our continuous efforts in optimizing product mix for higher gross profit margin.

Operating Expenses

Our operating expenses consist of sales and marketing expenses, research and development expenses and general and administrative expenses. The following table sets forth a breakdown of our operating expenses, in absolute amounts and as percentages of our total revenues, for the periods indicated:

	Year ended June 30, 2024	For the period from June 28, 2023 (date of inception) through June 30, 2023
Sales and marketing expenses	$14,970	$-
General and administrative expenses	224,861	1,173
Research and development expenses	104,583	-
Total operating expenses	$344,414	$1,173

Sales and marketing expenses

Sales and marketing expenses consist of (i) brand marketing and support expenses, (ii) channel expenses during which we collected the subscription fees. For the year ended June 30, 2024, and the period from June 28, 2023 (date of inception) through June 30, 2023, Sales and marketing expenses were $14,970 and nil, respectively. The increase was primarily attributable to the increase in advertising campaigns on Google Ads and other platforms. The following table sets forth a breakdown of our sales and marketing expenses.

	Year ended June 30, 2024	For the period from June 28, 2023 (date of inception) through June 30, 2023

Marketing and distribution expenses	$14,730	$-
Channel expenses	240	-
Total sales and marketing expenses	$14,970	$-

As a new brand in an emerging market, our user and revenue growth are positively correlated with our marketing expense. We plan to continue to invest in sales and marketing to promote our brand awareness, retain our existing customers and attract new customers in the long term, while continuously enhancing sales efficiency across operational processes, sales strategies, and intelligent tools to strengthen sales capabilities.

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General and Administrative Expenses

General and administrative expenses consist of (i) payroll expenses paid to administrative staff and management team, (ii) professional fees for external legal, accounting, recruiting and other consulting services, (iii) general office and administrative expenses, including, rent and travel, among others, (iv) other expenses. For the year ended June 30, 2024, and the period from June 28, 2023 (date of inception) through June 30, 2023, General and administrative expenses were $224,861 and $1,173, respectively. The increase was mainly due to an increase in payroll expenses, professional fees related to our business development, office expenses, and travelling expenses. The following table sets forth a breakdown of our general and administrative expenses.

	Year ended June 30, 2024	For the period from June 28, 2023 (date of inception) through June 30, 2023

Payroll expenses	$182,776	$-
Professional fees	25,097	-
General office and administrative expenses	16,833	1,173
Others	155	-
Total general and administrative expenses	$224,861	$1,173

We expect our general and administrative expenses to further decrease as a percentage of our total revenues in the foreseeable future as we continue to increase operational efficiency and benefit from economies of scale, which will be partially offset by the fact that we will incur additional expenses as a result of operating as a public company.

Research and Development Expenses

Research and development expenses consist of (i) compensation paid to research and development staff, (ii) professional fees in relation to software development, (iii) content design expenses, and (iv) other expenses. for the year ended June 30, 2024, and the period from June 28, 2023 (date of inception) through June 30, 2023, Research and development expenses were $104,583 and nil, respectively. The following table sets forth a breakdown of our research and development expenses.

	Year ended June 30, 2024	For the period from June 28, 2023 (date of inception) through June 30, 2023

Compensation	$98,914	$-
Professional fees	1,112	-
Other expenses	4,557	-
Total research and development expenses	$104,583	$-

We believe that continued investment in research and development is key to our future growth. We expect to continue to invest in research and development of our technology and content to improve user experience, such as adding new contents, features and functionalities to our solutions, while continuously increasing efficiency. Therefore, we expect our research and development expenses will increase in the foreseeable future.

Other Income, net

Other income (expense) mainly includes credit card cash rebate and interest income from bank deposits. Other income totaled $5,768 for the year ended June 30, 2024, as compared to nil for the period from June 28, 2023 (date of inception) through June 30, 2023.

Income Taxes

We did not have any income taxes expense for the year ended June 30, 2024, and the period from June 28, 2023 (date of inception) through June 30, 2023, since we did not generate any taxable income in these two fiscal years.

Net Loss

During the year ended June 30, 2024, we incurred a net loss of approximately $337,036, as compared to a net loss of $1,173 for the period from June 28, 2023 (date of inception) through June 30, 2023.

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Going Concern and Capital Resources

The consolidated financial statements included in this prospectus have been prepared on a going concern basis, which assumes that the Company will be able to continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business. The Company incurred a net loss of approximately $337,036 and approximately $1,173 for the year ended June 30, 2024, and the period from June 28, 2023 (date of inception) through June 30, 2023, respectively. As of June 30, 2024 and 2023, the Company had cash balance of approximately $287,143 and $nil, respectively.

In view of these circumstances, the management of the Company has given consideration to the future liquidity and performance of the Company and its available sources of finance in assessing whether the Company will have sufficient financial resources to continue as a going concern.

To sustain its ability to support the Company’s operating activities, the Company considered supplementing its sources of funding through the following:

●	cash and cash equivalents generated from operations;
●	issuance of convertible notes; and
●	obtaining funds through a future initial public offering.

Management has commenced a strategy to raise debt and equity. However, there can be no certainty that these additional financings will be available on acceptable terms or at all. If management is unable to execute this plan, there would likely be a material adverse effect on the Company’s business. All of these factors raise substantial doubt about the ability of the Company to continue as a going concern. The consolidated financial statements for the year ended June 30, 2024 and the period from June 28, 2023 (date of inception) through June 30, 2023 have been prepared on a going concern basis and do not include any adjustments to reflect the possible future effects on the recoverability and classifications of assets or the amounts and classifications of liabilities that may result from the inability of the Company to continue as a going concern.

The following table sets forth a summary of our cash flows for the periods indicated:

	Year ended June 30, 2024	For the period from June 28, 2023 (date of inception) through June 30, 2023

Net cash used in operating activities	$(309,764)	$-
Net cash used in investing activities	(2,545)	-
Net cash provided by financing activities	599,452	-
Net increase in cash and cash equivalents	287,143	-
Cash and cash equivalents at the beginning of the year	-	-
Cash and cash equivalents at the end of the year	$287,143	$-

Cash used in Operating Activities

For the year ended June 30, 2024, net cash used in operating activities amounted to $309,764 primarily reflected our net loss of approximately $337,036 and the changes in operating assets and liabilities primarily consisting of deferred revenue and payroll payable.

Cash used in Investing Activities

For the year ended June 30, 2024, net cash used in investing activities amounted to $2,545, which consisted of the purchase of equipment.

Cash provided by Financing Activities

For the year ended June 30, 2024, net cash provided by financing activities amounted to $599,452, which primarily consisted of proceeds from shareholders’ contribution and capital subscription advance from investors.

Commitments and Contingencies

In the normal course of business, we are subject to loss contingencies, such as legal proceedings and claims arising out of our business, which cover a wide range of matters, including, among others, government investigations and tax matters. In accordance with ASC No. 450-20, “Loss Contingencies”, we will record accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated. In the opinion of management, there were no pending or threatened claims and litigation as of June 30, 2024, and through the date the consolidated financial statements were available to be issued.

Contractual Obligations

On September 12, 2023, we entered into a month-to-month lease agreement for an office in Singapore, in order to allow us the flexibility to adjust the rented space according to our business needs. We did not commit to pay a fixed total rental fee in the future.

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Off-Balance Sheet Arrangements

As of June 30, 2024 and 2023, we have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our shareholders.

Foreign Currencies

The reporting currency of the Company is United States Dollar (“US$”) and the accompanying consolidated financial statements for the year ended June 30, 2024, and the period from June 28, 2023 (date of inception) through June 30, 2023, have been expressed in “$”. In addition, the Company’s subsidiary is operating in Singapore and maintains its books and records in “US$”.

Transactions denominated in other than the functional currencies are translated into the functional currency of the entity at the exchange rates quoted by authoritative banks prevailing on the transaction dates. Exchange gains and losses resulting from those foreign currency transactions denominated in a currency other than the functional currency are recorded in other income, net in the consolidated statements of operations and comprehensive loss.

Inflation

The effect of inflation on our revenue and operating results was not significant.

Critical Accounting Policies and Estimates

Impairment of Intangible and Long-Lived Assets

The Company tests its intangible and long-lived assets for impairment at least annually and whenever events or circumstances change that indicate impairment may have occurred. A significant amount of judgment is involved in determining if an indicator of impairment has occurred. Such indicators may include, among others and without limitation: a significant decline in the Company’s expected future cash flows; a sustained, significant decline in the Company’s stock price and market capitalization; a significant adverse change in legal factors or in the business climate of the Company’s segments; unanticipated competition; and slower growth rates.

Revenue recognition

The Company adopted Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (ASC Topic 606) for all periods presented. The Company derives its revenue primarily from subscription services. Revenue is recognized when control of these services is transferred to the Company’s customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those services, net of any sales taxes.

The Company determines revenue recognition through the following steps:

● identification of the contract, or contracts, with a customer;

● identification of the performance obligations in the contract;

● determination of the transaction price;

● allocation of the transaction price to the performance obligations in the contract; and

● recognition of revenue when, or as, the Company satisfies a performance obligation.

Subscription revenue

Subscription revenue primarily consists of fees from customers for access to the Company’s information assistant App and obtaining updated financial information. The Company uses AI to power the assistant App. Subscription revenue is recognized on a ratable basis over the subscription contract term, beginning on the date the access to the Company’s platform is provided, as no implementation work is required, if consideration the Company is entitled to receive is probable of collection. Subscription contracts generally have terms of one month or one year, are billed in advance, and are non-cancelable. The subscription arrangements do not allow the customer the contractual right to take possession of the platform; as such, the arrangements are considered to be service contracts.

The Company does not sell our services through third-party resellers, all subscriptions are made through its App or official website.

Contract Balances

As per ASC 606, when a customer pays consideration before the transfer of services, the Company records the amount as a contract liability (deferred revenue). The Company then recognizes revenue, reducing the contract liability and increasing revenue as the Company provides the service over time.

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Refunds and Trial Services

Given that the Company offers informational services without providing trial services or refunds, there are no provisions for refunds or adjustments related to the revenue recognition process.

Revenue Recognition Over Time

Revenue from membership subscription is recognized over the period of the membership. The subscription fee is recognized as revenue over the subscription period. Any relevant costs incurred to provide the membership benefits are recognized as expenses.

Deferred Revenue

The Company records deferred revenue when cash payments are received in advance of revenue recognition from subscription services described above in accordance with the terms of the underlying contracts where the service period has not yet commenced but will commence in the near future. Deferred revenue is recognized when, or as, performance obligations are satisfied. Amounts anticipated to be recognized within one year of the balance sheet date are recorded as deferred revenue, current; the remaining portion is recorded as deferred revenue, non-current. Revenue recognized that was included in deferred revenue balance at the beginning of the period were 10,643 and nil for the six months ended December 31, 2024, and 2023, respectively.

Concentration and Credit Risks

Financial instruments that potentially subject the Group to the concentration of credit risks consist of cash and cash equivalents. The maximum exposures of such assets to credit risk are their carrying amounts as of the balance sheet dates. As of December 31, 2024 and 2023, most of the Company’s cash and cash equivalents were held in major financial institutions located in the Singapore, which management considers to be of high credit quality based on their credit ratings.

The Group has not experienced any significant recoverability issue with respect to its accounts receivable. The Group assesses the creditworthiness of each customer when providing services and may require the customers to make advance payments before the services are rendered.

As of December 31, 2024 and 2023, there was no customer with greater than 10% of the accounts receivable, respectively.

Concentration of customers

There was no single customer who represented 10% or more of the Company’s total revenue for the six months ended December 31, 2024, and 2023.

Concentration of vendors

There is no single supplier who represented 10% or more of the Company’s total purchases for the six months ended December 31, 2024, and 2023

Recent Accounting Pronouncement

The Group qualifies as an “emerging growth company”, or EGC, pursuant to the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. As an EGC, the Group does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. The Group will adopt the standards based on extended transition period provided to private companies.

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In November 2023, the FASB issued ASU No. 2023-07, Improvements to Reportable Segment Disclosures (Topic 280). This ASU updates reportable segment disclosure requirements by requiring disclosures of significant reportable segment expenses that are regularly provided to the Chief Operating Decision Maker (“CODM”) and included within each reported measure of a segment’s profit or loss. This ASU also requires disclosure of the title and position of the individual identified as the CODM and an explanation of how the CODM uses the reported measures of a segment’s profit or loss in assessing segment performance and deciding how to allocate resources. The ASU is effective for annual periods beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Adoption of the ASU should be applied retrospectively to all prior periods presented in the financial statements. Early adoption is also permitted. The Company is in the process of evaluating the impact of the new guidance on its consolidated financial statement.

In December 2023, the FASB issued ASU No. 2023-09, Improvements to Income Tax Disclosures (Topic 740). The ASU requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as additional information on income taxes paid. For public business entities, this standard is effective for annual periods beginning after December 15, 2024. For non-public business entities, this standard is effective for annual periods beginning after December 15, 2025. Early adoption is permitted, and the disclosures in this standard are required to be applied on a prospective basis with the option to apply the standard retrospectively. The Company is in the process of evaluating the potential impact of the new guidance on its consolidated financial statements and related disclosures.

INDUSTRY OVERVIEW

The global robo advisory market is a growing industry that provides automated financial services and investment management through online and mobile platforms. A robo advisor is a digital financial advisor platform that manages customers’ investments or gives them financial advice with little to no human intervention. Robo advisors usually collect information about clients’ investment goals, risk appetite, income, liabilities, and investment preferences through a questionnaire. Through this questionnaire, the robo advisors create a suitable portfolio customized only for the customer.

Robo advisors are relatively cheaper than human financial advisors. Traditional wealth management services are more expensive since a person monitors investments and offers investment advice based on market conditions. However, this process is automated in robo advisors, and the market data is processed using an algorithm. Benefits such as affordability and easy accessibility also drive the adoption of robo advisors.

According to Grand View Research, the global robo advisory market size was valued at USD 5.21 billion in 2022 and is expected to grow at a compound annual growth rate (CAGR) of 29.7% from 2022 to 2030. The widespread digitalization in the financial sector is expected to drive the demand for robo advisors as it enables users with tech-enabled analytics offered by robo advisors for investment consultations. Furthermore, a rapid shift from traditional investment services to robo advisory investment services is another factor in market growth. In addition, investment platforms are now offering robo-advisors as new digital financial advisors over traditional investment services, enabling the scope of expansion for robo advisors.

The widespread use of robo advisory throughout industrial verticals such as retail banking, asset management, and market forward. Moreover, robo advisors offer specific benefits such as tax-loss harvesting, low-cost portfolio, better decision-making, safe and secure investments, and help eliminate credit risks. Such factors are anticipated to drive industry growth over the forecast period.

The growth of the market is also attributed to the benefits provided by the service, including accessibility, cost-effectiveness, and convenience. Robo advisors cater to individuals seeking financial guidance. In comparison to traditional financial advisors, they offer advice at low fees and with minimum account balances, making investing more economical. There are many companies in the market that do not charge fees. For instance, The Charles Schwab Corporation’s robo advisor does not charge any advisory fee or commission.

This industry is emerging as one of the major factors driving the market’s growth. Moreover, the growing adoption of AI and ML in growing technological advancements such as artificial intelligence (AI) and machine learning (ML) are also Malaysian financial services firm, announced the launch of Kenanga Digital Investing (KDI). These digital investing investment platforms is one of the major robo advisor trends. Furthermore, such technological advancements aid in reducing the number of errors caused due platform is driven by the market’s latest fully automated Artificial Intelligence (AI) robo-advisor, which aims to simplify to human intervention, hence amplifying business financials, which is boding well for market growth.

Moreover, governments are encouraging smaller vendors to enter the market with innovative products in various launch of robo advisory services, UOBAM Invest, providing personalized investment portfolios online to assist companies in meeting their investment goals. UOBAM Invest will be available to corporate investors with a minimum investment of USD 0.115 million. Such initiatives are uplifting the use of robo advisors, thereby positively contributing to the industry’s growth.

The limited flexibility offered by robo advisors is anticipated to restrain the market’s growth during the forecast is also expected to hinder market growth. However, the demand for low-cost investment advisory is anticipated to period. In addition, the lack of face-to-face meetings leading to consultation barriers between investors and advisors open up opportunities for market growth. Furthermore, the growing usage of advanced analytics and big data can potentially broaden the scope of robo advisors significantly.

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North America dominated the market in 2023 and accounted for over 28.9%. The presence of several prominent players, such as Betterment, the Vanguard Group, Inc., and others, is expected to boost the growth of the US robo advisory market. For instance, in July 2023, Plentina Inc., the US-based fintech company announced its planning to pilot a novel robo-advisory service named, ‘Plentina Wealth’ developed for underserved diasporas to build wealth. Such initiatives are expected to contribute to the regional market growth.

Asia Pacific is anticipated to witness the fastest growth in the market. The rise in regional market growth can be attributed to consumers’ increasing awareness of the advantages associated with utilizing automated financial support for savings and investments. Numerous companies in the Asia Pacific region are actively pushing for the adoption of robo advisory, which is anticipated to fuel regional growth. For instance, in July 2022, TradeSmart, a prominent online discount brokerage firm in India, announced its collaboration with Modern Algos to introduce AI-driven advisory services. This platform utilizes AI to deliver a streamlined order management system and utilizes advanced algorithms to offer tailored advice aligned with users’ age, investment preferences, and future goals.

BUSINESS

Overview

We, through our wholly owned Singapore subsidiary MAXE AI, are a provider of financial information and market tracking services using artificial intelligence technology (“AI”). MAXE AI relies on historical data and real-time analysis of major global assets’ fluctuation in order to provide optimal financial information and tracking services to our users. Currently users can download the APP of MAXE through Apple Store and Google Play in 176 countries and regions, we do not operate our business in mainland China.

Our AI-powered information and market tracking assistant acts as a personal financial information assistant, presenting users with the most relevant and impactful data tailored to their specific needs and interests. This eliminates the need for time-consuming news searches and allows users to focus on making informed financial decisions. By leveraging advanced natural language processing and machine learning algorithms, our system can understand user preferences and adapt its information delivery over time, ensuring that users always receive the most pertinent financial information, market analyses, and educational content without being overwhelmed by irrelevant data.

We offer a tailored AI information system to small and medium-sized financial institutions, including securities firms, funds, and family offices, to assist them in saving labor costs and improving their service satisfaction. Our primary focus is on providing precise, real-time information and market tracking capabilities. Our mission is to make financial decisions a time saving and rewarding experience. We believe in delivering accurate, relevant information without the need for users to sift through vast amounts of news. We achieve this by creating innovative information tools and frictionless digital experiences for consumers and financial product providers, offering relevant educational content and financial product comparison tools through our online platforms and accelerating the digitization of the financial industry. We are committed to building seamless experiences and creating the right content to help users make the most relevant financial decisions for them, especially as the personal finance industry continues to expand and become more complex and fragmented.

The financial information and market tracking services we offer are all denominated in US dollars and consist of highly liquid financial assets, such as stocks of large US-listed companies, US Treasury bonds, US dollars, etc. We strive to provide information that allows users to avoid high-risk, low-liquidity assets in order to prevent them from making decisions that subject them to suffering significant losses or even the risk of financial fraud.

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Today’s consumers have an ever-expanding investment choice and an overwhelming amount of complex financial information ahead of them and are increasingly comfortable using online sources to learn about their options, compare offerings and transact for financial products. At the same time, consumers are increasingly “time poor.” Through our platform, we aim to provide informational resources in order to assist the user to be able to make financial decisions that save time and provide a rewarding experience. We help consumers with effective decision making by providing guidance through informative content.

We have two products: (1) MAXE and (2) TPS.

MAXE

Our product, MAXE, is a subscription-based artificial intelligence investment assistant app designed for individual users. MAXE is positioned as an AI information assistant that provides users with the latest market investment information through AI technology. We integrate brokerage account connectivity through a third-party Application Programming Interface (API) infrastructure, which contracts and cooperates with brokerages and provide brokerage account connectivity and trading capability as standard service.

MAXE does not provide any investment advice or trading services. Up to now, we have provided users with the ability to display their assets at the brokerage for their analysis and investment planning. The ability to trade is not open to MAXE users, and if the user needs to trade an asset, he must return to his brokerage platform to execute.

Our users download the AI assistant app from APP Stores for free, and then users can subscribe and pay for information updates. We only collect the information necessary for users, such as username and password in MAXE. We do not collect additional personal information about users beyond MAXE’s functions, like clients’ investment goals, risk appetite, income, liabilities, and investment preferences, and we will not implement any financial services before acquiring relevant licenses and qualified to do so. We don’t collect and store user’s brokerage accounts information like positions and transaction history, all asset information integrated through MAXE is only displayed and stored in users local instrument, it is not stored on MAXE’s servers.

MAXE was launched in February 2024 in 176 countries and regions worldwide, primarily through platforms such as Google Play and Apple Store. As of December 31, 2024, MAXE had attained more than 106,000 registered users.

The platform:

●	Displays mainstream asset information;

●	Tracking multiple indicators of macro-economy

●	Tracking mutual funds holding information; and

●	Integrates and displays the user’s brokerage account assets.

MAXE provides users with real-time market data for the world’s multiple and most popular assets, including stocks, bonds, foreign exchange, and more. The security of assets is one of MAXE’s top priorities while it presents the most reliable and valuable assets in the market for a user’s investment. MAXE’s AI investment assistant provides users with what it believes are the most professional options, generally staying away from high-risk, low-liquidity assets.

MAXE tracks portfolio changes of the world’s most renowned investment funds and investors, providing real-time updates to users as a reference to support their investment decision making.

We believe everyone deserves to have a more comprehensive understanding of market investment information and to know the most popular and reliable portfolios, which is why MAXE employs the use of AI.

TPS

TPS is a tailored strategy and portfolio information system for institutional users. Our TPS system provides a wide range of strategies and investment portfolios for small and medium-sized investment institutions, which aims to help clients save labor costs and improve their service satisfactions.

Essentially, institutions can match suitable strategies and combinations according to the user information they have collected. MAXE’s current strategy pool includes information on various strategies, the main ones being:

●	hedge funds: a private investment pool that uses complex trading strategies to improve investment performance and protect returns from market risk:

●	alpha funds: an investment fund that aims to generate returns that significantly exceed the market average, or benchmark index, by actively selecting investments that are expected to outperform, thus producing a positive “alpha” compared to the benchmark; essentially, it’s a fund managed to achieve returns above and beyond what is considered normal market performance based on its level of risk

●	trend and reverse: a consistent direction or pattern of movement in a particular variable, while a “reverse” means a change in that direction, where the trend completely switches from going up to going down, or vice versa; essentially, a reversal of the previous trend;

●	arbitrage: a financial strategy that involves buying and selling the same or similar asset in different markets to profit from price differences.

Each of the above strategy types contain multiple specific trading approaches and schemes that users can utilize.

MAXE’s AI portfolio pool is generated from personal information entered by users, as well as algorithms that track market mutual funds.

TPS aims to help investment institutions be able to scale back their costs. The knowledge sophistication of service managers in different institutions is uneven, in that service managers of smaller institutions have obvious deficiencies in knowledge comprehensiveness and market sensitivity. The investment advice they then give to their clients may be incomplete or potentially inaccurate based on how quickly the market changes. We believe the TPS system can help service managers summarize a larger amount of data and customize plans for their clients based on said data. The allow for optimization and efficiency, which leads to lower costs.

We are in the process of developing a marketing strategy for our TPS system to various institutions and, as of the date of this prospectus, the TPS has not secured any users and has not yet generated any revenue for the Company.

We intend to market the TPS system to a number of brokerages and funds by connecting TPS with their system. This would allow brokerages and funds to provide richer and more timely strategy and portfolio information. However, due to various reasons, including unclear regulatory policies regarding AI advisory in various regions, we have not yet obtained any formal purchases from intuitions.

Given the lack of legal regulations for the AI advisory business in various countries and regions, there are many obstacles to promote and make popular a product such as TPS. Potential financial institution customers are cautious about new products. TPS may not be commercialized until specific legal norms are in place. We will continue to refine the functionality of the TPS system, including possible compliance requirements. We will not bring our products to market until they are fully compliant with the regulatory requirements of the regions in which we intend to operate.

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Our Customers

Based on our initial research and analysis, we believe that individuals who have confidence in U.S. assets and are willing to participate in transactions will be our individual users, and small and medium-sized funds with assets under management of $1 million to $100 million, family offices, and brokerages with less than 10,000 users will be our main customers.

Our individual users are mainly concentrated in the developed capital markets of Asia, North America and Europe. They have confidence in the assets of the United States, and are willing to participate in the investment of stocks, bonds and foreign exchange in the United States. They also want to use AI to track and analyze market information and filter out important and high-quality information to support investment decisions.

We believe that our products will provide users with very valuable investment information, which is more intuitive and comprehensive than traditional news. It allows users to have a more comprehensive understanding of market changes and mainstream investment institution dynamics, so that users can make better investment decisions.

We believe our AI assistant app will help alleviate some of these issues as we offer a suite of financial information and market tracking services which aims to help our users reduce costs and allow them to make more comprehensive investment decisions.

Larger funds tend to build their strategy pools and portfolios by investing large amounts of capital. In contrast, small and medium-sized funds and financial institutions, especially those in early stages with assets under $20 million under management, face the following challenges: (i) the early fundraising capacity is limited, and the initial fund usually has a small asset management scale, (ii) small asset management company equity funds have difficulty managing up -front costs, (iii) lack of mature investment strategy and portfolio pools, and (iv) lack of sufficient manpower to meet the investment needs of small and medium-sized investors.

The TPS system provides users with a variety of investment strategy information such that institutional users may not need to hire certain employees or spend time to analyze certain strategies. So as to better help relationship managers serve customers and achieve better customer satisfaction.

We intend to provide quantitative interfaces and open data through the localization of United States financial industry standards to meet the access needs of small-scale funds, so that more Asian funds can connect with the United States capital markets. We also intend to offer a multi-language version of the investment management system to serve different types of end users.

Market Opportunity

With the popularization of mobile technology and growing acceptance of AI assistance, the Company believes that the robo advisory market is subject to the following trends:

●	traditional financial advisors and brokers are shifting online while purely offline institutions are increasingly at a disadvantage or, in some cases, are exiting the market altogether;

●

Internet giants continue to invest in AI services, demonstrating the industry’s recognition of robo advisory services as an important component of a financial services business and potentially a gateway to broader opportunities;

●	technological barriers to entry remain high particularly relating to building a secure infrastructure that can transcend geographies and asset classes;

●	operational barriers to entry remain high particularly relating to regulatory and capital requirements;

●	user experience remains a key competitive strength as digitally born investors become a larger component of the addressable market; and

●	revenue models are evolving as competition intensifies, with ancillary and other value-added services underlying platform differentiation.

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Challenges

MAXE AI’s ability to execute its business plan is subject to risks and uncertainties, including those relating to MAXE AI’s ability to:

●	manage the continued rollout of MAXE AI’s informational platforms and MAXE AI’s future growth;

●	navigate a complex and evolving regulatory environment;

●	offer personalized and competitive services;

●	increase the utilization of MAXE AI’s services by users and clients;

●	maintain and enhance the Company’s relationships with its business partners;

●

enhance MAXE AI’s technology infrastructure to support the growth of MAXE AI’s business and maintain the security of MAXE AI’s systems and the confidentiality of the information provided and utilized across MAXE AI’s systems;

●	improve MAXE AI’s operational efficiency;

●	attract, retain and motivate talented employees to support MAXE AI’s business growth;

●	navigate economic and market conditions and fluctuation;

●

defend ourselves against legal and regulatory actions which could subject us to liability or damage our reputation, including, without limitation, actions involving intellectual property or privacy claims;

●	obtain any and all licenses necessary for the operation and growth of MAXE AI’s business, and to maintain the validity of such licenses as applicable to the operation and growth of MAXE AI’s business.

Strategy

MAXE AI intends to provide high-quality and comprehensive investment related information. MAXE AI focuses on delivering convenience and stability to its users.

MAXE AI recognizes that investing is a meaningful component of MAXE AI’s users’ broader wealth management. With this in mind, the MAXE AI platform features the following:

●	an automated protection mechanism to ensure the services and functions deliver to users and clients are secure;

●	strict security policies and measures, including encryption technology and a two-factor authentication function, to protect proprietary data such as customers’ personal information;

●	cloud technology which allows MAXE AI to process large amounts of data in-house, which should reduce the risks involved in data storage and transmission; and

●	backed up data across different servers at different locations.

MAXE AI has designed every step of its platform’s experience, from sourcing and researching information in order to provide real-time analysis, with a goal to create a simple and convenient experience. MAXE AI strives to mitigate inconvenience and information asymmetry through its’s platform with the use of AI data and technology.

Sales and Marketing

As of December 2023, there are more than 5000 registered financial institutions in Singapore and Hong Kong, most of which provide investment consulting or asset management services to their clients. MAXE AI aims to provide comprehensive technological solutions for these and other similar financial service providers. Specifically, MAXE AI plans to prioritize the development of an Asia-based sales team centered in Singapore to promote our services and enhance brand awareness in robo advisory industry. Additionally, MAXE AI intends to establish a new office in Hong Kong to offer our technological solutions to more financial participants in East Asia in the last quarter of 2025. MAXE AI intends to establish an office in New York in the last quarter of 2026. MAXE AI also plans to organize conferences, educational events, and other activities to increase brand awareness.

Growth Strategies

Expand business and operations through joint ventures, acquisitions and/or strategic alliances

As a provider of intelligent financial market information content across various markets, we may pursue acquisitions or strategic investments to enhance our business capabilities, expand our market presence, or diversify our product offerings.

With the popularization of mobile technology and growing acceptance of AI assistance, the Company believes that the robo advisory market is subject to the following trends:

●	traditional financial advisors and brokers are shifting online while purely offline institutions are increasingly at a disadvantage or, in some cases, are exiting the market altogether;

●

Internet giants continue to invest in AI services, demonstrating the industry’s recognition of robo advisory services as an important component of a financial services business and potentially a gateway to broader opportunities;

●	technological barriers to entry remain high particularly relating to building a secure infrastructure that can transcend geographies and asset classes;

●	operational barriers to entry remain high particularly relating to regulatory and capital requirements;

●	user experience remains a key competitive strength as digitally born investors become a larger component of the addressable market; and

●	revenue models are evolving as competition intensifies, with ancillary and other value-added services underlying platform differentiation.

AI technology is developing rapidly, especially in the United States and Asia, where many emerging AI technology companies are exploring different directions such as general-purpose large language models and industry-specific professional models. We intend to establish joint ventures in different countries and regions to localize our product operations, enhancing our product awareness and user base. We will continue our research on large language model technology and closely monitor models in the financial data domain.

We maintain an open attitude towards technologies that can improve our product competitiveness, and are constantly seeking cooperation and investment opportunities. We make efforts to keep a close eye on emerging companies in the robo advisor industry, staying informed about industry developments so we can maintain and improve our product competitiveness. We are focused on searching out companies with products complementary to ours, seeking opportunities for cooperation and acquisition. We make strong efforts to maintain communication and exchange with industry experts and organizations, sharing and learning about the latest technologies to stay technologically advanced.

Strengthening our presence

We intend to strengthen the capabilities of our products in AI model computing power technology through cooperation with large GPT models and enhancing the effectiveness of the current model. In addition to the common language models we are currently using, within the next 12 months, we also plan to develop or collaborate with third parties to develop AI models specific to the financial sector.

GPT Model Integration: Collaborating with large GPT models can significantly enhance natural language processing capabilities, improving user interaction and information delivery. This could lead to more intuitive and conversational interfaces, making complex financial information more accessible to individual users.

Financial Sector-Specific AI Models: Developing or collaborating on AI models tailored to the financial sector is a strategic move that could provide MAXE with a significant competitive advantage. These specialized models could offer:

●	More accurate market predictions:
●	Better pattern recognition in financial data:
●	Enhanced risk assessment capabilities: and
●	Improved personalization of financial advice.

Computational Power Upgrade: Investing in advanced computing infrastructure will be necessary to support more complex AI models and real-time data processing. This could involve cloud partnerships or building proprietary data centers.

We believe this will enhance the information processing capabilities of our systems and optimize results.

Widening our product range

We will continue to maximize the competitiveness of our products through increased detailed functionalities, and continually expanding into new niche markets by maximizing our research and development team capabilities. MAXE AI aims to provide a more comprehensive range of services to meet user’s needs. This could include:

●	Advanced portfolio analytics;
●	Scenario planning tools; and
●	Additional risk features.

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Scalability and Growth Preparedness

We will continue to enhance stability and ensure the platform can handle increased loads of data and processing demands. This includes:

●	Building a robust, scalable infrastructure that can accommodate rapid user growth without compromising performance; and
●	Preparing for potential geographic expansion by ensuring compliance with various regulatory environments and adapting to different market needs.

Competition

For our comparison business, we face competition from both traditional financial websites and the AI-driven financial platforms, mainly from:

●	Traditional financial websites such as Yahoo Finance and Seeking Alpha, which offer users a wealth of comprehensive financial news and data;

●	AI-driven platforms, such as PortfolioPilot.com and Rafa.ai, which provides users with AI-analyzed information and even offers transactions.

Competitive Strengths

We maintain an open strategy approach. As we have seen, open innovation encourages businesses to engage in collaborative efforts, leverage external resources, and foster a more adaptable, fluid system. In contrast, closed innovation focuses inward, prioritizing proprietary knowledge, full ownership and control, as well as independent problem-solving. Major corporations such as Daimler, IBM and Linux regularly use open strategies, while other companies, such as Amazon, Google and Mozilla have used them for different periods of time.

We believe we bring significant benefits for users based on the following principles:

●	Investors are faced with more and more choices for financial products, and new financial products are constantly appearing. Many consumers do not have professional investment knowledge to understand the overwhelming amount of data and need trusted advisors;

●	Small and medium-sized investment institutions find that the labor costs of providing personalized and detailed services to small and medium-sized users are high, and their own system research and development investment is too costly; and

●	The improvement of computing the power of AI technology enables our platforms to reflect market information in real time while also matching of risk and return preferences of our users.

We not only provide mainstream asset information but also track macroeconomic indicators and mutual fund holdings, offering users a more comprehensive market perspective. This multi-faceted information aggregation likely surpasses the service scope of many traditional information providers.

By clearly positioning ourselves as an information platform rather than an investment advisor, we provide users with a more neutral and objective information base, allowing them to make investment decisions independently.

Provider Insights

The fintech robo advisors segment accounted for the largest market revenue share in 2022. Fintechs all over the world rely on both automation and personalization-based advisement. In addition, fintech firms rapidly deploy robo advisors by adopting advanced technologies such as advanced analytics and quantitative finance. This deployment will provide accurate and reliable advisory services to retail investors, preventing them from making poor investment decisions.

The bank segment is expected to register the fastest CAGR during the forecast period. Banks are constantly attempting to digitalize their offerings and improve the customer experience. Small banks, in particular, are opting for digitalized services for opening a bank account, fueling the demand for chat-based robo advisory. Such enhancements are being implemented across banking sectors to gain leverage and enhance competitive position in the market, which are expected to drive segment growth.

Services Type Insights

Direct plan-based/goal segment accounted for the largest share in the market in 2022. Investors value features such as solid goal planning, portfolio management, security features, and attentive customer service in a robo-advisor. This allows users to run scenarios on effective goal planning and be prompted to take actions that will increase their chances of success by using goal-based robo-advisors, which provide risk profiling and goal-based suggestions. The development of new goal-setting platforms that include a variety of goal-setting actions that will increase their chances of success by using goal-based robo-advisors, which provide risk profiling alternatives, free digital financial planning tools, and powerful progress trackers integrated across the platform, which is anticipated to accelerate the segment’s growth.

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Comprehensive wealth advisory is expected to register the fastest CAGR during the forecast period. These advisers provide complete wealth management services by compiling their clients’ financial net worth and assessing their risk tolerance. In addition to fund-based portfolio recommendations, they provide financial planning, portfolio management services, and financial consulting for wealth and estate planning. This, together with the expansion of financial advising services available for the less wealthy population, is anticipated to fuel segment growth.

End User Insights

According to Grand View Research, the High Net Worth Individuals (HNWIs) accounted for the largest market revenue share in 2023. The growing demand for HNWIs by private equity managers to safeguard their investments is anticipated to drive the segment growth. Moreover, HNWIs frequently seek the advice of investment advisors to manage their wealth properly. In addition, the U.S. has accounted for the most HNWIs, with over 7.4 million people, per World Wealth Report 2022.

The retail investor segment is expected to register the fastest CAGR during the forecast period. The rapid growth of financial inclusion due to pandemics is among the significant factors expected to drive the segment’s growth. The rapid increase in trading account creation reflects the sustained surge in the prevalence of retail investors during the lockdowns. For instance, according to Grand View Research, in February 2021, a Financial Industry Regulatory Authority (FINRA) survey reported that 38% of retail investors were involved in creating more than one investment account.

We have an experienced management team

Our senior leadership is comprised of entrepreneurs with highly successful careers. Our management has relationships with entrepreneurs, management teams, investors, and technical innovators. Our team has extensive experience in the market tracking service and technology industries. We place emphasis on creating a culture that fosters innovation, creativity, and teamwork. We are continuing to recruit talented, innovative, and entrepreneurial personnel in order to support our technology development and growth strategies.

Business Strategies

We aim to provide safe, personalized and intelligent investment informational services. Our intention is to use this platform to draw and attract more users, which will create interest in services that are subscription based. This timely and efficient information helps users better understand the market and understand their investment behavior, so as to make more informed investment decisions and achieve better investment returns. We aim to provide users with a smarter and more efficient way to manage their financial journey.

We provide product modularization in order to help small and medium-sized customers utilize our platform in such a way that provides both economies of scale and the ability to create different configurations for increased value for customers through convenient customization.

Additionally, we incorporate the use of AI to provide more varieties of financial products and services to help small and medium-sized institutions gain a competitive advantage in attracting customers.

Expand business and operations through acquisitions, joint ventures and/or strategic alliances

We remain vigilant for potential merger and acquisition opportunities in the market, especially for small asset management companies. We will continue to seek opportunities to acquire companies that allow us to expand into new territories, diversify our species product categories, and where operational synergies with our existing companies may exist. We believe that we may have the ability to layer on a sustainability model to certain companies that operate in a more traditional way, with an opportunity to increase margins by selling a more premium product.

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Widening our product range

We will continue to maximize the competitiveness of our products through increased detailed functionalities, and continually expanding into new niche markets by maximizing our research and development team capabilities. MAXE aims to provide a more comprehensive range of products to meet user’s needs.

Seasonality of Business

There is no significant seasonality in our business. However, there may be seasonal fluctuations in the trading activities of our users, which could materially affect the use of our MAXE app.

Impact of COVID-19 on our business and operations

In terms of industry growth, the COVID-19 outbreak has accelerated digital transformation and triggered more demand for fintech applications. With restrictions on going out and socializing, investors are turning more to online investment software and assistants. This has led to a huge increase in the number of users of stock trading software and investment apps.

For marketing, offline promotion activities are difficult to carry out, prompting companies to shift their focus to digital marketing. This is also in line with our main marketing strategy.

All in all, COVID-19 has little impact on our business operations.

Licenses And Permits And Registrations

There are no licenses and registrations material for our Company’s operations in Singapore apart from those pertaining to general business requirements.

Certifications

As an AI information technology company, there are no certifications required for our Company’s operations in Singapore.

Research and Development

Our technology is critical to our operations. The following are some of our technology development milestones:

● In June 2023, we set up an AI research and development team and began to use AI technology and investment fields.

● In December 2023, the first phase of our TPS system was developed.

● In February 2024, MAXE systems were launched in 176 countries and regions around the world, and users began to use our services.

We intend to maintain the research and development input in product design, and an incentive mechanism for research and development personnel should be formulated to achieve breakthrough in product design stability and security and personalization.

Employees

We have 8 full-time and 2 part-time employees as of December 31, 2024. Most of our employees work remotely or hybrid though typically do not require office space. We rent our office space from Regus on a month-to-month basis at a monthly rate of SG$234 (approximately US$179). We believe our facilities are sufficient to meet our current needs and that additional suitable space is available as and when needed at reasonable rates. We do not own any real property.

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Insurance

Since our employees work remotely and are located in different countries, we do not provide a uniform insurance coverage policy for them. We do not maintain business interruption insurance, nor do we maintain key-man life insurance.

Litigation and Other Legal Proceedings

We and our subsidiary have been and may from time to time be involved in various legal proceedings and claims in the ordinary course of business, including contractual disputes and other commercial disputes. As of the date of this prospectus, we are not a party to any significant proceedings in Singapore or the British Virgin Islands.

REGULATIONS

Singapore

Regulation on Digital Advisers in Singapore

The Monetary Authority of Singapore (“MAS”), the regulatory body of the Securities and Futures Act 2001 of Singapore (“SFA”), Financial Advisers Act 2011 of Singapore (“FAA”) and their subsidiary legislations and regulations, issued the Guidelines on Provision of Digital Advisory Services (CMG-G02) on October 8, 2018 (“Digital Advisory Guidelines”). Following the Digital Advisory Guidelines, there is no separate authorization regime for digital advisers in Singapore. The licensing framework provided in the SFA and FAA is technology agnostic and applicable to digital advisers who provide advice on investment product using automated and algorithmic-based tools. Financial institutions that carry on the regulated activities under the SFA and FAA are required to be licensed unless they qualify for the relevant exemptions.

Financial Adviser’s License

The provision of financial advisory services is regulated under the FAA. Under Section 6 of the FAA read with the Second Schedule of the FAA, the Company is required to have a financial adviser’s license (“FA license”) if it provides financial advisory service unless exempted under Section 20 of the FAA or does not fall within the definition of a “financial adviser” under the First Schedule of the FAA.

Section 6 of the FAA provides that a person must not act as a financial adviser in Singapore in respect of any financial advisory service unless the person:

(i)	is authorized to do so in respect of that financial advisory service by a financial adviser’s license; or

(ii)	is an exempt financial adviser.

The Second Schedule of the FAA lists the types of financial advisory service contemplated under the FAA:

1.	Advising others, either directly or through publications or writings, and whether in electronic, print or other form, concerning any investment product, other than —

(a)	in the manner set out in paragraph 2; or

(b)	advising on corporate finance within the meaning of the SFA.

2.	Advising others by issuing or promulgating research analyses or research reports, whether in electronic, print or other form, concerning any investment product.

3.	Arranging of any contract of insurance in respect of life policies, other than a contract of reinsurance.

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A “financial adviser” is defined in Section 2 of the FAA to mean a person who carries on a business of providing any financial advisory service, but does not include any person specified in the First Schedule of the FAA. The First Schedule of the FAA states the following exclusions:

4.	Any person who owns, operates or provides an information service through an electronic, or a broadcasting or telecommunications medium, where —

(a)	the service is generally available to the public in Singapore;

(b)	any advice given, or analysis or report issued or promulgated, is given, issued or promulgated only through that service;

(c)	that person receives no commission or other consideration, apart from any fee received from subscription to the service, for giving the advice, or for issuing or promulgating the analysis or report; and

(d)	the advice is given, or the analysis or report is issued or promulgated, solely as incidental to that person’s ownership, operation or provision of that service.

5.	Any person who provides credit rating services, where any analysis or report issued or promulgated by that person —

(a)	is issued or promulgated solely as incidental to the conduct of that person’s business of providing credit rating services; and

(b)	does not contain any specific recommendation with respect to the acquiring of, disposing of, subscribing for, or underwriting of, any capital markets products.

A person is exempted from holding an FA license to act as a financial adviser in Singapore in respect of any financial advisory service if it falls within the exemptions set out in Section 20(1) of the FAA:

(i)	a bank licensed under the Banking Act 1970;

(ii)	a merchant bank licensed under the Banking Act 1970;

(iii)	a company or co-operative society licensed under the Insurance Act (Cap. 142), or a company registered as an insurance broker under that Act;

(iv)	a holder of a capital markets services license under the SFA;

(v)	a finance company which has been granted an exemption from Section 25(2) of the Finance Companies Act 1967 to carry on a business of providing any financial advisory service;

(vi)	an approved exchange, a recognized market operator, or an approved holding company, in respect of the provision of any financial advisory service that is solely incidental to its operation of an organized market, or to its performance as an approved holding company, as the case may be; and

(vii)	such other persons or classes of persons as may be prescribed.

Section 20(1)(g) of the FAA read with Section 27(1) of the Financial Advisers Regulations sets out further categories of persons who are exempted from holding a FA license. Some of the additional exemptions are as follows:

(i)	a corporation which provides all or any type of financial advisory service to any of its related corporations;

(ii)	a person who provides all or any type of financial advisory service to any of its connected persons;

(iii)	a person resident in Singapore who acts, whether directly or indirectly, as a financial adviser in giving advice in Singapore, either directly or through publications or writings or by issuing or promulgating research analyses or research reports, concerning any investment product (other than life policies), to not more than 30 accredited investors on any occasion;

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(iv)	a person who provides all or any type of financial advisory service to an institutional investor;

(v)	a person who carries on business of advising accredited investors or expert investors, either directly or through publications or writings or by issuing or promulgating research analyses or research reports, concerning OTC derivatives contracts the value of which is determined by reference to —

(a)	the value or amount of one or more commodities; or

(b)	fluctuations in the values or amounts of one or more commodities.

MAS issued the Guidelines on Provision of Financial Advisory Service (FAA-G17) on July 10, 2019 (“Financial Advisory Guidelines”) to provide greater clarity on what constitutes the provision of “financial advisory service” under the abovementioned Paragraph 1 and 2 of the Second Schedule of the FAA.

The Financial Advisory Guidelines sets out a two-stage test to assess if a person is carrying on a business of providing financial advisory service:

(i)	Stage 1: Does the activity amount to providing financial advice?

(ii)	Stage 2: Is the person carrying on a business of providing financial advice?

In assessing if an activity constitutes the provision of financial advice, MAS generally considers a particular communication, whether oral, online or in print, to be financial advice if it expresses an opinion on the merits of buying, selling or holding a particular investment product or class of product, and is provided in a situation where the recipient is reasonably expected to rely on it in making an investment decision. The Financial Advisory Guidelines lists some mitigating factors where financial advice is less likely to be found to have been given:

(i)	When providing factual information, including information that is general in nature and commonly known to most investors;

(ii)	When providing opinion that is generic and not tailored to take into account the unique circumstances of the particular individual;

(iii)	When the communication does not recommend that the recipient take or not take a course of action in relation to an investment product or a class of investment products;

(iv)	When the provider of opinion does not purport to be in the business of providing financial advice, by claiming, for example, to be in a “financial analyst”, “professional” or “research house”;

(v)	When any advice on portfolio allocation is provided, it does not extend to a clearly identifiable investment product or a class of investment products; or

(vi)	Where a passive distribution or reproduction of research reports is concerned, the reports are from licensed or exempt financial institutions regulated by MAS, attribution is given to the reports accurately, there is no exercise of editorial control over or modification of the contents of the report, and there is no endorsement or comment on the reports.

In assessing if a person is carrying on a business of providing financial advice, MAS takes into consideration (a) whether the advice is given systematically and with continuity, and (b) whether the person is remunerated for the service.

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The Company is unlikely to require an FA license as its scope of operations should fall outside the ambit of what constitutes “financial advisory service” under Paragraph 1 and 2 of the Second Schedule of the FAA, read with the Financial Advisory Guidelines.

The Company provides an information service through its investment assistant app, MAXE. It provides only factual information on securities and the latest news developments in the markets that are generally known to most investors. Such information is generic and not tailored or customized to the unique circumstances of each user of MAXE. The Company does not make any recommendation to induce the user to take or not take a course of action in relation to an investment product or class of investment products. Additionally, the Company does not reproduce or distribute any research reports to its users. Both MAXE and the Company’s website also carries a prominent disclaimer stating that the information provided through its service is purely for informational purposes and should not be relied on for financial advice.

Capital Markets Services License

The SFA governs the regulation of activities and institutions in the securities and derivatives industry. Following Section 82(1) of the SFA, a person is required to hold a capital markets services license (“CMS license”) to carry on business in one or more regulated activities in Part 1 of the Second Schedule of the SFA. A person may be exempted from holding a CMS license if it falls within the exemptions in Section 99 of the SFA. Further, a holder of an FA license or an exempted holder of an FA license may be exempted from holding a CMS license if it satisfies Paragraph 2 of the Second Schedule of the Securities and Futures (Licensing and Conduct of Business) Regulations (“SF(LCB)R”).

Section 82(1) of the SFA provides that no person may, whether as principal or agent, carry on business in any regulated activity or hold out that the person is carrying on such business unless the person is the holder of a CMS license for that regulated activity.

The types of regulated activities are listed in Part 1 of the Second Schedule of the SFA:

(i)	dealing in capital markets products;

(ii)	advising on corporate finance;

(iii)	fund management;

(iv)	real estate investment trust management;

(v)	product financing;

(vi)	providing credit rating services;

(vii)	providing custodial services.

Part 2 of the Second Schedule of the SFA defines “dealing in capital markets products” to mean (whether as principal or agent) making or offering to make with any person, or inducing or attempting to induce any person to enter into or to offer to enter into any agreement for or with a view to acquiring, disposing of, entering into, effecting, arranging, subscribing for, or underwriting any capital markets products.

The exemption to hold a CMS license to carry on business in such regulated activities applies to the following persons pursuant to Section 99 of the SFA:

(i)	any bank licensed under the Banking Act 1970 in respect of any regulated activity;

(ii)	any merchant bank licensed under the Banking Act 1970 in respect of any regulated activity;

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(iii)	any finance company licensed under the Finance Companies Act 1967 in respect of any regulated activity that is not prohibited by that Act or for which an exemption from Section 25(2) of that Act has been granted;

(iv)	any company or co-operative society licensed under the Insurance Act 1966 in respect of fund management for the purpose of carrying out insurance business;

(v)	any approved exchange, recognized market operator or approved holding company in respect of any regulated activity that is solely incidental to its operation of an organized market or to its performance as an approved holding company, as the case may be;

(vi)	any approved clearing house or recognized clearing house in respect of any regulated activity that is solely incidental to its operation of a clearing facility;

(vii)	such other person or class of persons in respect of any regulated activity as may be exempted by the Authority.

Based on the Digital Advisory Guidelines, the passing of buy or sell orders (e.g. of collective investment schemes, bonds and stocks) to brokerage firms for execution constitutes dealing in capital markets products under the SFA.

The Company is not required to have a CMS license as its scope of business does not amount to a regulated activity of “dealing in capital markets products” as defined in Part 2 of the Second Schedule of the SFA. While the Company’s investment assistant app, MAXE, provides access to the user’s brokerage account, it does not pass any buy or sell orders to brokerage firms for execution. Accordingly, its business is unlikely to fall under the scope of regulated activities requiring licensing under the SFA.

Regulation on Employment

The Employment Act 1968

The Employment Act 1968 of Singapore (the “Employment Act”) is administered by the Ministry of Manpower of Singapore (“MOM”) and sets out the basic terms and conditions of employment and the rights and responsibilities of employers as well as employees. It generally extends to all local and foreign employees under a contract of service with an employer, except seafarers, domestic workers, statutory board employees or civil servants. The Employment Act prescribes certain minimum conditions of service that employers are required to provide to their employees, including (i) minimum days of statutory annual and sick leave; (ii) paid public holidays; (iii) statutory protection against wrongful dismissal; (iv) provision of key employment terms in writing; and (v) the provision of statutory maternity, paternity, childcare and adoption leave benefits (in each case subject to the fulfilment of certain eligibility criteria) under the Child Development Co-Savings Act 2001; (v) statutory requirements relating to work injury compensation, and workplace safety and health, under the Work Injury Compensation Act 2019 and the Workplace Safety and Health Act 2006, respectively; and (vi) statutory protections against dismissal on the grounds of age, and statutory requirements to offer re-employment to an employee who attains the prescribed minimum retirement age, under the Retirement and Re-employment Act 1993 . In addition, certain statutory protections prescribed under Part IV of the Employment Act relating to overtime and hours of work only apply to limited categories of employees, such as workmen who receive a monthly salary of up to S$4,500 and employees (other than a workman or a person employed in a managerial or an executive position) who receives a monthly salary of up to S$2,600 (excluding any other payment, supplement or allowance.

There is no minimum statutorily prescribed wage in Singapore. Singapore employment law also does not prescribe any mandatory annual wage supplement, bonus payments or severance payments to be provided by an employer to its employees. Any such payment to be made to an employee (including as to frequency and amount) is at the discretion of the employer. However, the MOM has provided the Tripartite Advisory on Managing Excess Manpower and Responsible Entrenchment guidelines to encourage employers to pay a retrenchment benefit of two (2) weeks’ to one (1) month’s salary per year of service, depending on the company’s financial position and the industry. Further, it is mandatory for all employers with at least 10 employees who have retrenched any employee to notify MOM of the retrenchment exercise.

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An employer and its employee are generally free to agree on a notice period for termination of employment. If the employment contract does not provide for a notice period, the employer must adhere to the minimum notice periods stipulated in the Employment Act. The Employment Act confers a statutory right on either party to terminate the employment relationship immediately without waiting for the expiry of the notice period by paying salary in lieu of notice.

Employment of Foreign Workers in Singapore

The employment of foreign workers in Singapore is governed by the Employment of Foreign Manpower Act 1990 of Singapore (“EFMA”) and regulated by MOM.

In Singapore, under Section 5(1) of the EFMA, no person shall employ a foreign employee unless he has obtained in respect of the foreign employee a valid work pass from the Work Pass Division, as the Controller appointed by the MOM to issue such work passes, which allows the foreign employee to work for him in Singapore. Any person who contravenes Section 5(1) of the EFMA shall be guilty of an offence and shall: (a) be liable on conviction to a fine of at least S$5,000 and not more than S$30,000 or to imprisonment for a term not exceeding 12 months or to both; and (b) on a second or subsequent conviction be punished with a fine of at least S$10,000 and not more than S$30,000 and with imprisonment for a term of not less than one month and not more than 12 months in the case of an individual; or be punished with a fine of at least S$20,000 and not more than S$60,000, in any other case.

The availability of the foreign workers to various sectors is also regulated by the MOM through the following policy instruments:

(i)	approved source countries;

(ii)	the imposition of security bonds and levies;

(iii)	dependency ceilings based on the ratio of local to foreign workers; and

(iv)	quotas based on the man year entitlements (“MYE”) in respect of workers from Non-Traditional Sources (“NTS”) and the People’s Republic of China.

Various categories of work passes may be issued by the Work Pass Division under the Employment of Foreign Manpower (Work Passes) Regulations 2012 (“EFMR”), including the work permit, the S Pass and the employment pass. The work permit is issued to semi-skilled migrant workers in the construction, manufacturing, marine shipyard, process or services sector. The S Pass is issued to skilled foreign workers who must earn at least S$3,000 a month in all sectors except the financial services sector, while skilled foreign workers must earn at least S$3,500 a month to qualify. From September 2023, the minimum monthly salary requirement for S Pass applicants will be raised to S$3,150, with a higher minimum qualifying salary requirement of S$3,650 for S Pass applicants in the financial services sector. The employment pass is issued to foreign professionals, managers and executives, and applicants must earn at least S$5,000 a month in order to qualify, with applicants in the financial services sector needing to earn at least S$5,500 a month to qualify.

The EFMR requires employers of work permit holders, inter alia, to:

(a)	bear the costs for the medical treatment of the foreign employee, including any service, investigation, medicine and medical consumable, among others, which are necessary for the medical treatment;

(b)	provide safe working conditions and take such measures as are necessary to ensure the safety and health of the foreign employee at work;

(c)	provide acceptable accommodation for the foreign employee, which must be consistent with the written laws, directives, guidelines and circulars of the authorities;

(d)	purchase and maintain medical insurance of at least S$60,000, with at least the first S$15,000 in aggregate of claims to be paid in full by the insurer.

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The EFMR requires employers of S Pass holders, inter alia, to:

(a)	bear the costs for the medical treatment of the foreign employee, including any service, investigation, medicine and medical consumable, among others, which are necessary for the medical treatment;

(b)	purchase and maintain medical insurance of at least S$60,000, with at least the first S$15,000 in aggregate of claims to be paid in full by the insurer.

The employment of work permit and S Pass holders are subject to foreign worker levies and quotas. The foreign worker levy generally depends on two factors: (a) the worker’s qualification and (2) the number of work permit or S Pass holders hired. The foreign worker quota imposes a maximum ratio of foreign employees to the total workforce that a company in a given sector can employ.

Before applying for work permits for its foreign workers, a company must first declare its business activity to the MOM using the MOM’s online service. After the company declares its business activity, the MOM will assign the company to the most relevant sector. Each sector has sector-specific rules in relation to the employment of foreign workers and the company’s sector will determine the number of work permit holders that it can employ. To declare its business activity, the company must have a CPF account, contribute CPF for its local workers for at least 1 month before declaring its business activity, and submit copies of the relevant licenses to the MOM. After a company submits the online application to declare its business activity, the MOM may request additional information and documents.

The Central Provident Fund Act 1953

Aside from minimum benefits in respect of the aforementioned terms of employment in the Employment Act, employees in Singapore are entitled to contributions to the central provident fund by the employer as prescribed under the Central Provident Fund Act 1953 of Singapore (the “CPF Act”). The CPF Act is administered by the Central Provident Fund Board and governs the contributions made by employers and employees to the Central Provident Fund. The specific contribution rate to be made by employers varies depending on whether the employee is a Singapore citizen or permanent resident in the private or public sector and the age group and wage band of the employee. Generally, for employees who are Singapore citizens in the private sector or non-pensionable employees in the public sector, aged 55 years old or below and who earn more than or equal to S$750 a month, the employer’s contribution rate is 17% of the employee’s wage and the employee’s contribution rate is 20% of the employee’s wage.

Regulations on Intellectual Property Rights

The Intellectual Property Office of Singapore is the national authority that registers and is responsible for the administration of IP rights in Singapore, which includes copyrights, trademarks and patents. Singapore is a member of the main international conventions regulating intellectual property matters, and the World Trade Organization’s Agreement on Trade Related Aspects of Intellectual Property Rights.

Trademarks

Singapore operates a first-to-file system in respect of registered trademarks under the Trade Marks Act 1998 of Singapore, and the registered proprietor is granted a statutory monopoly of the trademark in Singapore in relation to the product or service for which it is registered. The proprietor of a registered trademark may also authorize other persons to use the trademark in relation to the goods or services for which it is registered. In all legal proceedings relating to a registered trademark or any right thereunder, the registration of a person as proprietor of a registered trademark is prima facie evidence of the validity of the original registration in any subsequent assignment or other transmission of the registration. In the event of any trademark infringement, the registered proprietor will be able to rely on the registered trademark as proof of his right to the mark, and the infringement of a trademark may give rise to civil and criminal liabilities. Goods and services are classified, for the purposes of the registration of trademarks, according to a prescribed system of classification. Statutory protection of a registered trademark can last indefinitely, as long as the registration is renewed every 10 years. Unregistered trademarks are also protected under the common law of passing off, provided that the owner is able to prove that there is goodwill or reputation in the mark, misrepresentation on the part of the infringer and damage to the mark as a result.

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Regulations on Data Protection

The Data Protection Act 2012 of Singapore (“PDPA”) generally requires organizations to give notice and obtain consents prior to collection, use or disclosure of personal data (being data, whether true or not, about an individual who can be identified from that data or from that data and other information to which organizations have or are likely to have access), and to provide individuals with the right to access and correct (any error or omission in) their own personal data. Organizations have mandatory obligations to assess if the data breaches they suffer are notifiable data breaches, and are required to notify the Personal Data Protection Commission (“PDPC”) and the affected individuals where the data breach is of a certain severity (where the data breach results in, or is likely to result in significant harm to the affected individual, and/or is, or is likely to be of significant scale). The PDPA also imposes various baseline obligations on organizations in connection with permitted uses of, accountability for, the protection of, the retention of, and overseas transfers of, personal data. In addition, the PDPA requires organizations to check “Do-Not-Call” registries prior to sending marketing messages (whether in sound, text, visual or other forms) addressed to Singapore telephone numbers (or other telephone numbers as may be prescribed), through voice calls, fax, text messages or other means, unless clear and unambiguous consent to such marketing was obtained from the individual.

The PDPA creates various offenses in connection with the improper use and/or disclosure of personal data, certain methods of collecting personal data and certain failures to comply with the requirements under the PDPA, including the Do-Not-Call requirements. These offences may be applicable to organizations, their officers and/or their employees. Offenders are liable on conviction to fines and/or imprisonment. The PDPA empowers the PDPC with significant regulatory powers to ensure compliance with the PDPA, including powers to investigate, give directions and impose a financial penalty of up to S$1 million on convicted organizations and S$200,000 in the case of an individual. In addition, the PDPA creates a right of private action, pursuant to which the Singapore courts may, upon such persons’ application, grant damages, injunctions, declarations and such other relief the courts deem fit to persons who suffer loss or damages directly as a result of contraventions of certain requirements under the PDPA.

The PDPA was last amended by the Personal Data Protection (Amendment) Act 2020 (the “Amendment Act”), which is only partially in force. Since October 1, 2022, the maximum financial penalty for the breaches of PDPA have been increased. The financial penalty cap which may be imposed on organizations for breaches under the PDPA has increased from the previously fixed S$1 million, to 10% of the organization’s annual turnover in Singapore for organizations with annual local turnover exceeding SGD10 million, whichever is higher. As of the date of this prospectus, key portions of the Amendment Act not yet in force include a requirement for organizations to transfer personal data of an individual (that is held in electronic form) to a different organization where requested by the individual (generally referred to as “data portability”).

British Virgin Islands

Regulations related to the British Virgin Islands Data Protection Act, 2021

The Data Protection Act, 2021 (the “BVI DPA”) came into force in the British Virgin Islands on 9 July 2021. The BVI DPA establishes a framework of rights and duties designed to safeguard individuals’ personal data, balanced against the need of public authorities, businesses and organizations to collect and use personal data for lawful purposes. The BVI DPA is centered around seven data protection principles (the General Principle, the Notice and Choice Principle, the Disclosure Principle, the Security Principle, the Retention Principle, the Data Integrity Principle and the Access Principle) which require that:

●	personal data must not be processed without consent unless specific conditions are met and must not be transferred outside the British Virgin Islands, unless there is proof of adequate data protection safeguards or consent from the data subject;

●	Where consent has been given to processing of personal data, the data subject may at any time withdraw his or her consent;

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●	a data controller must inform a data subject of specific matters, for instance the purposes for which it is being collected and further processed;

●	personal data must not be disclosed for any purpose other than the purpose for which it was to be disclosed at the time of collection, or a purpose directly related thereto or to any party other than a third party of a class previously notified to the data subject;

●	a data controller shall, when processing personal data, take practical steps to protect personal data from loss, misuse, modification, unauthorized or accidental access or disclosure, alteration or destruction;

●	personal data must not be kept for longer than is necessary for the purpose;

●	personal data must be accurate, complete, not misleading and kept up to date; and

●	a data subject must be given access to his or her own personal data and be able to correct that data where it is inaccurate, incomplete, misleading or not up to date, except where a request for such access or correction is refused under the BVI DPA.

The BVI DPA imposes specific obligations on data controllers, including the duty to (i) apply the data protection principles; and (ii) respond in a timely fashion to requests from data subjects in relation to their personal data.

The Information Commissioner is the regulator responsible for the proper functioning and enforcement of the BVI DPA. Offences under the BVI DPA include,

●	processing sensitive personal data in contravention of the BVI DPA;

●	willfully obstructing the Information Commissioner or an authorized officer in the conduct of his or her duties and functions;

●	willfully disclosing personal information in contravention of the BVI DPA; and

●	collecting, storing or disposing of personal information in a manner that contravenes the BVI DPA. Offences committed under the BVI DPA may result in fines (up to $500,000 in certain cases) or imprisonment. Further, a data subject who suffers damage or distress as a result of their data being processed in contravention of the DPA may institute civil proceedings in the British Virgin Islands courts.

Offences committed under the BVI DPA may result in fines (up to $500,000 in certain cases) or imprisonment. For body corporate offences, where committed with the consent or connivance, or attributable to the neglect, of any director, manager, secretary or similar officer (or purporting to act in that capacity), the individual is also deemed to have committed the offence.

Singapore

There is no minimum statutorily prescribed wage in Singapore. Singapore employment law also does not prescribe any mandatory annual wage supplement, bonus payments or severance payments to be provided by an employer to its employees. Any such payment to be made to an employee (including as to frequency and amount) is at the discretion of the employer. An employer and its employee are generally free to agree on a notice period for termination of employment. If the employment contract does not provide for a notice period, the employer must adhere to the minimum notice periods stipulated in the Singapore EA. The Singapore EA confers a statutory right on either party to terminate the employment relationship immediately without waiting for the expiry of the notice period by paying salary in lieu of notice.

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MANAGEMENT

The following table sets forth information regarding our directors and executive officers as of the date of this prospectus.

Name	Age	Title
Yibin Xu	40	Chief Executive Officer and sole Director
Dong Chen	36	Chief Financial Officer and Director Nominee
Chengming Qian	50	Director Nominee
Cheung Ki (Johnny) Wong	41	Director Nominee
Cai Sun	53	Director Nominee

Mr. Yibin Xu has served as our Chief Executive Officer and a sole director since June 2023. From April 2021 to August 2022, Mr. Xu served as the Vice President of GCL Technology Holdings Limited (3800.HK) where he was in charge of securities department. Prior to that, Mr. Xu served as the General Manager of Xinyuan Real Estate Co., Ltd (XIN: NYSE) from February 2019 to April 2021. During that time, Mr. Xu also served as the Company Secretary of Xinyuan Property Management Service Ltd (1895.HK). From August 2013 to December 2018 Mr. Xu served as the Board Secretary for China Yu Tian Holdings Limited where he oversaw securities business. Mr. Xu obtained a graduate certificate in Economics from Nanjing University in June 2011. He is also a member of the Association of International Accountants. The Company believes Mr. Xu’s experience in the technology industry qualifies him to serve on our board of directors.

Mr. Dong Chen has served as our Chief Financial Officer since June 2023 and will serve as a director effective upon closing of this offering. From November 2019 to May 2023, Mr. Chen served as the Chief Financial Officer of 4Di Capital, LLC, a holding company investing in the hospitality and fintech sectors. Prior to that, Mr. Chen served as the Financial Director of Pine Fortune Group, LLC from January 2016 to October 2019 where he was responsible for financial management. Mr. Chen holds a dual bachelor’s degree in Accounting and Economics from Pennsylvania State University and a master’s degree in Operations Research from Columbia University. The Company believes Mr. Chen’s experience in the financial industry qualifies him to serve on our board of directors.

Mrs. Chengming Qian will serve as a director effective upon closing of this offering. Mrs. Qian is an Investment Partner of Shanghai Ideate Investments, a venture capital focusing on pre-IPO deals where she has served since May 2022. She served as Investment and Finance Advisor in Ninghai Jingtian International Ltd since May 2013 to April 2022. Her previous work experience includes working at Infinity Group, an Israel-China private equity company, as Senior Investment Director from April 2010 to April 2013. Mrs. Qian graduated from Nanyang Technological University in Singapore with a master degree of Business Administration and holds a bachelor’s degree in arts from South East University. The Company believes Mrs. Qian’s significant experience and knowledge qualifies her to serve on our board of directors.

Mr. Cheung Ki Johnny Wong will serve as a director effective upon closing of this offering. Mr. Wong is the General Manager of Jovial Wings CPA Company, a company that provides assurance, tax and advisory services, where he has served since October 2015. He is a Partner of Lehman Brown International Accountants where he has served since June 2022 and Acclime since April 2019. Mr. Wong has served as a Company Secretary for Ascentage Pharma Group since July 2018, and China Meidong Auto Holdings Limited since April 2016. Prior to that, from May 2019 to May 2021, Mr. Wong served as Company Secretary for China Hongguang Holdings Limited. From April 2016 to July 2022, Mr. Wong served as Company Secretary for Zhongshi Minan Holdings Limited. Prior to that, from July 2012 to October 2015, Mr. Wong served as Finance Manager for Taubman Asia Management Limited. From September 2005 to July 2012, Mr. Wong served as Senior Manager from September 2005 to October 2010 and as an Audit Manager from October 2010 to July 2012 for Ernst and Young where he was responsible for auditing and reviewing client’s financial records and reports. Mr. Wong holds a bachelor’s degree in accounting from Hong Kong University of Science and Technology (HKUST), and a master’s degree in Corporate Governance from Hong Kong Polytechnic University. He is also a member of Hong Kong Institute of Certified Public Accountants. The Company believes Mr. Wong’s significant experience in finance qualifies him to serve on our board of directors.

Mr. Cai Sun will serve as a director effective upon closing of this offering. Mr. Sun is the Co-Founder and Chief Technology Officer of Baoxin Tech Co., Ltd. where he has served since April 2020. From April 2010 to August 2018 Mr. Sun served as the Senior Expert in Cloud Computing for Alibaba Group (BABA: NYSE) where he was responsible for the development and management of cloud service business. He served as the Technical Manager of Ask.com from August 2007 to April 2010. Mr. Sun was also a lecturer at Tsinghua University where he lectured on Computer Science from July 1992 to August 1995. Mr. Sun holds a bachelor’s degree in Computer Science from Tsinghua University and a master’s degree in Computer Science from Tsinghua University. The Company believes Mr. Sun’s significant experience with computer science qualifies him to serve on our board of directors.

Our directors are elected annually at the Board meeting and serve until their successors take office or until their death, resignation or removal.

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Family Relationships

None of the directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Board of Directors

Our board of directors will consist of five (5) directors upon the effectiveness of this registration statement, of which this prospectus is a part, three of whom will be “independent” within the meaning of the corporate governance standards of the Nasdaq listing rules and will meet the criteria for independence set forth in Rule 10A-3 of the Exchange Act.

Duties of Directors

Under British Virgin Islands law, our directors have a duty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. Directors of a company owe that company certain statutory and fiduciary duties including, among others, a duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of that company. When exercising powers or performing duties as a director, our directors also have a duty to exercise the care, diligence and skills that a reasonable director would exercise in comparable circumstances, taking into account without limitation the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors must exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes the company’s memorandum and articles of association the BVI Act, as amended and restated from time to time. See “Description of Shares - Differences in Corporate Law” for additional information on our directors’ fiduciary duties under British Virgin Islands law. Under BVI law, our board of directors has the powers necessary for managing, and for directing and supervising, our business affairs.

The functions and powers of our board of directors include, among others:

●	convening shareholders’ annual and extraordinary general meetings and reporting its work to shareholders at such meetings;

●	declaring dividends and distributions;

●	appointing officers and determining the term of office of the officers;

●	exercising the borrowing powers of our Company and mortgaging the property of our Company; and

●	maintaining or registering a register of mortgages, charges, or other encumbrances of the Company.

Qualification

There is currently no shareholding qualification for directors, although a shareholding qualification for directors may be fixed by our shareholders by ordinary resolution.

Terms of Directors and Executive Officers

Pursuant to our Amended and Restated Articles, each of our directors holds office for the term, if any, fixed by the resolution of members or resolution of directors appointing him/her, or until his/her earlier death, resignation or removal. If no term is fixed on the appointment of a director, the director serves indefinitely until his/her earlier death, resignation or removal.

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Board Committees

On January 15, 2025, our Board established an audit committee, a compensation committee, and a nominating and corporate governance committee, to be effective upon closing of this offering. The composition, duties and responsibilities of these Board committees set out below will be effective upon the effectiveness of this registration statement of which this prospectus is a part. Each Board committee is expected to operate under a written charter to be adopted by our Board, a copy of which will be available on our website upon the consummation of this offering. Our Board may from time to time establish other committees as and when required so as to facilitate the management of our business.

Audit Committee

On January 15, 2025, we established an audit committee of our Board, to be effective upon closing of this offering. Our audit committee is expected to be comprised of three (3) independent Directors.

We adopted an audit committee charter, which details the principal functions of the audit committee, including the following:

●	general oversight of the integrity of our financial statements, qualifications and independence of our independent auditors and internal financial and accounting controls;
●	appointing, approving compensation arrangements, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
●	reviewing and discussing with our independent registered public accounting firm its independence from us;
●	reviewing with our independent registered public accounting firm the matters required to be reviewed by applicable auditing requirements;
●	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
●	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC and ACRA;
●	reviewing and approving related person transactions;
●	reviewing and monitoring our internal controls, disclosure controls and procedures and compliance with legal and regulatory requirements; and
●	establishing procedures for the confidential, anonymous submission of concerns regarding questionable accounting, internal accounting controls, and auditing matters.

Compensation Committee

On January 15, 2025, we established a compensation committee of our Board, to be effective upon closing of this offering. Our compensation committee is expected to comprise of three Directors including three (3) independent Directors.

We adopted a compensation committee charter, which details the principal functions of the compensation committee, including the following:

●	reviewing compensation goals, policies, plans and programs for our executive officers;
●	reviewing and approving the compensation of our executive officers;
●	reviewing and approving employment agreements and other similar arrangements between us and our executive officers; and
●	reviewing and recommending to our Board the compensation to be provided to our Directors.

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Nominating and Corporate Governance Committee

On January 15, 2025, we established a nominating and corporate governance committee of our Board, to be effective upon closing of this offering. Our nominating and corporate governance committee is expected to consist of three (3) Directors.

We adopted a nominating and corporate governance committee charter, which details the principal functions of the nominating and corporate governance committee, including the following:

●	identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board;
●	overseeing the organization of our Board to discharge the Board’s duties and responsibilities properly and efficiently; and
●	reviewing and recommending to our Board appropriate changes to our corporate governance guidelines.

Code of Business Conduct and Ethics

On January 15, 2025, we adopted a Code of Business Conduct and Ethics, which shall apply to our Directors, executive officers and employees. Our Code of Business Conduct and Ethics and our audit, compensation and nominating and corporate governance committee charters are filed as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, we will also provide a copy of the Code of Business Conduct and Ethics without charge upon request. We intend to disclose any amendments to or waivers of certain provisions of our Code of Business Conduct and Ethics in a current report on Form 6-K.

The information on or accessed through our website is not incorporated in this Prospectus or the registration statement of which this prospectus forms a part. You should not consider information contained on our website to be part of this prospectus or in deciding whether to purchase our Class A Ordinary Shares. The nominating and corporate governance committee of our Board will be responsible for overseeing our code of business conduct and ethics and any waivers applicable to any Director, executive officer or employee. We intend to disclose any amendments to the codes, or any waivers of their requirements, on our website to the extent required by the applicable rules and exchange requirements.

Limitation on Liability and Indemnification Matters

BVI law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any provision providing indemnification may be held by the BVI courts to be contrary to public policy (e.g. for purporting to provide indemnification against civil fraud or the consequences of committing a crime). Under our Amended and Restated Memorandum and Articles, we indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

●	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

●	is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

We intend to maintain a directors’ and officers’ insurance policy pursuant to which our Directors and officers are insured against liability for actions taken in their capacities as Directors and officers. We believe that this is necessary to attract and retain qualified persons as directors and officers of the Company. Please refer to the section titled “Limitation of Liability of Directors and Officers” for further details.

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Foreign Private Issuer Exemptions

In general, under the Nasdaq corporate governance standards, foreign private issuers, as defined by the rules adopted under the Exchange Act, are permitted to follow the corporate governance practices of its country of incorporation instead of the corporate governance practices of the Nasdaq. As a British Virgin Islands company, we are subject to various requirements under British Virgin Islands law. Therefore, while we intend to voluntarily follow most Nasdaq corporate governance rules, we are permitted to comply with the BVI Business Companies Act, 2004 instead of Nasdaq corporate governance rules, provided that we disclose which requirements we are not following and the equivalent BVI Business Companies Act, 2004 requirement.

The foreign private issuer exemptions do not modify the independence requirements for the audit committee, and we intend to comply with the requirements of the Sarbanes-Oxley Act and the Nasdaq Listing Rules, which require that our audit committee be composed of at least three (3) Directors, all of whom are independent.

We may in the future decide to use the foreign private issuer exemptions with respect to some or all of the other corporate governance rules.

If at any time we cease to be a “foreign private issuer” under the Nasdaq Listing Rules and rules of the Exchange Act, our Board will take all action necessary to comply with all applicable Nasdaq Listing Rules, including corporate governance rules.

Due to our status as a foreign private issuer and our intention to follow certain home country corporate governance practices, our shareholders will not have the same protections afforded to shareholders of companies that are subject to all the Nasdaq corporate governance standards.

Compensation of Directors and Executive Officers

The following table sets forth information concerning the compensation of our named executive officers for the year ended June 30, 2024, and the period from June 28, 2023 (date of inception) through June 30, 2023.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock awards ($)	Option awards ($)	All other compensation ($)	Total ($)
Yibin Xu	2024	90,000	-	-	-	90,000
Chief Executive Officer and sole Director	2023	-	-	-	-	-
Dong Chen	2024	45,000	-	-	-	45,000
Chief Financial Officer	2023	-	-	-	-	-

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There is currently no agreement or arrangement to pay any of our directors for their services as directors.

Employment Agreements

Yibin Xu

On June 30, 2023, the Company entered into an employment agreement with Yibin Xu. Pursuant to Mr. Xu’s employment agreement, he will serve as the Company’s Chief Executive Officer and receive a monthly salary of $10,000. Mr. Xu’s employment for the Company shall be on a full-time, remote basis and have an open-ended term.

Mr. Xu is entitled to paid statutory leaves (marriage leave, bereavement leave, annual leave, etc.).

Dong Chen

On June 30, 2023, the Company entered into an employment agreement Dong Chen. Pursuant to Mr. Chen’s employment agreement, he will serve as the Company’s Financial Executive Officer and receive a monthly salary of $5,000. Mr. Chen’s employment for the Company shall be on a full-time, remote basis and have an open-ended term.

Mr. Chen is entitled to paid statutory leaves (marriage leave, bereavement leave, annual leave, etc.).

Upon the consummation of this offering, we will also enter into indemnification agreements with each of our directors and executive officers. Under these agreements, we agree to indemnify our directors and executive officers against all liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company to the fullest extent permitted by law with certain limited exceptions.

Outstanding Equity Awards

The Company does not currently have a formal equity incentive plan and there were no outstanding equity awards held by any of our executive officers as of June 30, 2024.

Insider Participation Concerning Executive Compensation

The current management team has been making all determinations regarding executive officer compensation from the inception of our Company. When our Compensation Committee is set up, it will be making all determination regarding executive officer compensation (please see below).

Code of Conduct and Ethics

Upon effectiveness of this offering, we will adopt (i) a written code of business conduct and ethics that applies to our officers, and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions. We intend to disclose any amendments to the policy on our website to the extent required by applicable U.S. federal securities laws and the corporate governance rules of Nasdaq.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our Class A Ordinary Shares as of the date of this prospectus, and as adjusted to reflect the sale of the Class A Ordinary Shares offered in this offering for:

●	each of our directors and executive officers who beneficially own our Class A Ordinary Shares;

●	our directors and executive officers as a group; and

●	each person known to us to own beneficially more than 5% of our Class A Ordinary Shares.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Class A Ordinary Shares shown as beneficially owned by them. Percentage of beneficial ownership of each listed person prior to this offering is based on 12,400,000 Class A Ordinary Shares outstanding as of the date of this prospectus immediately prior to the effectiveness of the registration statement of which this prospectus is a part. Percentage of beneficial ownership of each listed person after this offering includes 16,400,000 Class A Ordinary Shares outstanding immediately after the completion of this offering.

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Our significant shareholders holding more than 5% of our Class A Ordinary Shares do not possess different voting rights.

				Ordinary Shares Beneficially Owned Prior to this Offering			Ordinary Shares Beneficially Owned After this Offering
Name of Beneficial Owner	Class A Ordinary Shares	Percentage of Class A Ordinary Shares (%)	Class B Ordinary Shares	Percent of Class B Ordinary Shares (%)	Total Voting Power (%)	Class A Ordinary Shares	Percent of Class A Ordinary Shares (%)	Class B Ordinary Shares	Percent of Class B Ordinary Shares (%)	Total Voting Power (%)
Yibin Xu, Chief Executive Officer and sole Director	5,200,000	41.9%	2,000,000	100%	77.8%	5,200,000	31.7%	2,000,000	100%	69.2%
Dong Chen, Chief Financial Officer***	-	-	-	-		-	-	-	-
All directors and executive officers as a group (2 individuals):	5,200,000	41.9%	2,000,000	100%	77.8%	5,200,000	31.7%	2,000,000	100%	69.2%
Principal shareholders
4Di Capital LLC**	5,200,000	41.9%	-	-	16.0%	5,200,000	31.7%	-	-	14.3%
AI Union Limited****	700,000	5.65%	-	-	2.16%	700,000	4.27%	-	-	1.92%
Ying Wang*****	660,000	5.32%	-	-	2.04%	660,000	4.02%	-	-	1.81%
Xiaoyuan Lyu******	640,000	5.12%	-	-	1.98%	640,000	3.90%	-	-	1.76%

* The address of our directors and executive officers is 20 Cecil Street, #1401 Plus Building, Singapore 049705.

** Represents 5,200,000 Class A ordinary shares held of record by 4Di Capital LLC, a company incorporated in the State of New York and with Dong Chen, our Chief Financial Officer and Haocheng Sun, our employee, each holding 50% of its shares. The registered address is 21 W End Ave Apt 3808 New York, NY 10023.

*** Excludes 1,300,000 Class A ordinary shares held of record by 4Di Capital LLC, of which Mr. Chen has sole voting and dispositive control over.

**** Represents 700,000 Class A ordinary shares held of record by AI Union Limited, a Hong Kong company, of which Jiagen Lyu has sole voting and dispositive control over. The registered address is Rm 1801, Easey Comm Bldg., 253 Hennessy Road, Wanchai, Hong Kong.

***** Ying Wang’s principal business address is Rm 1805, 18/F, Hollywood Plaza 610 Nathan Road, Kowloon, Hong Kong.

****** Xiaoyuan Lyu’s principal business address is Rm 1103, Block 3, 76 Xinanjiang Street, Nanjing, China.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Item 7.B of Form 20-F requires foreign private issuers to disclose certain transactions and loans between the company and related parties:

●	Transactions that are material to the company or the related party, or any transactions that are unusual in their nature or conditions

●	The amount of outstanding loans made by the company, its parent, or any of its subsidiaries to a related party.

1) Nature of relationships with related parties

Related Party Name	Relationship to the Company
Maxe AI Technology Limited	Under common control, wholly owned by Yibin Xu
Yibin Xu	Chief Executive Officer and sole Director
Dong Chen	Chief Financial Officer
Haocheng Sun	Joint control shareholder of 4Di Capital LLC
4Di Capital LLC	Entity jointly controlled by Dong Chen and Haocheng Sun

2) Related party transactions

Since September 2023, Mr. Yibin Xu has paid part of the listing professional fees and advertising fees on behalf of the Company. As of June 30, 2024 and 2023, the Company recorded amount due to Mr. Xu of $52,470 and $1,173 respectively. The amounts are unsecured, non-interest bearing and due on demand.

On September 28, 2023, the Company entered into an assets sale agreement with Maxe AI Technology Limited, a Hong Kong company (“MAXE HK”), which is a separate private company owned by Yibin Xu, the Company’s Chief Executive Officer and sole Director, to acquire valued artificial intelligence strategies, asset management systems, and development environment (software and hardware) at a cost of $1.00.

On September 18, 2023, the Company entered into a bank account in Hong Kong usage arrangement with MAXE HK for the purpose of facilitating the business operations of MAXE AI, the Company’s Singapore subsidiary, as it is difficult to open a bank account for new companies established by foreign shareholders in Singapore. As of June 30, 2024 and 2023, the receivables balance due from MAXE HK were $16,334 and nil respectively, which represented the cash and cash equivalents held in this bank account. The Company ceased using this account since September 18, 2024, and all funds have been transferred to MAXE AI’s bank account in Singapore. For the usage period, the Company has full control over this account, and it is solely used by the Company.

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DESCRIPTION OF SHARES

The following description summarizes material terms of our Amended and Restated Memorandum and Articles as of the date of this Prospectus. Such summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of our Amended and Restated Memorandum and Articles, a copy of which has been filed as an exhibit to the registration statement of which this Prospectus forms a part. Prospective investors are urged to read the exhibits for a complete understanding of our Amended and Restated Memorandum and Articles.

We are a British Virgin Islands business company limited by shares and our affairs are governed by our Amended and Restated Memorandum and Articles of Association, the BVI Act, the common law of the British Virgin Islands, our corporate government documents and the rules and regulations of the stock exchange on which our Class A Ordinary Shares are traded.

As of the date of this prospectus, 12,400,000 Class A Ordinary Shares, and 2,000,000 Class B Ordinary Shares are issued and outstanding.

Immediately upon the completion of this offering, we will have 16,400,000 Class A Ordinary Shares issued and outstanding (or 17,000,000 Class A Ordinary Shares if the underwriters exercise their over-allotment option in full). All of our shares issued and outstanding prior to the completion of the offering are and will be fully paid, and all of our shares to be issued in the offering will be issued as fully paid.

For the purposes of this section, references to “shareholders” mean those shareholders whose names and number of shares are entered in our register of members. Subject to the BVI Business Companies Act, 2004 and our Amended and Restated Memorandum and Articles of Association, only persons who are registered in our register of members are recognized under British Virgin Islands law as our shareholders. As a result, only registered shareholders have legal standing under British Virgin Islands law to institute shareholder actions against us or otherwise seek to enforce their rights as shareholders.

Shares

The Company was incorporated under the laws of the British Virgin Islands (BVI) on June 28, 2023, and was authorized to issue a maximum of 50,000 ordinary shares of one class of $1.00 par value each at incorporation. On the same day, the Company issued 4 ordinary shares at par value.

On May 30, 2024, the Company passed a resolution approving a share subdivision whereby each issued and unissued shares of the Company was subdivided into 10,000 shares of $0.0001 par value each, and a redesignation of all existing issued ordinary shares as Class A Ordinary Shares. The Company further approved the increase of its maximum number of authorized shares to an unlimited number of shares of $0.0001 par value each, divided into Class A Ordinary Shares, Class B Ordinary Shares, Class A Preferred Shares, Class B Preferred Shares and Class C Preferred Shares. These changes in authorised number of shares were effected on July 5, 2024 when the Company’s amended and restated memorandum and articles of association was registered with the Registrar of Corporate Affairs of the BVI.

As a result of the May 30, 2024 share subdivision, the number of issued shares increased to 40,000 Class A Ordinary Shares upon the changes in authorised number of shares taking effect. At the same time, the Company further allotted a total of 6,160,000 Class A Ordinary Shares and 1,000,000 Class B Ordinary Shares to the original shareholders and the three new shareholders at par value. As a result, the number of issued shares increased to an aggregate of 6,200,000 Class A Ordinary Shares and 1,000,000 Class B Ordinary Shares.

On January 15, 2025, the Company passed a resolution of directors approving a share subdivision whereby each issued and unissued shares of the Company was subdivided into two (2) shares of $0.00005 par value per share. This share subdivision took effect on February 5, 2025.

As a result of the January 15, 2025 share subdivision, the number of issued shares increased to an aggregate of 12,400,000 Class A Ordinary Shares and 2,000,000 Class B Ordinary Shares.

As a result of these changes, we are authorized to issue an unlimited number of shares of $0.00005 par value each divided into five classes of shares as follows: (i) Class A ordinary shares of $0.00005 par value each; (ii) Class B ordinary shares of $0.00005 par value each (“Class B Ordinary Shares”); (iii) Class A preferred shares of $0.00005 par value each (“Class A Preferred Shares”); (iv) Class B preferred shares of $0.00005 par value each (“Class B Preferred Shares”); and (v) Class C preferred shares of $0.00005 par value each (“Class C Preferred Shares”, together with the Class A Preferred Shares and Class B Preferred Shares, are herein referred to “Preferred Shares”). Holders of our Class A Ordinary Shares will have the same rights as holders of the Class B Ordinary Shares, save as voting and conversion rights.

The holders of Class A Ordinary Shares will have one (1) vote at a meeting of shareholders while holders of Class B Ordinary Shares will be entitled to ten (10) votes at a meeting of shareholders. The Class A Ordinary Shares are not convertible into Class B Ordinary Shares or Preferred Shares at any time. There are no provisions in our Amended and Restated Articles that would limit the lifespan of the Class B Ordinary Shares, and the holders of Class B Ordinary Shares are able to hold their Class B Ordinary Shares for any period of time.

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All of our outstanding shares are fully paid and non-assessable. Our shareholders who are non-residents of the BVI may freely hold and vote their Class A Ordinary Shares.

At the completion of this offering, there will be 16,400,000 Class A Ordinary Shares (or 17,000,000 Class A Ordinary Shares if the underwriters exercise their over-allotment option in full) and 2,000,000 Class B Ordinary Shares issued and outstanding held by at least 300 shareholders and beneficial owners which is the minimum requirement by Nasdaq Capital Market.

Voting rights

Each Class B Ordinary Share is entitled to ten votes, and each Class A Ordinary Share is entitled to one vote. Holders of Class A Ordinary Shares, Class B Ordinary Shares and Preferred Shares have the right to receive notice of, attend, speak and vote at general meetings of the Company. Holders of Class A Ordinary Shares, Class B Ordinary Shares and Preferred Shares shall, at all times, vote together as a single class on all matters submitted to a vote for shareholders’ approval unless otherwise required by applicable laws and/or the Amended and Restated Memorandum and Articles.

Conversion

Each Class B Ordinary Share shall be convertible, at the option of the holder thereof, into such number of fully paid and non-assessable Class A Ordinary Shares at such conversion rate in accordance with the Amended and Restated Memorandum and Articles, namely on a one-for-one basis, subject to adjustment. Any future issuances of Class B Ordinary Shares may be dilutive to the voting power of the holders of Class A Ordinary Share. Any conversions of Class B Ordinary Shares into Class A Ordinary Shares may dilute the percentage ownership of the existing holders of Class A Ordinary Shares within their class of Ordinary Shares and may result in a dilution of the voting power of the holders of Class A Ordinary Shares. The conversion of Class B Ordinary Shares to Class A Ordinary Shares will have the effect, over time, of increasing the relative voting power of those holders of Class B Ordinary Shares who retain their shares in the long term.

Calls on Shares and Forfeiture

Our Company’s shares that are not fully paid on issue are subject to the forfeiture provisions set forth in our Amended and Restated Articles. For this purpose, shares of our Company issued for a promissory note or a contract for future services are deemed to be not fully paid.

If a shareholder fails to pay any call the directors may give to such shareholder not less than 14 days’ written notice requiring payment and specifying the amount unpaid including any interest which may have accrued, any expenses which have been incurred by us due to that person’s default and the place where payment is to be made. The written notice shall also contain a warning that if the notice is not complied with, the shares in respect of which the call is made will be liable to be forfeited.

If such notice is not complied with, the directors may, before the payment required by the notice has been received, resolve that any share the subject of that notice be forfeited (which forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before such forfeiture).

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A forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the directors think fit.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, and that member shall be discharged from any further obligation to the Company.

Variation of Rights of Shares

The rights attached to any class of shares may only, whether or not the Company is being wound up, be varied by a resolution of members, provided that only the holders of the relevant class of shares shall be entitled to vote thereon, unless otherwise provided by the terms of issue of such class.

Redemption and Purchase of Own Shares

Subject to compliance with the provisions of the BVI Act, we may purchase, redeem or otherwise acquire and hold our own Ordinary Shares save that we may not purchase, redeem or otherwise acquire our own Ordinary Shares without the consent of the shareholders whose Ordinary Shares are to be purchased, redeemed or otherwise acquired unless we are permitted or required by the BVI Act or any other provision in the Amended and Restated Memorandum and Articles to purchase, redeem or otherwise acquire the Ordinary Shares without such consent.

Inspection of Books and Records

Under the BVI Act, holders of our Ordinary Shares are entitled, upon giving written notice to us, to inspect (i) our memorandum and articles of association, as amended and restated from time to time; (ii) the register of members, (iii) the register of directors and (iv) minutes of meetings and resolutions of members, and to make copies and take extracts from the documents and records. However, our directors can refuse access if they are satisfied that to allow such access would be contrary to our interests.

General Meetings

Any of our directors may convene a meeting of shareholders at any time and in any manner and place the director considers necessary or desirable. The director convening a meeting must not give less than seven clear calendar days’ notice of the meeting to those shareholders whose names appear as shareholders in the register of shareholders on the date of the notice and are entitled to vote at the meeting, and the other directors. Our board of directors must convene a meeting of shareholders upon the written request of shareholders entitled to exercise 30% or more of the voting rights in respect of the matter for which the meeting is requested. A meeting of shareholders held in contravention of the requirement to give notice is valid if shareholders holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall constitute waiver in relation to all the shares which that shareholder holds.

The quorum for a meeting of shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50% of the votes of the shares (or class or series of shares) entitled to vote on the resolutions to be considered at the meeting. A quorum may comprise a single shareholder or proxy. If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of the shareholders, will be dissolved. In any other case, it will stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares or each class or series of shares entitle to vote on the matter to be considered by the meeting, those present will constitute a quorum but otherwise the meeting will be dissolved.

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At any meeting of shareholders of our Company, the chairman is responsible for deciding in such manner as he considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes of the meeting. If the chairman has any doubt as to the outcome of the vote on a proposed resolution, he shall cause a poll to be taken of all votes cast upon such resolution. If the chairman fails to take a poll, then any shareholder of our Company present in person or by proxy who objects the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken. If a poll be demanded in manner aforesaid, it shall be taken at such time and place, and in such manner as the Chairman shall direct. If a poll is taken at any meeting, the result shall be announced to the meeting and recorded in the minutes of the meeting.

Directors

There are no prohibitions in relation to cumulative voting under the laws of the BVI, but our Amended and Restated Memorandum and Articles do not provide for cumulative voting.

Liquidation Rights

As permitted by BVI law and our Amended and Restated Memorandum and Articles, the Company may be voluntarily liquidated by a resolution of members or, if permitted under section 199(2) of the BVI Act, by a resolution of directors if we have no liabilities or we are able to pay our debts as they fall due and the value of our assets equals or exceeds our liabilities by resolution of directors and resolution of members. On a liquidation, on winding up or other return of assets of the Company to shareholders (other than on conversion, redemption or purchase of Ordinary Shares), assets available for distribution among the holders of Ordinary Shares shall be distributed among the holders of the Ordinary Shares on a pro rata basis.

CERTAIN BRITISH VIRGIN ISLANDS COMPANY CONSIDERATIONS

Differences in Corporate Law

The BVI Act and the laws of the British Virgin Islands affecting British Virgin Islands companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of the British Virgin Islands applicable to us and the laws applicable to companies incorporated under the Delaware General Corporation Law in the United States and their shareholders.

Mergers and Similar Arrangements

Under the BVI Act, two or more companies, each a “constituent Company”, may merge or consolidate in accordance with Section 170 of the BVI Act. A merger means the merging of two or more constituent companies into one of the constituent companies and a consolidation means the uniting of two or more constituent companies into a new company. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which must be authorized by a resolution of members. While a director may vote on the plan of merger or consolidation even if he has a financial interest in the plan, the interested director must disclose the interest to all other directors of the company promptly upon becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the company.

A transaction entered into by our Company in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the Board prior to the transaction or (b) the transaction or proposed transaction is (i) between the director and the company and (ii) the transaction or proposed transaction is or is to be entered into in the ordinary course of the company’s business and on usual terms and conditions.

Notwithstanding the above, a transaction entered into by the company is not voidable if (a) the material facts of the interest of the director in the transaction are known by the shareholders entitled to vote at a meeting of shareholders and the transaction is approved or ratified by a resolution of members; or (b) the company received fair value for the transaction.

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Shareholders not otherwise entitled to vote on the merger or consolidation may still acquire the right to vote if the plan of merger or consolidation contains any provision that, if proposed as an amendment to the memorandum or articles of association, would entitle them to vote as a class or series on the proposed amendment. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting to approve the plan of merger or consolidation. The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration. After the plan of merger or consolidation has been approved by the directors and authorized by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the BVI. A shareholder may dissent from a mandatory redemption of his shares pursuant to an arrangement (if permitted by the court), a merger (unless the shareholder was a shareholder of the surviving company prior to the merger and continues to hold the same or similar shares after the merger) or a consolidation. A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his shares.

A shareholder dissenting from a merger or consolidation must object in writing to the merger or consolidation before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must give notice of this fact to each shareholder who gave written objection within 20 days immediately following the date of the shareholders’ approval. These shareholders then have 20 days from the date of such notice to give to the company their written election in the form specified by the BVI Act to dissent from the merger or consolidation, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder. Upon giving notice of his election to dissent, a shareholder ceases to have any shareholder rights except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent. Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the company must make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the company determines to be the fair value of the shares. The company and the shareholder then have 30 days to agree upon the price. If the company and a shareholder fail to agree on the price within the 30 days, then the company and the shareholder shall, within 20 days immediately following the expiration of the 30-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without taking into account any change in value as a result of the transaction.

Shareholders’ Suits

There are both statutory and common law remedies available to our shareholders as a matter of British Virgin Islands Law. These are summarized below:

Prejudiced Members

A shareholder who considers that the affairs of the company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to him in that capacity, can apply to the court under Section 184I of the BVI Act, inter alia, for an order that his shares be acquired, that he be provided compensation, that the Court regulate the future conduct of the company, or that any decision of the company which contravenes the BVI Act or our memorandum and articles of association be set aside.

Derivative Actions

Section 184C of the BVI Act provides that a shareholder of a company may, with the leave of the Court, bring an action in the name of the company in certain circumstances to redress any wrong done to it. Such actions are known as derivative actions. The British Virgin Islands Court may only grant permission to bring a derivative action where the following circumstances apply:

●	the company does not intend to bring, diligently continue or defend or discontinue proceedings; and

●	it is in the interests of the company that the conduct of the proceedings not be left to the directors or to the determination of the shareholders as a whole.

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When considering whether to grant leave, the British Virgin Islands Court is also required to have regard to the following matters:

●	whether the shareholder is acting in good faith;

●	whether a derivative action is in the company’s best interests, taking into account the directors’ views on commercial matters;

●	whether the action is likely to proceed;

●	the cost of the proceedings; and

●	whether an alternative remedy is available.

Just and Equitable Winding Up

In addition to the statutory remedies outlined above, shareholders can also petition the British Virgin Islands Court for the winding up of a company under the BVI Insolvency Act, 2003 (Law Revision 2020) for the appointment of a liquidator to liquidate the company and the court may appoint a liquidator for the company if it is of the opinion that it is just and equitable for the court to so order. Save in exceptional circumstances, this remedy is generally only available where the company has been operated as a quasi-partnership and trust and confidence between the partners has broken down.

Indemnification of Directors and Executive Officers and Limitation of Liability

BVI law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any provision providing indemnification may be held by the BVI courts to be contrary to public policy (e.g. for purporting to provide indemnification against civil fraud or the consequences of committing a crime). Under our Amended and Restated Memorandum and Articles, we indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

●	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

●	is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in our Amended and Restated Memorandum and Articles

Some provisions of our articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable. Under the BVI law, our directors may only exercise the rights and powers granted to them under our Amended and Restated Memorandum and Articles, as amended and restated from time to time, as they believe in good faith to be in the best interests of our Company.

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Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Under BVI law, the directors owe the company certain statutory and fiduciary duties including, among others, a duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of the company. When exercising powers or performing duties as a director, the director is required to exercise the care, diligence and skill that a reasonable director would exercise in the circumstances taking into account, without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In exercising the powers of a director, the directors ensure neither they nor the company acts in a manner which contravenes the BVI Act or our memorandum and articles of association, as amended and restated from time to time. A shareholder has the right to seek damages for breaches of duties owed to us by our directors.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. British Virgin Islands law provides that shareholders may approve corporate matters by way of a written resolution without a meeting signed by or on behalf of shareholders sufficient to constitute the requisite majority of shareholders who would have been entitled to vote on such matter at a general meeting; provided that if the consent is less than unanimous, notice must be given to all non-consenting shareholders. Pursuant to our Amended and Restated Memorandum and Articles, an action that may be taken by the shareholders of our Company at a meeting may also be taken by a resolution of members of our Company consented to in writing, without the need for any notice, but if any resolution of members of our Company is adopted otherwise than by the unanimous written consent of all shareholders of our Company, a copy of such resolution shall forthwith be sent to all shareholders of our Company not consenting to such resolution. The consent may be in the form of counterparts, each counterpart being signed by one or more shareholders of our Company. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the earliest date upon which eligible persons holding a sufficient number of votes of Shares to constitute a resolution of members of our Company have consented to the resolution by signed counterparts.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. British Virgin Islands law and our Amended and Restated Memorandum and Articles allow our shareholders holding 30% or more of the voting rights entitled to vote on any matter for which a meeting is to be converted may request that the directors shall requisition a shareholder’s meeting. As a BVI company, we are not obliged by law to call shareholders’ annual general meetings, but do permit the directors to call such a meeting. The location of any shareholders’ meeting can be determined by the board of directors and can be held anywhere in the world.

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Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the BVI but our Amended and Restated Memorandum and Articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Amended and Restated Articles, a director of our Company may be removed from office, with or without cause, by a resolution of members of our Company passed at a meeting of shareholders of our Company called for the purposes of removing the director of for purposes including the removal of the director or by written resolution passed by at least 75 percent of the votes of the shareholders of our Company entitled to vote, or by a resolution of directors of our Company.

Transactions With Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors. British Virgin Islands law has no comparable statute, and our Amended and Restated Memorandum and Articles fails to expressly provide for the same protection afforded by the Delaware business combination statute.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the BVI Act and our Amended and Restated Memorandum and Articles, we may appoint a voluntary liquidator by a resolution of the shareholders or by resolution of directors of our Company.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under BVI law and our Amended and Restated Memorandum and Articles, if at any time our shares are divided into different classes of shares, the rights attached to any class may only be varied, whether or not our company is in liquidation, with the consent in writing of or by a resolution passed at a meeting by a majority of the votes cast by those entitled to vote at a meeting of the holders of the issued shares in that class.

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Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by British Virgin Islands law, our Amended and Restated Memorandum and Articles may be amended by a resolution of members and, subject to certain exceptions, by a resolution of directors. An amendment is effective from the date it is registered at the Registry of Corporate Affairs in the British Virgin Islands.

Anti-Money Laundering Laws

In order to comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we also may delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases, the directors may be satisfied that no further information is required since an exception applies under the Anti-Money Laundering Regulations (as revised) of the BVI, as amended and revised from time to time or any other applicable law. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation Agency of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act (Revised). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Listing

Our Class A Ordinary Shares are currently not listed on any securities exchange. We have applied to list our Class A Ordinary Shares on Nasdaq, under the symbol “AIAS”.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A Ordinary Shares is VStock Transfer, LLC. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, New York 11598.

SHARES ELIGIBLE FOR FUTURE SALE

Before our initial public offering, there has not been a public market for our Class A Ordinary Shares, and although we have made an application for the Class A Ordinary Shares to be listed on the Nasdaq Capital Market, a regular trading market for our Class A Ordinary Shares may not develop. Future sales of substantial amounts of our Class A Ordinary Shares in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our Class A Ordinary Shares to fall or impair our ability to raise equity capital in the future. Upon completion of this offering, we will have 16,400,000 Class A Ordinary Shares issued and outstanding (or 17,000,000 Class A Ordinary Shares if the underwriters exercise their over-allotment option in full). All of the Class A Ordinary Shares sold in this offering will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act.

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Lock-Up Agreement

We have agreed, for a period of six months from the closing of the offering, and each of our Directors, Officers and shareholders holding more than 5% of our securities, have agreed, for a period of six months starting from the pricing date of this offering, in each case subject to certain exceptions, not to, except in connection with this offering, offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, or file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company. The underwriters have agreed to waive the lock-up requirement for the 2,000,000 Class A Ordinary Shares being offered for resale by the Selling Shareholders pursuant to the Resale Prospectus. See “Underwriting — Lock-Up Agreements.”

Rule 144

All of our Class A Ordinary Shares outstanding prior to this offering are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

●	1% of the number of Class A Ordinary Shares then outstanding, in the form of Class A Ordinary Shares or otherwise, which will equal approximately 190,000 shares immediately after this offering; or

●	the average weekly trading volume of the Class A Ordinary Shares on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

Rule 701 under the Securities Act, as in effect on the date of this prospectus, permits resales of shares in reliance upon Rule 144 but without compliance with certain restrictions of Rule 144, including the holding period requirement. If any of our employees, executive officers or directors purchase shares under a written compensatory plan or contract, they may be entitled to rely on the resale provisions of Rule 701, but all holders of Rule 701 shares would be required to wait until ninety (90) days after the date of this prospectus before selling any such shares. However, Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf. Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. We are not claiming the potential exemption offered by Regulation S in connection with the offering of newly issued shares outside the United States and will register all of the newly issued shares under the Securities Act.

Subject to certain limitations, holders of our restricted shares who are not our affiliates or who are our affiliates by virtue of their status as our officer or director of may resell their restricted shares in an “offshore transaction” under Regulation S if:

●	none of the shareholder, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States, and

●	in the case of a sale of our restricted shares by an officer or director who is our affiliate solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

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MATERIAL TAX CONSIDERATIONS

The following are material Singapore, British Virgin Islands and U.S. federal income tax considerations relevant to an investment in our Class A Ordinary Shares. This discussion does not address all of the tax consequences that may be relevant in light of the investor’s particular circumstances. Potential investors should consult their tax advisers regarding the Singapore, British Virgin Islands and U.S. federal, state and local, and non-U.S. tax consequences of owning and disposing of our Class A Ordinary Shares in their particular circumstances.

Material Singapore Tax Considerations

The statements made herein regarding taxation are general in nature and based on certain aspects of current tax laws of Singapore and administrative guidelines issued by the relevant authorities in force as of the date of this prospectus and are subject to any changes in such laws or administrative guidelines, or in the interpretation of these laws or guidelines, occurring after such date, which changes could be made on a retrospective basis. These laws and guidelines are also subject to various interpretations and the relevant tax authorities or the courts could later disagree with the explanations or conclusions set out below. The statements below are not to be regarded as advice on the tax position of any holder of our Class A Ordinary Shares or of any person acquiring, selling or otherwise dealing with our Class A Ordinary Shares or on any tax implications arising from the acquisition, sale or other dealings in respect of our Class A Ordinary Shares. The statements made herein do not purport to be a comprehensive or exhaustive description of all of the tax considerations that may be relevant to a decision to acquire, own or dispose of our Class A Ordinary Shares and do not purport to deal with the tax consequences applicable to all categories of investors, some of which (such as dealers in securities) may be subject to special rules. Prospective holders of our Class A Ordinary Shares are advised to consult their own tax advisers as to the Singapore or other tax consequences of the acquisition, ownership of or disposal of our Class A Ordinary Shares. The statements below regarding the Singapore tax treatment of dividends received in respect of our Class A Ordinary Shares are based on the assumption that the Company is tax resident in Singapore for Singapore income tax purposes. It is emphasized that neither the Company nor any other persons involved in this prospectus accepts responsibility for any tax effects or liabilities resulting from the subscription for, acquisition, holding or disposal of our Class A Ordinary Shares.

Individual Income Tax

An individual is a tax resident in Singapore in a year of assessment (“YA”) if, in the year preceding the YA, he was physically present in Singapore or exercised an employment in Singapore (other than as a director of a company) for 183 days or more, or if he resides in Singapore except for such temporary absences therefrom as may be reasonable and not inconsistent with a claim by such individual to be resident in Singapore.

Individual taxpayers who are Singapore tax residents are subject to Singapore income tax on income accruing in or derived from Singapore. All foreign-sourced income received in Singapore on or after January 1, 2004 by a Singapore tax resident individual (except for income received through a partnership in Singapore) is exempt from Singapore income tax if the Comptroller is satisfied that the tax exemption would be beneficial to the individual. Currently, a Singapore tax resident individual is taxed at progressive rates ranging from 0% to 22%. The maximum tax rate will be increased to 24% with effect from the year of assessment 2024.

Non-resident individuals, subject to certain exceptions and conditions, are subject to Singapore income tax on income accruing in or derived from Singapore at the rate of 22%, and 24% with effect from the year of assessment 2024.

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Stamp Duty

There is no stamp duty payable on the subscription and issuance for our Class A Ordinary Shares.

Where our Class A Ordinary Shares evidenced in certificated form are acquired in Singapore, stamp duty is payable on the instrument of their transfer at the rate of 0.2% of the consideration for, or market value of, our Class A Ordinary Shares, whichever is higher, and is rounded down to the nearest dollar, subject to a minimum duty of S$1.

Stamp duty is borne by the purchaser unless there is an agreement to the contrary. Where an instrument of transfer is executed outside Singapore or no instrument of transfer is executed, no stamp duty is generally payable on the acquisition of our Class A Ordinary Shares. However, stamp duty may be payable if the instrument of transfer is executed outside Singapore and is received in Singapore.

If the instrument of transfer has been executed, it has to be stamped within (a) 14 days after signing the document if it is executed in Singapore; or (b) within 30 days after receiving the document in Singapore if the document is executed outside Singapore.

Stamp duty is payable on certain electronic instruments that effect a transfer of interest in our Class A Ordinary Shares, where such instruments are regarded or deemed to be executed in Singapore, or executed outside Singapore and received in Singapore. In this regard, an electronic instrument that is executed outside Singapore is received in Singapore if (a) it is retrieved or accessed by a person in Singapore; (b) an electronic copy of it is stored on a device (including a computer) and brought into Singapore; or (c) an electronic copy of it is stored on a computer in Singapore.

On the basis that any transfer instruments in respect of any interests in our Class A Ordinary Shares are executed outside Singapore through the transfer agent(s), share registrar(s) and/or administrative depositary agent(s) in the United States for registration in our share register(s) and/or administrative depositary register(s) (including branch register(s) of members) maintained in the United States respectively, no stamp duty should be payable in Singapore on such transfers to the extent that the instruments of transfer (including electronic instruments) are not received in Singapore and all electronic records and any information relating to such transfers are not electronically received by persons in Singapore, stored on any server or device in Singapore or made accessible to any person in Singapore.

British Virgin Islands Taxation

The Company and all distributions, interest and other amounts paid by the Company in respect of the Class A Ordinary Shares of the Company to persons who are not resident in the BVI are exempt from all provisions of the Income Tax Ordinance in the BVI.

No estate, inheritance, succession or gift tax is payable with respect to any shares, debt obligations or other securities of a BVI company.

All instruments relating to transactions in respect of the shares, debt obligations or other securities of the Company and all instruments relating to other transactions relating to the business of the Company are exempt from payment of stamp duty in the BVI provided that they do not relate to real estate in the BVI.

There are currently no withholding taxes or exchange control regulations in the BVI applicable to our Company.

British Virgin Islands Economic Substance Legislation

The British Virgin Islands, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the Economic Substance (Companies and Limited Partnerships) Act, 2018 (the “ESA”) came into force in the British Virgin Islands introducing certain economic substance requirements for British Virgin Islands tax resident companies which are engaged in certain “relevant activities” which in the case of companies incorporated before January 1, 2019 will apply in respect of financial years commencing June 30, 2019, onwards. However, it is not anticipated that the Company itself will be subject to any such requirements prior to any business combination and thereafter the Company may remain out of scope of the legislation or else be subject to more limited substance requirements. Although it is presently anticipated that the ESA will have little material impact on the Company or its operations, as the legislation is new and remains subject to further clarification and interpretation it is not currently possible to ascertain the precise impact of these legislative changes on the Company.

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United States Federal Income Taxation

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

●	banks;

●	financial institutions;

●	insurance companies;

●	regulated investment companies;

●	advertising investment trusts;

●	broker-dealers;

●	persons that elect to mark their securities to market;

●	U.S. expatriates or former long-term residents of the U.S.;

●	governments or agencies or instrumentalities thereof;

●	tax-exempt entities;

●	persons liable for alternative minimum tax;

●	persons holding our Class A Ordinary Shares as part of a straddle, hedging, conversion or integrated transaction;

●	persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our Class A Ordinary Shares);

●	persons who acquired our Class A Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation;

●	persons holding our Class A Ordinary Shares through partnerships or other pass-through entities;

●	beneficiaries of a Trust holding our Class A Ordinary Shares; or

●	persons holding our Class A Ordinary Shares through a Trust.

Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Class A Ordinary Shares.

Material Tax Consequences Applicable to U.S. Holders of Our Class A Ordinary Shares

The following sets forth the material U.S. federal income tax consequences related to the ownership and disposition of our Class A Ordinary Shares. It is directed to U.S. Holders (as defined below) of our Class A Ordinary Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to ownership and disposition of our Class A Ordinary Shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non-U.S. tax laws, state, local and other tax laws.

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The following brief description applies only to U.S. Holders (defined below) that hold Class A Ordinary Shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of Class A Ordinary Share and you are, for U.S. federal income tax purposes,

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Taxation of Dividends and Other Distributions on our Class A Ordinary Shares

Subject to the PFIC (defined below) rules discussed below, the gross amount of distributions made by us to you with respect to the Class A Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Class A Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a PFIC (defined below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the British Virgin Islands, clause (1) above can be satisfied only if the Class A Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Class A Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on the Nasdaq Capital Market. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Class A Ordinary Shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Class A Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

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To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Class A Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Class A Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Class A Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Class A Ordinary Shares for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits.

Passive Foreign Investment Company (“PFIC”)

We were not a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for the taxable year ended June 30, 2024. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our taxable year ending June 30, 2024 or for any subsequent year, more than 50% of our assets may be assets which produce passive income, in which case we would be deemed a PFIC, which could have adverse US federal income tax consequences for US taxpayers who are shareholders. We will make this determination following the end of any particular tax year. PFIC status is a factual determination for each taxable year which cannot be made until the close of the taxable year. A non-U.S. corporation is considered a PFIC, as defined in Section 1297(a) of the US Internal Revenue Code, for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Class A Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

Based on our operations and the composition of our assets we do not expect to be treated as a PFIC under the current PFIC rules. However, we must make a separate determination each year as to whether we are a PFIC, and there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. In addition, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Class A Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Class A Ordinary Shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the Class A Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Class A Ordinary Shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold Class A Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Class A Ordinary Shares. However, if we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Class A Ordinary Shares.

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If we are a PFIC for your taxable year(s) during which you hold Class A Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Class A Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Class A Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the Class A Ordinary Shares;

●	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Class A Ordinary Shares cannot be treated as capital, even if you hold the Class A Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election under Section 1296 of the US Internal Revenue Code for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) Class A Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Class A Ordinary Shares as of the close of such taxable year over your adjusted basis in such Class A Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Class A Ordinary Shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the Class A Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Class A Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Class A Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Class A Ordinary Shares. Your basis in the Class A Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our Class A Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the Nasdaq Capital Market. If the Class A Ordinary Shares are regularly traded on the Nasdaq Capital Market and if you are a holder of Class A Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election under Section 1295(b) of the US Internal Revenue Code with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Class A Ordinary Shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Class A Ordinary Shares, including regarding distributions received on the Class A Ordinary Shares and any gain realized on the disposition of the Class A Ordinary Shares.

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If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Class A Ordinary Shares, then such Class A Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Class A Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Class A Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Class A Ordinary Shares for tax purposes.

IRC Section 1014(a) provides for a step-up in basis to the fair market value for our Class A Ordinary Shares when inherited from a decedent that was previously a holder of our Class A Ordinary Shares. However, if we are determined to be a PFIC and a decedent that was a U.S. Holder did not make either a timely qualified electing fund election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our Class A Ordinary Shares, or a mark-to-market election and ownership of those Class A Ordinary Shares are inherited, a special provision in IRC Section 1291(e) provides that the new U.S. Holder’s basis should be reduced by an amount equal to the Section 1014 basis minus the decedent’s adjusted basis just before death. As such if we are determined to be a PFIC at any time prior to a decedent’s passing, the PFIC rules will cause any new U.S. Holder that inherits our Class A Ordinary Shares from a U.S. Holder to not get a step-up in basis under Section 1014 and instead will receive a carryover basis in those Class A Ordinary Shares.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Class A Ordinary Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Class A Ordinary Shares and proceeds from the sale, exchange or redemption of our Class A Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding under Section 3406 of the US Internal Revenue Code with at a current flat rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Class A Ordinary Shares, subject to certain exceptions (including an exception for Class A Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Class A Ordinary Shares.

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UNDERWRITING

We expect to enter into an underwriting agreement with Cathay Securities, Inc., or the representative, acting as the lead managing underwriter and bookrunner with respect to the Class A Ordinary Shares subject to this offering. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter named below has severally agreed to purchase from us, on a firm commitment basis, the number of Class A Ordinary Shares set forth opposite its name below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus:

Name	Number of shares
Cathay Securities, Inc.
Total	4,000,000

The underwriting agreement provides that the obligation of the underwriters to purchase all of the Class A Ordinary Shares being offered to the public is subject to specific conditions, including the absence of any material adverse change in our business or in the financial markets and the receipt of certain legal opinions, certificates and letters from us, our counsel and the independent auditors.

The shares sold in this offering are expected to be ready for delivery against payment in immediately available funds on or about [  ], 2025, subject to customary closing conditions. The underwriters may reject all or part of any order.

Over-Allotment Option

We have granted to the underwriters an option to purchase up to an additional 600,000 Class A Ordinary Shares from us at the same price to the public, and with the same underwriting discount, as set forth in the table below, representing 15% of the Class A Ordinary Shares sold in this offering. The underwriters may exercise this option any time during the 45-day period after the closing of the offering, but only to cover over-allotments, if any. To the extent the underwriters exercise the option, the underwriters will become obligated, subject to certain conditions, to purchase the shares for which they exercise the option.

Lock-Up Agreements

We have agreed with the representative, subject to certain exceptions, not to offer, pledge, sell, or dispose of, directly or indirectly, any of our Class A Ordinary Shares or securities convertible into or exchangeable or exercisable for any of our Class A Ordinary Shares or file or caused to be filed any registration statement relating to the offering of any securities of the Company during the six-month period following the closing of this offering.

Members of our Board, our officers and all shareholders beneficially owning more than 5% of our outstanding Class A Ordinary Shares (or securities convertible or exercisable for Class A Ordinary Shares) as of the effective date of this prospectus have agreed during the six (6) -month period following the pricing date of this offering to substantially similar lock-up provisions, subject to certain exceptions. The underwriters have agreed to waive the lock-up requirement for the 2,000,000 Class A Ordinary Shares being offered for resale by the Selling Shareholders pursuant to the Resale Prospectus.

We cannot predict what effect, if any, future sales of our Class A Ordinary Shares, or the availability of Class A Ordinary Shares for future sale, will have on the trading price of our Class A Ordinary Shares from time to time. Sales of substantial amounts of our Class A Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Class A Ordinary Shares.

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Commissions and Discounts; Expenses

The underwriting commissions and discounts are a cash fee equal to seven percent (7%) of the gross proceeds from the sale of Class A Ordinary Shares sold in the offering. We have been advised by the representative that the underwriters propose to offer the Class A Ordinary Shares to the public at the public offering price set forth on the cover of this prospectus and to dealers at a price that represents a concession not in excess of $[ ] per share under the public offering price. After the offering, the representative may change the public offering price and other selling terms.

The following table shows the public offering price, underwriting commissions and discounts, and proceeds, before expenses, to us. The information assumes both the non-exercise and full exercise by the underwriters of the over-allotment option to purchase additional Class A Ordinary Shares.

	Per Share	Total Without Over- Allotment Option	Total With Full Over- Allotment Option
Initial public offering price	$	$	$
Underwriting commissions and discounts (7%)(1)	$	$	$
Proceeds to our Company before expenses	$	$	$

(1)	Does not include (i) a 1% non-accountable expense allowance or (ii) amounts representing reimbursement of certain out-of-pocket expenses, each as described below.

We have agreed to pay to the representative, by deduction from the gross proceeds of the offering, a non-accountable expense allowance equal to one percent (1%) of the gross proceeds of this offering.

We have agreed to pay the representative for reasonable and documented out-of-pocket expenses actually incurred relating to the offering including, but not limited to, travel, due diligence expenses, reasonable fees and expenses of its legal counsel, roadshow and background check on the Company’s principals) up to $150,000. We have paid $10,000 to the representative as a refundable advance, which shall be applied against actual out-of-pocket accountable expenses and such advance shall be reimbursed to us to the extent any portion of the advance is not actually incurred, in compliance with FINRA Rule 5110(g)(4)(A).

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Right of First Refusal

We have granted the representative a right of first refusal, for a period of three months from the closing of the offering, to provide investment banking services to the Company on an exclusive basis and on terms that are the same or more favorable to the Company comparing to terms offered to the Company by other underwriters/placement agents (such right, the “Right of First Refusal”), which right is exercisable in the representative’s sole discretion. These investment banking services include, without limitation, (a) acting as lead manager for any underwritten public offering; and (b) acting as placement agent or initial purchaser in connection with any private offering of securities of the Company. The representative needs to notify the Company of its intention to exercise the Right of First Refusal within fifteen (15) business days following notice in writing by the Company. Any decision by the representative to act in any such capacity will be contained in separate agreements, which agreements would contain, among other matters, provisions for customary fees for transactions of similar size and nature, as may be mutually agreed upon, and indemnification of the representative and will be subject to general market conditions, provided the terms for such financing or transaction are the same or more favorable to the Company comparing to terms offered to the Company by other underwriters/placement agents. If the representative declines to exercise the Right of First Refusal or is unable to provide same or more favorable terms to the Company under reasonable standard, the Company will have the right to retain any other person or persons to provide such services on terms and conditions which are not more favorable to such other person or persons than the terms presented to and declined by the representative. The representative’s Right of First Refusal shall be subject to FINRA Rule 5110(g), including that the right of first refusal may be terminated by the Company for cause in case of the representative’s material failure to provide the services contemplated in the underwriting agreement.

Tail Financing

The Company and the representative agreed that for a period of three (3) months from the termination or expiration of certain engagement letter dated August 25, 2025, by and between the Company and the representative (the “Tail Period”), the representative shall be entitled to a cash fee equal to seven percent (7%) of the gross proceeds from the sale of any equity, debt and/or equity derivative instruments to any investor introduced by the representative to the Company and not-known to the Company before such introduction, prior to the termination or expiration of the engagement letter if such financing is completed during the Tail Period.

Such right shall be subject to FINRA Rule 5110(g)(5), including that it may be terminated by the Company for cause in case of the representative’s material failure to provide the services contemplated in the underwriting agreement.

Indemnification

We have agreed to indemnify the representative against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments that the representative may be required to make for these liabilities.

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Determination of Offering Price

Prior to this offering, there has not been a public market for our Class A Ordinary Shares. The public offering price of the Class A Ordinary Shares offered by this prospectus has been determined by negotiation between us and the representative. Among the factors considered in determining the public offering price of the Class A Ordinary Shares were:

●	Our history and our prospects;

●	Our financial information and historical performance;

●	The industry in which we operate;

●	The status and development prospects for our products and services;

●	The experience and skills of our executive officers; and

●	The general condition of the securities markets at the time of this offering.

The offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the Class A Ordinary Shares. That price is subject to change as a result of market conditions and other factors, and we cannot assure you that the Class A Ordinary Shares can be resold at or above the public offering price.

Price Stabilization

In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our Class A Ordinary Shares during and after this offering, including:

●	stabilizing transactions;

●	short sales;

●	purchases to cover positions created by short sales;

●	imposition of penalty bids; and

●	syndicate covering transactions.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our Class A Ordinary Shares while this offering is in progress. Stabilization transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. These transactions may also include making short sales of our Class A Ordinary Shares, which involve the sale by the underwriters of a greater number of Class A Ordinary Shares than it is required to purchase in this offering and purchasing Class A Ordinary Shares on the open market to cover short positions created by short sales. Short sales may be “covered short sales,” which are short positions in an amount not greater than the underwriters’ option to purchase additional shares, or may be “naked short sales,” which are short positions in excess of that amount.

The underwriters may close out any covered short position by purchasing shares in the open market.

Naked short sales are short sales made in excess of any over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Class A Ordinary Shares in the open market that could adversely affect investors who purchased in this offering.

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The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriter a portion of the underwriting discount received by it because the underwriter has repurchased shares sold by or for the account of that underwriter in stabilizing or short covering transactions.

These stabilizing transactions, short sales, purchases to cover positions created by short sales, the imposition of penalty bids and syndicate covering transactions may have the effect of raising or maintaining the market price of our Class A Ordinary Shares or preventing or retarding a decline in the market price of our Class A Ordinary Shares. As a result of these activities, the price of our Class A Ordinary Shares may be higher than the price that otherwise might exist in the open market. The underwriters may carry out these transactions on the Nasdaq Capital Market, in the over-the-counter market or otherwise. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the shares. Neither we, nor the underwriters make any representation that the underwriters will engage in these stabilization transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distribution of Shares

The underwriters or syndicate members may facilitate the marketing of this offering online directly or through one of their respective affiliates. In those cases, prospective investors may view offering terms and a prospectus online and place orders online or through their financial advisors. Such websites and the information contained on such websites, or connected to such sites, are not incorporated into and are not a part of this Prospectus.

Other Relationships

The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriters may in the future receive customary fees and commissions for these transactions.

In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Listing

We have applied to list our Class A Ordinary Shares on The Nasdaq Capital Market under the trading symbol “AIAS”. This offering is contingent on the listing of our Class A Ordinary Shares on the Nasdaq Capital Market, and there can be no assurance that we will be successful in listing our Class A Ordinary Shares. If our application is not approved, this offering will not be completed.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A Ordinary Shares is VStock Transfer, LLC. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, New York 11598.

Selling Restrictions

Other than in the United States, no action may be taken, and no action has been taken, by us or the underwriters that would permit a public offering of the securities offered by, or the possession, circulation or distribution of, this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

In addition to the offering of the Common Shares in the United States, the underwriters may, subject to applicable foreign laws, also offer the Common Shares in certain countries.

Notice to Prospective Investors in Canada

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

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Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

The Class A Ordinary Shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Class A Ordinary Shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to and is only directed at persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 within, and/or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling with Article 49(2)(a) to (d) (all such persons together being referred to as “relevant persons”).

This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom who is not a relevant person should not act or rely on this prospectus or any of its contents.

Notice to Prospective Investors in Malaysia

No prospectus or other offering material or document in connection with the offer and sale of the shares has been or will be registered with the Securities Commission of Malaysia, or Commission, for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services License; (iii) a person who acquires the shares, as principal, if the offer is on terms that the shares may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding 12 months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding 12 months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the shares is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus is subject to Malaysian laws. This prospectus does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class A Ordinary Shares may not be circulated or distributed, nor may the Class A Ordinary Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, 2001 of Singapore (“SFA”)) under Section 274 SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where our securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the issued shares which are owned by one or more individuals, each of whom is an accredited investor, the securities or securities-based derivatives contracts of that corporation shall not be transferable within six (6) months after that corporation has acquired the securities or securities-based derivatives contracts under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA, (2) where no consideration is or will be given for the transfer, (3) where the transfer is by operation of law, (4) as specified in Section 276(7) of the SFA, or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Where our securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable within six months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA, (2) where no consideration is or will be given for the transfer, (3) where the transfer is by operation of law, (4) as specified in Section 276(7) of the SFA, or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

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Notice to Prospective Investors in the People’s Republic of China

This prospectus may not be circulated or distributed in China and the Class A Ordinary Shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of China except pursuant to applicable laws, rules and regulations of China. For the purpose of this paragraph only, China does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Notice to Prospective Investors in Hong Kong

The Class A Ordinary Shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to our Class A Ordinary Shares be issued or may be in possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to our Class A Ordinary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Taiwan

The Class A Ordinary Shares have not been and will not be registered with the Financial Supervisory Commission of (“Taiwan”), pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts, expected to be incurred in connection with this offering by us. With the exception of the SEC registration fee, the FINRA filing fee, and the stock exchange market entry and listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$5,052.30
Nasdaq Listing Fee	$50,000.00
FINRA Filing Fee	$3,725.00
Legal Fees and Expenses	$430,000.00
Accounting Fees and Expenses	$300,000.00
Financial Printing and Miscellaneous Expenses	$210,000.00
Underwriting Expenses	$1,440,000.00
Total Expenses	$2,438,777.30

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LEGAL MATTERS

The Crone Law Group P.C. is acting as counsel to our company regarding U.S. securities law matters. Certain legal matters as to the British Virgin Islands law, as well as the validity of the Class A Ordinary Shares offered in this prospectus, will be passed upon for us by Ogier. Certain legal matters as to Singapore law will be passed upon for us by Bird & Bird ATMD LLP. Bevilacqua PLLC has acted as counsel for the underwriters in connection with certain legal matters related to this offering.

EXPERTS

The financial statements included in this prospectus have been audited by HTL International, LLC (“HTL”) an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon the authority of such firm as experts in accounting and auditing. The office of HTL is located at 12 Greenway Plaza, Suite 1100, Houston, Texas, 77046.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Class A Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Class A Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since this prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

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AI ASSETS LTD

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Financial Statements for the year ended June 30, 2024 and the period from June 28, 2023 (date of inception) through June 30, 2023
Page
Report of Independent Registered Public Accounting Firm (PCAOB ID: 7000)	F-2
Consolidated Balance Sheets as of June 30, 2024 and 2023	F-3
Consolidated Statements of Operations and Comprehensive Loss for the year ended June 30, 2024 and the period from June 28, 2023 (date of inception) through June 30, 2023	F-4
Consolidated Statements of Shareholders’ Equity (Deficit) for the year ended June 30, 2024 and the period from June 28, 2023 (date of inception) through June 30, 2023	F-5
Consolidated Statements of Cash Flows for the year ended June 30, 2024 and the period from June 28, 2023 (date of inception) through June 30, 2023	F-6
Notes to the Consolidated Financial Statements for the year ended June 30, 2024 and the period from June 28, 2023 (date of inception) through June 30, 2023	F-7

F-1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of AI ASSETS LTD

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of AI ASSETS LTD and its subsidiary (the “Company”) as of June 30, 2024 and 2023, and the related consolidated statements of operations and comprehensive loss, changes in equity, and cash flows for each of the two years in the period ended June 30, 2024 and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of June 30, 2024 and 2023, and the consolidated results of its operations and its consolidated cash flows for the year ended June 30, 2024 and the period from June 28, 2023 (date of inception) through June 30, 2023, in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ HTL International, LLC

We have served as the Company’s auditor since 2024.

Houston, Texas

October 15, 2024

F-2

AI ASSETS LTD

CONSOLIDATED BALANCE SHEETS

(Amounts expressed in US dollars (“$”) except for numbers of shares)

	As of June 30
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$287,143	$-
Amount due from a related party	16,334	-
Total current assets	303,477	-
Non-current assets
Property and equipment, net	2,390	-
Deferred offering costs	125,709	-
Total non-current assets	128,099	-
Total assets	$431,576	$-

Liabilities and equity
Current liabilities:
Accounts payable	$348	$-
Deferred revenue	10,643	-
Payroll payable	31,188
Other payables	4,735	-
Capital subscription advance from investors (including $520,405 and nil from related parties as of June 30, 2024 and 2023, respectively)	670,397	-
Amount due to a related party	52,470	1,173
Total current liabilities	769,781	1,173
Total liabilities	$769,781	$1,173

Shareholders’ equity (deficit):
Ordinary shares ($0.0001 par value; 40,000 shares issued and outstanding as of June 30, 2024 and 2023)*	4	4
Subscription receivable	-	(4)
Accumulated deficit	(338,209)	(1,173)
Total shareholders’ equity (deficit)	(338,205)	(1,173)
Total liabilities and shareholders’ equity	$431,576	$-

* The share split has been retroactively applied to all periods presented in the accompanying financial statements.

The accompanying notes are an integral part of these consolidated financial statements.

F-3

AI ASSETS LTD

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Amounts expressed in US dollars (“$”) except for numbers of shares)

	Year ended June 30, 2024	For the period from June 28, 2023 (date of inception) through June 30, 2023
Revenues	$2,409	$-
Cost of revenues	(800)	-
Gross profit	1,609	-

Operating expenses:
Sales and marketing expenses	14,970	-
General and administrative expenses	224,861	1,173
Research and development expenses	104,583	-
Total operating expenses	344,414	1,173

Loss from operations	(342,805)	(1,173)

Other income, net	5,769	-

Loss before income taxes	(337,036)	(1,173)
Income taxes	-	-
Net loss	$(337,036)	$(1,173)

Comprehensive loss attributable to shareholders	$(337,036)	$(1,173)
Net loss attributable to ordinary shareholders of AI Assets
—Weighted average number of ordinary shares, basic and outstanding*	40,000	40,000
Net loss per share attributable to ordinary shareholders of AI Assets
—Basic and diluted*	$(8.43)	$(0.03)

* The share split has been retroactively applied to all periods presented in the accompanying financial statements.

The accompanying notes are an integral part of these consolidated financial statements.

F-4

AI ASSETS LTD

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

(Amounts expressed in US dollars (“$”) except for numbers of shares)

	Ordinary shares
	Number of shares*	Amount	Subscription Receivable	Accumulated Deficit	Total

Balance as of June 28, 2023 (Date of inception)	-	$-	$-	$-	$-
Issuance of ordinary shares	40,000	4	(4)	-	-
Net loss	-	-	-	(1,173)	(1,173)

Balance of June 30, 2023	40,000	$4	$(4)	$(1,173)	$(1,173)

Receipt of subscription receivable	-	-	4	-	4
Net loss	-	-	-	(337,036)	(337,036)

Balance of June 30, 2024	40,000	$4	$-	$(338,209)	$(338,205)

* The share split has been retroactively applied to all periods presented in the accompanying financial statements.

The accompanying notes are an integral part of these consolidated financial statements.

F-5

AI ASSETS LTD

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts expressed in US dollars (“$”) except for numbers of shares)

	Year ended June 30, 2024	For the period from June 28, 2023 (date of inception) through June 30, 2023
Cash Flows From Operating Activities:
Net loss	$(337,036)	$(1,173)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of equipment	155	-
Changes in operating assets and liabilities:
Amount due from a related party	(16,334)	-
Accounts payable	348	-
Deferred revenue	10,643	-
Payroll payable	31,188	-
Amount due to a related party	1,272	1,173
Net Cash used in Operating Activities	(309,764)	-

Cash Flows From Investing Activities:
Purchase of property and equipment	(2,545)	-
Net Cash used in Investing Activities	(2,545)	-

Cash Flows From Financing Activities:
Receipt of subscription receivable	4	-
Capital subscription advance from investors	670,397	-
Cash payments relating to other financing activities	(70,949)	-
Net Cash provided by Financing Activities	599,452	-

Net changes in cash and cash equivalents	287,143	-
Cash and cash equivalents at beginning of the period/year	-	-
- Cash and cash equivalents at end of the year	$287,143	$-
Supplemental disclosures of cash flow information
Related party payments of financing expenses	$50,025	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-6

AI ASSETS LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1. PRINCIPAL ACTIVITIES AND ORGANIZATION

a) Principal Activities

AI Assets Ltd (“AI Assets”) is a holding company incorporated on June 28, 2023, under the laws of the British Virgin Islands (“BVI”). The Company has no substantial operations other than holding all of the outstanding share capital of MAXE AI Technology Pte. Ltd. (“MAXE AI”), a Singapore company incorporated on September 18, 2023.

AI Assets and its wholly owned Singapore subsidiary, MAXE AI (collectively known as “the Company”), is a provider of financial information and market tracking services by using artificial intelligence technology (“AI”). MAXE AI relies on historical data and real-time analysis of major global assets’ fluctuation in order to provide optimal financial information and tracking services to individual users through its AI investment assistant app MAXE, and asset management solutions for institutional users.

b) History

On September 18, 2023, AI Assets entrusted its director, Mr. Yibin Xu, to establish MAXE AI in Singapore via an agreement. Mr. Xu acted as a nominee shareholder, holding 100% of the shares in MAXE AI on behalf of AI Assets. Subsequently, on November 17, 2023, in accordance with the terms of the entrusted arrangement, Mr. Xu transferred the entire shareholding (100% of shares) in MAXE AI to AI Assets. AI Assets is the direct and sole shareholder of MAXE AI.

c) Corporate Structure

The consolidated financial statements of the Company include the following subsidiary:

Name	Incorporation Date	Place of Incorporation	Percentage of effective ownership	Principal activities
MAXE AI Technology Pte. Ltd.	September 18, 2023	Singapore	100%	Financial information and market tracking services provider

d) Liquidity

Cash flow from operations and capital contributions and loans from shareholders have been utilized to finance the working capital requirements of the Company. For the year ended June 30, 2024, the Company had negative cash flow from operating activities of $309,764 and the Company had $287,143 in cash and cash equivalents, which is unrestricted as to withdrawal and use as of June 30, 2024. In view of these circumstances, the management of the Company has given consideration to the future liquidity and performance of the Company and its available sources of finance in assessing whether the Company will have sufficient financial resources to continue as a going concern.

F-7

To sustain its ability to support the Company’s operating activities, the Company considered supplementing its sources of funding through the following:

●	cash and cash equivalents generated from operations;
●	issuance of convertible notes; and
●	obtaining funds through a future initial public offering.

Management has commenced a strategy to raise debt and equity. However, there can be no certainty that these additional financings will be available on acceptable terms or at all. If management is unable to execute this plan, there would likely be a material adverse effect on the Company’s business. All of these factors raise substantial doubt about the ability of the Company to continue as a going concern. The consolidated financial statements for the year ended June 30, 2024 and the period from June 28, 2023 (date of inception) through June 30, 2023  have been prepared on a going concern basis and do not include any adjustments to reflect the possible future effects on the recoverability and classifications of assets or the amounts and classifications of liabilities that may result from the inability of the Company to continue as a going concern.

Note 2. PRINCIPAL ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the Company’s consolidated financial statements for the year ended June 30, 2024 and the period from June 28, 2023 (date of inception) through June 30, 2023 and has been consistently applied in the preparation of the consolidated financial statements.

2.1 Basis of presentation

The accompanying consolidated financial statements for the year ended June 30, 2024 and the period from June 28, 2023 (date of inception) through June 30, 2023 have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

2.2 Consolidation

The accompanying consolidated financial statements for the year ended June 30, 2024 and the period from June 28, 2023 (date of inception) through June 30, 2023 include the accounts of the Company and its subsidiary. Significant inter-company balances, inter-company transactions, investment and capital, if any, have been eliminated upon consolidation.

2.3 Use of estimates and assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the balance sheet date and revenues and expenses during the reporting periods. Significant accounting estimates reflected in the Company’s consolidated financial statements for the year ended June 30, 2024 and the period from June 28, 2023 (date of inception) through June 30, 2023 include, but not limited to, estimates for useful lives and impairment of equipment, deferred taxes and uncertain tax position, and allowance for doubtful accounts. Changes in facts and circumstances may result in revised estimates. Actual results could differ from those estimates, and as such, differences may be material to the consolidated financial statements.

2.4 Cash and cash equivalents

Cash and cash equivalents primarily consist of bank deposits with original maturities of three months or less, which are unrestricted as to withdrawal and use. Cash and cash equivalents also consist of funds earned from the Company’s operating revenues which were held at our payment platform accounts, which the Company withdraw them to our bank accounts time to time.

F-8

2.5 Foreign currencies

The reporting currency of the Company is United States Dollar (“US$”) and the accompanying consolidated financial statements for the year ended June 30, 2024 and the period from June 28, 2023 (date of inception) through June 30, 2023 have been expressed in “$”. In addition, the Company’s subsidiary is operating in Singapore and maintains its books and records in “US$” as its functional currency.

Transactions denominated in other than the functional currencies are translated into the functional currency of the entity at the exchange rates quoted by authoritative banks prevailing on the transaction dates. Exchange gains and losses resulting from those foreign currency transactions denominated in a currency other than the functional currency are recorded in other income, net in the consolidated statements of operations and comprehensive loss.

2.6 Property and Equipment

Property and equipment are stated at historical cost less accumulated depreciation. Repairs and maintenance costs are expensed as incurred as repairs and maintenance do not extend the useful life or improve the related assets. Depreciation, is computed using the straight-line method over the estimated useful lives of the assets.

The estimated useful life of each asset category is as follows:

Category	Estimated useful lives
Electronic equipment	3 years

When assets are retired or otherwise disposed of, the cost and accumulated depreciation and amortization are removed from their respective accounts and any loss on such retirement is reflected in operating expenses.

2.7 Impairment of long-lived assets

The Company evaluates the recoverability of its long-lived assets (asset groups), including property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of its asset (asset group) may not be fully recoverable. When these events occur, the Company measures impairment by comparing the carrying amount of the assets to the estimated undiscounted future cash flows expected to result from the use of the asset (asset group) and their eventual disposition. If the sum of the expected undiscounted cash flows is less than the carrying amount of the asset (asset group), the Company recognizes an impairment loss based on the excess of the carrying amount of the asset (asset group) over their fair value. Fair value is generally determined by discounting the cash flows expected to be generated by the asset (asset group), when the market prices are not readily available. The adjusted carrying amount of the asset is the new cost basis and is depreciated over the asset’s remaining useful life. Long-lived assets are grouped with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. For the year ended June 30, 2024 and the period from June 28, 2023 (date of inception) through June 30, 2023, no impairment of long-lived assets was recognized.

2.8 Accounts payables

Accounts payable and other current liabilities are liabilities for services provided to the Company prior to the end of the financial year which are unpaid. They are recognized initially at their fair value and subsequently measured at amortized cost using the effective interest method. They are classified as current liabilities if payment is due within one year or less. If not, they are presented as non-current liabilities.

F-9

2.9 Revenue recognition

The Company adopted Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (ASC Topic 606) for all periods presented. The Company derives its revenue primarily from subscription services. Revenue is recognized when control of these services is transferred to the Company’s customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those services, net of any sales taxes.

The Company determines revenue recognition through the following steps:

● identification of the contract, or contracts, with a customer;

● identification of the performance obligations in the contract;

● determination of the transaction price;

● allocation of the transaction price to the performance obligations in the contract; and

● recognition of revenue when, or as, the Company satisfies a performance obligation.

Subscription revenue

Subscription revenue primarily consists of fees from customers for access to the Company’s information assistant App and get updated financial information. The Company uses AI to power the assistant App. Subscription revenue is recognized on a ratable basis over the subscription contract term, beginning on the date the access to the Company’s platform is provided, as no implementation work is required, if consideration the Company is entitled to receive is probable of collection. Subscription contracts generally have terms of one month or one year, are billed in advance, and are non-cancelable. The subscription arrangements do not allow the customer the contractual right to take possession of the platform; as such, the arrangements are considered to be service contracts.

The Company does not sell our services through third-party resellers, all subscriptions are made through its App or official website.

F-10

Contract Balances

As per ASC 606, when a customer pays consideration before the transfer of services, the Company records the amount as a contract liability (deferred revenue). The Company then recognizes revenue, reducing the contract liability and increasing revenue as the Company provides the service over time.

Refunds and Trial Services

Given that the Company offers informational services without providing trial services or refunds, there are no provisions for refunds or adjustments related to the revenue recognition process.

Revenue Recognition Over Time

Revenue from membership subscription is recognized over the period of the membership. The subscription fee is recognized as revenue over the subscription period. Any relevant costs incurred to provide the membership benefits are recognized as expenses.

2.10 Deferred Revenue

The Company records deferred revenue when cash payments are received in advance of revenue recognition from subscription services described above in accordance with the terms of the underlying contracts where the service period has not yet commenced but will commence in the near future. Deferred revenue is recognized when, or as, performance obligations are satisfied. Amounts anticipated to be recognized within one year of the balance sheet date are recorded as deferred revenue, current; the remaining portion is recorded as deferred revenue, non-current. Revenue recognized that was included in deferred revenue balance at the beginning of the period were nil and nil for the year ended June 30, 2024 and the period from June 28, 2023 (date of inception) through June 30, 2023, respectively.

2.11 Cost of revenue

Cost of revenue primarily consists of fees paid to the service providers and labor costs.

2.12 Sales and Marketing Expenses

Sales and marketing expenses comprise primarily of expenses relating to marketing and brand promotion activities, and sales support functions. For the year ended June 30, 2024 and the period from June 28, 2023 (date of inception) through June 30, 2023, advertising and marketing costs were $14,970 and nil, respectively.

2.13 General and Administrative Expenses

General and administrative expenses consist of employee-related cost for personnel related to the general corporate functions, including accounting, finance, legal and human resources, costs associated with use by these functions of facilities and equipment, such as depreciation expenses, office expenses and other general corporate related expenses.

For the year ended June 30, 2024 and the period from June 28, 2023 (date of inception) through June 30, 2023, general and administrative expenses were $224,861 and $1,173, respectively.

2.14 Research and Development Expenses

Research and development expenses are principally related to our technology of corporate learning platform which consists mainly of employee-related cost for research and development personnel, third-party cloud infrastructure and bandwidth expenses incurred for research and development purposes, and depreciation expenses associated with the equipment used for research and development functions and other expenses incurred for courses designing.

For the year ended June 30, 2024 and the period from June 28, 2023 (date of inception) through June 30, 2023, research and development expenses were $104,538 and nil, respectively.

F-11

2.15 Income taxes

BVI

AI Assets Ltd. is domiciled in the British Virgin Islands. The locality currently enjoys permanent income tax holidays; accordingly, AI Assets does not accrue income taxes.

Singapore

MAXE AI Technology Pte. Ltd. is incorporated in Singapore and is subject to Singapore corporate tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Singapore tax laws. The applicable tax rate is 17% in Singapore, with 75% of the first Singapore dollars (“S$”) 10,000 taxable income and 50% of the next S$190,000 taxable income exempted from income tax.

The income tax provision in both current and deferred portions are nil for the year ended June 30, 2024  and the period from June 28, 2023 (date of inception) through June 30, 2023, respectively.

The tax losses carry forwards is available for offsetting against future taxable profits for which no deferred tax asset is recognized due to uncertainty of its recoverability. The realization of the future income tax benefits from the tax losses carry forwards is available for an unlimited future period subject to the compliance with certain provisions of the tax legislations of the countries in which the Company companies operate.

2.16 Comprehensive Loss

Comprehensive loss is defined as the changes in equity of the Company during a period from transactions and other events and circumstances excluding transactions resulting from investments from shareholders and distributions to shareholders.

2.17 Net Loss Per Share

Basic loss per share is computed by dividing net loss attributable to the holders of ordinary shares by the weighted average number of ordinary shares outstanding during the year. Diluted loss per share is calculated by dividing net income attributable to the holders of ordinary shares as adjusted for the effect of dilutive ordinary share equivalents, if any, by the weighted average number of ordinary shares and dilutive ordinary share equivalents outstanding during the period.

2.18 Segment Reporting

ASC 280, Segment Reporting, establishes standards for companies to report in their financial statements information about operating segments, products, services, geographic areas, and major customers.

Based on the criteria established by ASC 280, the Company’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company as a whole and hence, the Company has only one reportable segment. The Company does not distinguish between markets or segments for the purpose of internal reporting. As the Company’s long-lived assets are substantially located in Singapore, no geographical segments are presented.

2.19 Recent Accounting Pronouncements

The Company qualifies as an “emerging growth company”, or EGC, pursuant to the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. As an EGC, the Company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. The Company will adopt the standards based on extended transition period provided to private companies.

In November 2023, the FASB issued ASU No. 2023-07, Improvements to Reportable Segment Disclosures (Topic 280). This ASU updates reportable segment disclosure requirements by requiring disclosures of significant reportable segment expenses that are regularly provided to the Chief Operating Decision Maker (“CODM”) and included within each reported measure of a segment’s profit or loss. This ASU also requires disclosure of the title and position of the individual identified as the CODM and an explanation of how the CODM uses the reported measures of a segment’s profit or loss in assessing segment performance and deciding how to allocate resources. The ASU is effective for annual periods beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Adoption of the ASU should be applied retrospectively to all prior periods presented in the financial statements. Early adoption is also permitted. The Company is in the process of evaluating the impact of the new guidance on its consolidated financial statement.

F-12

In December 2023, the FASB issued ASU No. 2023-09, Improvements to Income Tax Disclosures (Topic 740). The ASU requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as additional information on income taxes paid. For public business entities, this standard is effective for annual periods beginning after December 15, 2024. For non-public business entities, this standard is effective for annual periods beginning after December 15, 2025. Early adoption is permitted, and the disclosures in this standard are required to be applied on a prospective basis with the option to apply the standard retrospectively. The Company is in the process of evaluating the potential impact of the new guidance on its consolidated financial statements and related disclosures.

2.20 Related Parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all significant related party transactions in Note 7.

2.21 Fiscal Year End

The Company has adopted a fiscal year end of June 30.

Note 3. CONCENTRATION AND RISKS

3.1 Concentration of Credit Risk

Financial instruments that potentially subject the Company to the concentration of credit risks consist of cash and cash equivalents. The maximum exposures of such assets to credit risk are their carrying amounts as of the balance sheet dates. As of June 30, 2024, the Company’s cash and cash equivalents were held in financial institutions located in Singapore.

The Deposit Insurance Scheme (“Scheme”) administered by the Singapore Deposit Insurance Corporation (SDIC), provides coverage of up to S$ 100,000 per depositor per member bank, including digital banks, for eligible Singapore dollar deposits. Corporate entities, including companies, partnerships, and sole proprietorships, benefit from this protection. However, foreign currency deposits are not included in this coverage.

As of June 30, 2024, most of the Company’s cash is deposited in U.S. dollars in ANEXT BANK, and this portion of the cash is not covered by this Scheme.

The Company has not experienced any significant recoverability issue. The Company assesses the creditworthiness of each customer when providing services and may require the customers to make advance payments before the services are rendered.

As of June 30, 2024 and 2023, there was no customer with greater than 10% of the accounts receivable, respectively.

3.2 Concentration of Customers and Suppliers

Substantially all revenue was derived from customers around the globe. There are no customers or suppliers from whom revenues or purchases individually represent greater than 10% of the total revenues or the total purchases of the Company in any of the periods presented.

F-13

Note 4. PROPERTY AND EQUIPMENT, NET

At June 30, 2024 and 2023, Property and Equipment consisted of the following:

	As of June 30,
	2024	2023
Electronic equipment	$2,545	$-
Less: Accumulated depreciation	155	-
Property and equipment, net	2,390	-

Depreciation expense was $155 and nil for the year ended June 30, 2024 and for the period from June 28, 2023 (date of inception) through June 30, 2023, respectively.

Note 5. OTHER PAYABLE

	As of June 30,
	2024	2023
Professional fee payable	$4,735	$-

Note 6. CAPITAL SUBSCRIPTION ADVANCE FROM INVESTORS

On May 20, 2024, the Company entered investment agreements with various investors including Mr. Yibin Xu, 4Di Capital LLC, a company jointly controlled by Mr. Dong Chen and Mr. Haocheng Sun, and three third party investors to offer a total of 6,160,000 Class A ordinary shares and 1,000,000 Class B ordinary shares.

For the issuance of these shares, the Company received an amount of shareholders’ contribution of $670,397 as of June 30, 2024 in advance. Among the consideration, $520,405 was received from Mr. Yibin Xu and 4Di Capital LLC for the shares allotted to them, which are the amounts received from the related parties.

As the allotments of shares took effect on July 5, 2024, the amount of $150,608 is recognized as capital subscription advance from investors. See Note 8 for details.

Note 7. RELATED PARTY TRANSACTIONS AND BALANCES

The table below sets forth the major related parties and their relationships with the Company as of June 30, 2024 and 2023:

Name of related parties	Relationship with the Company
Maxe AI Technology Limited, a Hong Kong company (“MAXE HK”)	Under common control, wholly owned by Yibin Xu
Yibin Xu	Chief Executive Officer and sole Director
Dong Chen	Chief Financial Officer
Haocheng Sun	Joint control shareholder of 4Di Capital LLC
4Di Capital LLC	Entity jointly controlled by Dong Chen and Haocheng Sun

On September 28, 2023, MAXE AI entered into an assets sale agreement with MAXE HK, to acquire valued artificial intelligence strategies, asset management systems, and development environment (software and hardware) at a consideration of $1.00.

Amount due to a related party

Since September 2023, Mr. Yibin Xu has paid part of the listing professional fees and advertising fees on behalf of the Company. As of June 30, 2024 and 2023, the Company recorded amount due to Mr. Xu of $52,470 and $1,173 respectively. The amounts are unsecured, non-interest bearing and due on demand.

Amount due from a related party

	As of June 30,
	2024	2023
Amount due from a related party	$16,334	$-

On September 18, 2023, MAXE AI entered into a bank account in Hong Kong usage arrangement with MAXE HK for the purpose of facilitating MAXE AI’s normal business operations, as it is difficult to open a bank account for new companies established by foreign shareholders in Singapore. As of June 30, 2024 and 2023, the receivables balance due from MAXE HK were $16,334 and nil respectively, which represented the cash and cash equivalents held in this bank account. MAXE AI ceased using this account since September 18, 2024, and all funds have been transferred to MAXE AI’s bank account in Singapore. For the usage period, the Company has full control over this account, and it is solely used by MAXE AI.

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Note 8. EQUITY

Ordinary Shares

The Company was incorporated under the laws of the BVI on June 28, 2023, authorized to issue 50,000 ordinary shares with a par value of $1 per share. On the same day, the Company issued 4 common shares at par value.

On May 30, 2024, the Company passed a resolution for a re-designation of the common shares into Class A Ordinary Shares, Class B Ordinary Shares, Class A Preferred Shares, Class B Preferred Shares, and Class C Preferred Shares, and convert the authorized shares into unlimited shares. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. Each holder of our Class A Ordinary Shares is entitled to one vote per share, while each holder of our Class B Ordinary Shares is entitled to ten votes per share. In addition, the Company passed a resolution to split the 4 issued shares into 40,000 shares at a ratio of 1:10,000. The par value of the share is split from $1 to $0.0001. On the same day, the Company offered a total of 6,160,000 Class A ordinary shares and 1,000,000 Class B ordinary shares to the original shareholders and the three new shareholders. The re-designation and allotments of shares took effect on July 5, 2024.

The share split has been retrospectively applied to all periods presented in the accompanying financial statements. Accordingly, all share and per-share amounts for the periods prior to the effectiveness date, have been adjusted to reflect the impact of the share split. The number of shares issued and outstanding as of June 30, 2023, was retrospectively adjusted from 4 shares to 40,000 shares to reflect the split.

As of June 30, 2024, the Company had 40,000 ordinary shares issued and outstanding.

Note 9. INCOME TAXES

BVI

AI Assets is incorporated in the British Virgin Islands. The locality currently enjoys permanent income tax holidays; accordingly, AI Assets does not accrue income taxes.

Singapore

MAXE AI Technology Pte. Ltd. is incorporated in Singapore and is subject to Singapore corporate tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Singapore tax laws. The applicable tax rate is 17% in Singapore, with 75% of the first S$10,000 taxable income and 50% of the next S$190,000 taxable income exempted from income tax.

The income tax provision in both current and deferred portions are nil for the six months ended June 30, 2024 and 2023, respectively.

A reconciliation of the expected income tax recovery to the actual income tax recovery is as follows:

	Year ended June 30, 2024	For the period from June 28, 2023 (date of inception) through June 30, 2023
Net loss before income taxes	$(337,036)	$(1,173)

Income tax expenses attributable to net loss at Singapore statutory rate of 17%	(57,296)	(199)
Tax-free portion	11,459	199
Change in valuation allowance	45,837	-
Income tax expense	$-	$-

The significant component of deferred tax is as follows:

	As of June 30,
	2024		2023
Deferred tax assets, gross:	$		$
Tax losses		45,837		-
Valuation allowance		(45,837)		-
Total deferred tax assets		-		$-

As of June 30, 2024, the Company has net operating loss (“NOL”) carryforwards of approximately $338,209 available to offset future taxable income. These NOLs were generated in Singapore and can be carried forward indefinitely under Singapore tax laws, subject to compliance with certain conditions, including the shareholding test and the same business test.

The Company accounts for income taxes using an asset and liability approach which allows for the recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized, or the liability is settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

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Note 10. COMMITMENTS AND CONTINGENCIES

In the normal course of business, the Company is subject to loss contingencies, such as legal proceedings and claims arising out of our business, that cover a wide range of matters, including, among others, government investigations and tax matters. In accordance with ASC No. 450-20, “Loss Contingencies”, the Company will record accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated. In the opinion of management, there were no pending or threatened claims and litigation as of June 30, 2024 and through the date the consolidated financial statements were available to be issued.

Note 11. SUBSEQUENT EVENTS

The Company evaluated all events or transactions that occurred subsequent to June 30, 2024, through the date of approval of these financial statements, and has determined that there are no subsequent events that require disclosure or recognition in the financial statements.

F-16

AI ASSETS LTD

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts expressed in US dollars (“$”) except for numbers of shares)

	As of
	December 31, 2024	June 30, 2024 (audited)
Assets
Current assets:
Cash and cash equivalents	$158,639	$287,143
Amount due from a related party	4,277	16,334
Total current assets	162,916	303,477
Non-current assets
Property and equipment, net	1,966	2,390
Deferred offering costs	395,538	125,709
Total non-current assets	397,504	128,099
Total assets	$560,420	$431,576

Liabilities and equity
Current liabilities:
Accounts payable	$-	$348
Deferred revenue	13,799	10,643
Payroll payable	90,400	31,188
Other payables	4,735	4,735
Capital subscription advance from investors (including nil and $520,405 from related parties as of December 31, 2024 and June 30, 2024 respectively)	-	670,397
Amount due to related parties	260,553	52,470
Total current liabilities	369,487	769,781
Total liabilities	$369,487	$769,781

Shareholders’ equity (deficit):
Ordinary shares $0.0001 par value per share; 40,000 shares issued and outstanding as of June 30, 2024	-	4
Class A Ordinary Shares $0.0001 par value per share; 6,200,000 shares issued and outstanding as of December 31, 2024	620	-
Class B Ordinary Shares $0.0001 par value per share; 1,000,000 shares issued and outstanding as of December 31, 2024	100	-
Additional paid-in capital	669,681	-
Accumulated deficit	(479,468)	(338,209)
Total shareholders’ equity (deficit)	190,933	(338,205)
Total liabilities and shareholders’ equity	$560,420	$431,576

* The share split has been retroactively applied to all periods presented in the accompanying financial statements.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-17

AI ASSETS LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Amounts expressed in US dollars (“$”) except for numbers of shares)

	For the six months ended December 31,
	2024	2023
Revenues	$58,584	$-
Cost of revenues	(502)	-
Gross profit	58,082	-

Operating expenses:
Sales and marketing expenses	14,527	45
General and administrative expenses	124,091	95,634
Research and development expenses	62,400	31,435
Total operating expenses	201,018	127,114

Loss from operations	(142,936)	(127,114)

Other income, net	1,677	791

Loss before income taxes	(141,259)	(126,323)
Income taxes	-	-
Net loss	$(141,259)	$(126,323)

Comprehensive loss attributable to shareholders	$(141,259)	$(126,323)
Net loss attributable to ordinary shareholders of AI Assets
—Weighted average number of ordinary shares, basic and outstanding*	7,044,348	40,000
Net loss per share attributable to ordinary shareholders of AI Assets
—Basic and diluted*	$(0.02)	$(3.16)

* The share split has been retroactively applied to six months ended December 31, 2023 presented in the accompanying financial statements.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-18

AI ASSETS LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

(Amounts expressed in US dollars (“$”) except for numbers of shares)

For the six months ended December 31, 2024

	Ordinary shares		Ordinary shares Class A		Ordinary shares Class B		Additional paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	capital	Deficit	Total
Balance of June 30, 2024	40,000	$4	-	-	-	-	-	(338,209)	(338,205)
Re-designation of authorized ordinary shares	(40,000)	(4)	40,000	4	-	-	-	-	-
Issuance of ordinary shares	-	-	6,160,000	616	1,000,000	$100	$669,681	-	670,397
Net loss	-	-	-	-	-	-	-	(141,259)	(141,259)

Balance of December 31, 2024	-	$-	6,200,000	$620	1,000,000	$100	$669,681	(479,468)	190,933

For the six months ended December 31, 2023

	Ordinary shares
	Number of shares*	Amount	Subscription Receivable	Accumulated Deficit	Total

Balance as of June 28, 2023 (Date of inception)	-	$-	$-	$-	$-
Issuance of ordinary shares	40,000	4	(4)	-	-
Net loss	-	-	-	(1,173)	(1,173)

Balance of June 30, 2023	40,000	$4	$(4)	$(1,173)	$(1,173)

Receipt of subscription receivable	-	-	4	-	4
Net loss	-	-	-	(337,036)	(337,036)

Balance of June 30, 2024	40,000	$4	$-	$(338,209)	$(338,205)

* The share split has been retroactively applied to July 1,2023 to December 31, 2023 presented in the accompanying financial statements.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-19

AI ASSETS LTD

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts expressed in US dollars (“$”) except for numbers of shares)

	For the six months ended December 31,
	2024	2023
Cash Flows From Operating Activities:
Net loss	$(141,259)	$(126,323)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of equipment	424	-
Changes in operating assets and liabilities:
Amount due from a related party	12,057	-
Deferred revenue	3,156	-
Payroll payable	59,212	69,200
Amount due to a related party	8,425	5,150
Accounts payable	(348)	-
Net Cash used in Operating Activities	(58,333)	(51,973)

Cash Flows From Financing Activities:
Cash received from shareholders’ loans	149,980	-
Receipt of subscription receivable	-	4
Capital subscription advance from investors	-	519,789
Cash payments relating to other financing activities	(220,151)	(60,025)
Net Cash (used in) provided by Financing Activities	(70,171)	459,768

Net changes in cash and cash equivalents	(128,504)	407,795
Cash and cash equivalents at beginning of the period	287,143	-
- Cash and cash equivalents at end of the period	$158,639	$407,795
Supplemental disclosures of cash flow information
Related party payments of financing expenses	$101,724	$50,025

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-20

AI ASSETS LTD

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. PRINCIPAL ACTIVITIES AND ORGANIZATION

a) Principal Activities

AI Assets Ltd (“AI Assets”) is a holding company incorporated on June 28, 2023, under the laws of the British Virgin Islands (“BVI”). AI Assets has no substantial operations other than holding all of the outstanding share capital of MAXE AI Technology Pte. Ltd. (“MAXE AI”), a Singapore company incorporated on September 18, 2023.

AI Assets and its wholly owned Singapore subsidiary, MAXE AI (collectively known as “the Company”), is a provider of financial information and market tracking services by using artificial intelligence technology (“AI”). MAXE AI relies on historical data and real-time analysis of major global assets’ fluctuation in order to provide optimal financial information and tracking services to individual users through its AI investment assistant app MAXE, and asset management solutions for institutional users.

b) History

On September 18, 2023, AI Assets entrusted its director, Mr. Yibin Xu, to establish MAXE AI in Singapore via an agreement. Mr. Xu acted as a nominee shareholder, holding 100% of the shares in MAXE AI on behalf of AI Assets. Subsequently, on November 17, 2023, in accordance with the terms of the entrusted arrangement, Mr. Xu transferred the entire shareholding (100% of shares) in MAXE AI to AI Assets. AI Assets is the direct and sole shareholder of MAXE AI.

c) Corporate Structure

The unaudited condensed consolidated financial statements of the Company include the following subsidiary:

Name	Incorporation Date	Place of Incorporation	Percentage of effective ownership	Principal activities
MAXE AI Technology Pte. Ltd.	September 18, 2023	Singapore	100%	Financial information and market tracking services provider

d) Liquidity

Cash flow from operations and capital contributions and loans from shareholders have been utilized to finance the working capital requirements of the Company. For the six months ended December 31, 2024, the Company reported a net loss of $141,259. As of December 31, 2024, the Company had $158,639 in cash and cash equivalents, which is unrestricted as to withdrawal and use as of December 31, 2024. In view of these circumstances, the management of the Company has given consideration to the future liquidity and performance of the Company and its available sources of finance in assessing whether the Company will have sufficient financial resources to continue as a going concern.

The unaudited condensed consolidated financial statements for the six months ended December 31, 2024 and 2023, have been prepared on a going concern basis and do not include any adjustments to reflect the possible future effects on the recoverability and classifications of assets or the amounts and classifications of liabilities that may result from the inability of the Company to continue as a going concern.

Note 2. PRINCIPAL ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the Company’s unaudited condensed consolidated financial statements for the six months ended December 31, 2024 and 2023, has been consistently applied in the preparation of the unaudited condensed consolidated financial statements.

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2.1 Basis of presentation

The accompanying unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the regulations of the Securities and Exchange Commission.

The unaudited interim condensed consolidated financial statements do not include all the information and footnotes required by the U.S. GAAP for complete financial statements. Certain information and note disclosures normally included in the annual financial statements prepared in accordance with the U.S. GAAP have been condensed or omitted consistent with Article 10 of Regulation S-X. In the opinion of the Company’s management, the unaudited interim condensed consolidated financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, in normal recurring nature, as necessary for the fair statement of the Company’s financial position as of December 31, 2024, and results of operations and cash flows for the six months ended December 31, 2024 and 2023. The unaudited interim condensed consolidated balance sheet as of December 31, 2023 has been derived from the audited financial statements at that date but does not include all the information and footnotes required by the U.S. GAAP. Interim results of operations are not necessarily indicative of the results expected for the full fiscal year or for any future period. These financial statements should be read in conjunction with the audited consolidated financial statements as of and for the year ended June 30, 2024 and the period from June 28, 2023 (date of inception) through June 30, 2023, and related notes included in the Company’s audited consolidated financial statements.

2.2 Consolidation

The accompanying unaudited condensed consolidated financial statements for the six months ended December 31, 2024 and 2023, include the accounts of the Company and its subsidiary. Significant inter-company balances, inter-company transactions, investment and capital, if any, have been eliminated upon consolidation.

2.3 Use of estimates and assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the balance sheet date and revenues and expenses during the reporting periods. Significant accounting estimates reflected in the Company’s unaudited condensed consolidated financial statements, for the six months ended December 31, 2024 and 2023, include but not limited to, estimates for useful lives and impairment of equipment, deferred taxes and uncertain tax position, and allowance for doubtful accounts. Changes in facts and circumstances may result in revised estimates. Actual results could differ from those estimates, and as such, differences may be material to the unaudited condensed consolidated financial statements.

2.4 Cash and cash equivalents

Cash and cash equivalents primarily consist of bank deposits with original maturities of three months or less, which are unrestricted as to withdrawal and use. Cash and cash equivalents also consist of funds earned from the Company’s operating revenues which are held in our payment platform accounts, which the Company withdraws into our bank accounts from time to time.

2.5 Foreign currencies

The reporting currency of the Company is United States Dollar (“US$”) and the accompanying unaudited condensed consolidated financial statements for the six months ended December 31, 2024 and 2023 have been expressed in “$”. In addition, the Company’s subsidiary is operating in Singapore and maintains its books and records in “US$” as its functional currency.

Transactions denominated in other than the functional currencies are translated into the functional currency of the entity at the exchange rates quoted by authoritative banks prevailing on the transaction dates. Exchange gains and losses resulting from those foreign currency transactions denominated in a currency other than the functional currency are recorded in other income, net in the consolidated statements of operations and comprehensive loss.

F-22

2.6 Property and Equipment

Property and equipment are stated at historical cost less accumulated depreciation. Repair and maintenance costs are expensed as incurred as repairs and maintenance do not extend the useful life or improve the related assets. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

The estimated useful life of each asset category is as follows:

Category	Estimated useful lives
Electronic equipment	3 years

When assets are retired or otherwise disposed of, the cost and accumulated depreciation and amortization are removed from their respective accounts and any loss on such retirement is reflected in operating expenses.

2.7 Impairment of long-lived assets

The Company evaluates the recoverability of its long-lived assets (asset groups), including property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of its asset (asset group) may not be fully recoverable. When these events occur, the Company measures impairment by comparing the carrying amount of the assets to the estimated undiscounted future cash flows expected to result from the use of the asset (asset group) and their eventual disposition. If the sum of the expected undiscounted cash flows is less than the carrying amount of the asset (asset group), the Company recognizes an impairment loss based on the excess of the carrying amount of the asset (asset group) over their fair value. Fair value is generally determined by discounting the cash flows expected to be generated by the asset (asset group), when the market prices are not readily available. The adjusted carrying amount of the asset is the new cost basis and is depreciated over the asset’s remaining useful life. Long-lived assets are grouped with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. For the six months ended December 31, 2024 and 2023, no impairment of long-lived assets was recognized.

2.8 Accounts payables

Accounts payable and other current liabilities are liabilities for services provided to the Company prior to the end of the financial year which are unpaid. They are recognized initially at their fair value and subsequently measured at amortized cost using the effective interest method. They are classified as current liabilities if payment is due within one year or less. If not, they are presented as non-current liabilities.

2.9 Revenue recognition

The Company adopted Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (ASC Topic 606) for all periods presented. The Company derives its revenue primarily from subscription services. Revenue is recognized when control of these services is transferred to the Company’s customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those services, net of any sales taxes.

The Company determines revenue recognition through the following steps:

● identification of the contract, or contracts, with a customer;

● identification of the performance obligations in the contract;

● determination of the transaction price;

● allocation of the transaction price to the performance obligations in the contract; and

● recognition of revenue when, or as, the Company satisfies a performance obligation.

F-23

Subscription revenue

Subscription revenue primarily consists of fees from customers for access to the Company’s information assistant App and get updated financial information. The Company uses AI to power the assistant App. Subscription revenue is recognized on a ratable basis over the subscription contract term, beginning on the date the access to the Company’s platform is provided, as no implementation work is required, if consideration the Company is entitled to receive is probable of collection. Subscription contracts generally have terms of one month or one year, are billed in advance, and are non-cancelable. The subscription arrangements do not allow the customer the contractual right to take possession of the platform; as such, the arrangements are considered to be service contracts.

The Company does not sell our services through third-party resellers, all subscriptions are made through its App or official website.

Contract Balances

As per ASC 606, when a customer pays consideration before the transfer of services, the Company records the amount as a contract liability (deferred revenue). The Company then recognizes revenue, reducing the contract liability and increasing revenue as the Company provides the service over time.

Refunds and Trial Services

Given that the Company offers informational services without providing trial services or refunds, there are no provisions for refunds or adjustments related to the revenue recognition process.

Revenue Recognition Over Time

Revenue from membership subscription is recognized over the period of membership. The subscription fee is recognized as revenue over the subscription period. Any relevant costs incurred to provide the membership benefits are recognized as expenses.

2.10 Deferred Revenue

The Company records deferred revenue when cash payments are received in advance of revenue recognition from subscription services described above in accordance with the terms of the underlying contracts where the service period has not yet commenced but will commence in the near future. Deferred revenue is recognized when, or as, performance obligations are satisfied. Amounts anticipated to be recognized within one year of the balance sheet date are recorded as deferred revenue, current; the remaining portion is recorded as deferred revenue, non-current. Revenue recognized that was included in deferred revenue balance at the beginning of the period were $13,799 and nil as of six months ended December 31, 2024 and 2023 respectively.

2.11 Cost of revenue

The cost of revenue primarily consists of fees paid to the service providers and labor costs.

2.12 Sales and Marketing Expenses

Sales and marketing expenses comprise primarily of expenses relating to marketing and brand promotion activities, and sales support functions. For the six months ended December 31, 2024 and 2023, advertising and marketing costs were $14,527 and $45, respectively.

2.13 General and Administrative Expenses

General and administrative expenses consist of employee-related cost for personnel related to the general corporate functions, including accounting, finance, legal and human resources, costs associated with use by these functions of facilities and equipment, such as depreciation expenses, office expenses and other general corporate related expenses.

For the six months ended December 31, 2024 and 2023, general and administrative expenses were $124,091 and $95,634, respectively.

F-24

2.14 Research and Development Expenses

Research and development expenses are principally related to our technology of corporate learning platform which consists mainly of employee-related cost for research and development personnel, third-party cloud infrastructure and bandwidth expenses incurred for research and development purposes, and depreciation expenses associated with the equipment used for research and development functions and other expenses incurred for courses designing.

For the six months ended December 31, 2024 and 2023, research and development expenses were $62,400 and $31,435, respectively.

2.15 Income taxes

BVI

AI Assets Ltd. is domiciled in the British Virgin Islands. The locality currently enjoys permanent income tax holidays; accordingly, AI Assets does not accrue income taxes.

Singapore

MAXE AI Technology Pte. Ltd. is incorporated in Singapore and is subject to Singapore corporate tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Singapore tax laws. The applicable tax rate is 17% in Singapore, with 75% of the first Singapore dollars (“S$”) 10,000 taxable income and 50% of the next S$190,000 taxable income exempted from income tax.

The income tax provision in both current and deferred portions are nil for the six months ended December 31, 2024 and 2023, respectively.

The tax losses carried forwards are available for offsetting against future taxable profits for which no deferred tax asset is recognized due to uncertainty of its recoverability. The realization of the future income tax benefits from the tax losses carry forwards is available for an unlimited future period subject to the compliance with certain provisions of the tax legislations of the countries in which the Company companies operate.

2.16 Comprehensive Loss

Comprehensive loss is defined as the changes in equity of the Company during a period from transactions and other events and circumstances excluding transactions resulting from investments from shareholders and distributions to shareholders.

2.17 Net Loss Per Share

Basic loss per share is computed by dividing the net loss attributable to the holders of ordinary shares by the weighted average number of ordinary shares outstanding during the year. Diluted loss per share is calculated by dividing net income attributable to the holders of ordinary shares as adjusted for the effect of dilutive ordinary share equivalents, if any, by the weighted average number of ordinary shares and dilutive ordinary share equivalents outstanding during the period.

2.18 Segment Reporting

ASC 280, Segment Reporting, establishes standards for companies to report in their financial statement’s information about operating segments, products, services, geographic areas, and major customers.

Based on the criteria established by ASC 280, the Company’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company as a whole and hence, the Company has only one reportable segment. The Company does not distinguish between markets or segments for the purpose of internal reporting. As the Company’s long-lived assets are substantially located in Singapore, no geographical segments are presented.

F-25

2.19 Recent Accounting Pronouncements

The Company qualifies as an “emerging growth company”, or EGC, pursuant to the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. As an EGC, the Company does not need to comply with any new or revised financial accounting standards until such a date that a private company is otherwise required to comply with such new or revised accounting standards. The Company will adopt the standards based on the extended transition period provided to private companies.

In November 2023, the FASB issued ASU No. 2023-07, Improvements to Reportable Segment Disclosures (Topic 280). This ASU updates reportable segment disclosure requirements by requiring disclosures of significant reportable segment expenses that are regularly provided to the Chief Operating Decision Maker (“CODM”) and included within each reported measure of a segment’s profit or loss. This ASU also requires disclosure of the title and position of the individual identified as the CODM and an explanation of how the CODM uses the reported measures of a segment’s profit or loss in assessing segment performance and deciding how to allocate resources. The ASU is effective for annual periods beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Adoption of the ASU should be applied retrospectively to all prior periods presented in the financial statements. Early adoption is also permitted. The Company is in the process of evaluating the impact of the new guidance on its consolidated financial statement.

In December 2023, the FASB issued ASU No. 2023-09, Improvements to Income Tax Disclosures (Topic 740). The ASU requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as additional information on income taxes paid. For public business entities, this standard is effective for annual periods beginning after December 15, 2024. For non-public business entities, this standard is effective for annual periods beginning after December 15, 2025. Early adoption is permitted, and the disclosures in this standard are required to be applied on a prospective basis with the option to apply the standard retrospectively. The Company is in the process of evaluating the potential impact of the new guidance on its unaudited condensed consolidated financial statements and related disclosures.

In November 2024, the FASB issued ASU 2024-03, Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40)–Disaggregation of Income Statement Expenses (“ASU 2024-03”) which is intended to improve the disclosures about a public entity’s expenses and address requests from investors for more detailed information about the types of expenses in commonly presented expense captions. The guidance is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. ASU 2024-03 should be applied on a prospective basis, but retrospective application is permitted. The Company is evaluating the impact of this standard on the Company’s unaudited condensed consolidated financial statements.

2.20 Related Parties

Parties are considered to be related to the Company if the parties, directly or indirectly, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all significant related party transactions in Note 7.

2.21 Fiscal Year End

The Company has adopted a fiscal year end of June 30.

Note 3. CONCENTRATION AND RISKS

3.1 Concentration of Credit Risk

Financial instruments that potentially subject the Company to the concentration of credit risks consist of cash and cash equivalents. The maximum exposures of such assets to credit risk are their carrying amounts as of the balance sheet dates. As of June 30, 2024, the Company’s cash and cash equivalents were held in financial institutions located in Singapore.

The Deposit Insurance Scheme (“Scheme”) administered by the Singapore Deposit Insurance Corporation (SDIC), provides coverage of up to S$ 100,000 per depositor per member bank, including digital banks, for eligible Singapore dollar deposits. Corporate entities, including companies, partnerships, and sole proprietorships, benefit from this protection. However, foreign currency deposits are not included in this coverage.

F-26

As of December 31, 2024, most of the Company’s cash is deposited in U.S. dollars in ANEXT BANK, and this portion of the cash is not covered by this Scheme.

The Company has not experienced any significant recoverability issue. The Company assesses the creditworthiness of each customer when providing services and may require the customers to make advance payments before the services are rendered.

As of December 31, 2024 and 2023, there were no customers with greater than 10% of the accounts receivable, respectively.

3.2 Concentration of Customers and Suppliers

Substantially all revenue was derived from customers around the globe. There are no customers or suppliers for whom revenues or purchases individually represent greater than 10% of the total revenues or the total purchases of the Company in any of the periods presented.

Note 4. PROPERTY AND EQUIPMENT, NET

On December 31, 2024 and June 30, 2023, Property and Equipment consisted of the following:

	December 31, 2024	June 30, 2024
Electronic equipment	$2,545	$2,545
Less: Accumulated depreciation	579	155
Property and equipment, net	1,966	2,390

Depreciation expense of property and equipment totaled $424 and $155 for the six months ended December 31, 2024 and year ended June 30, 2024, respectively.

Note 5. CAPITAL SUBSCRIPTION ADVANCE FROM INVESTORS

On May 20, 2024, the Company entered investment agreements with various investors including Mr. Yibin Xu, 4Di Capital LLC, a company jointly controlled by Mr. Dong Chen and Mr. Haocheng Sun, and three third party investors to offer a total of 6,160,000 Class A ordinary shares and 1,000,000 Class B ordinary shares.

For the issuance of these shares, the Company received an amount of shareholders’ contribution of $670,397 as of June 30, 2024 in advance. Among the consideration, $520,405 was received from Mr. Yibin Xu and 4Di Capital LLC for the shares allotted to them, which are the amounts received from the related parties.

As the allotments of shares took effect on July 5, 2024, the amount of $669,681 of capital subscription advance from investors is recognized as additional paid-in capital.

Note 6. RELATED PARTY TRANSACTIONS AND BALANCES

The table below sets forth the major related parties and their relationships with the Company as of December 31, 2024 and June 30, 2024:

Name of related parties	Relationship with the Company
Maxe AI Technology Limited, a Hong Kong company (“MAXE HK”)	Under common control, wholly owned by Yibin Xu
Yibin Xu	Chief Executive Officer and sole Director
Dong Chen	Chief Financial Officer
Haocheng Sun	Joint control shareholder of 4Di Capital LLC
4Di Capital LLC	Entity jointly controlled by Dong Chen and Haocheng Sun

On September 28, 2023, MAXE AI entered into an assets sale agreement with MAXE HK, to acquire valued artificial intelligence strategies, asset management systems, and development environment (software and hardware) at a consideration of $1.00.

F-27

Amount due to related parties

Since September 2023, Mr. Yibin Xu has paid part of the listing professional fees and advertising fees on behalf of the Company and provided a loan of $49,980 in December 2024. As of December 31, 2024 and June 30, 2024, the amount due to Mr. Xu were $160,553 and $52,470 respectively. Shareholder, 4DI Capital LLC provided a loan of $100,000 to the Company in December 2024.The amount is unsecured, non-interest bearing and due on demand.

Amount due from a related party

	As of
	December 31, 2024	June 30, 2024
Amount due from a related party	$4,277	$16,334

On September 18, 2023, MAXE AI entered a bank account in Hong Kong usage arrangement with MAXE HK for the purpose of facilitating MAXE AI’s normal business operations, as it is difficult to open a bank account for new companies established by foreign shareholders in Singapore. MAXE AI ceased using this account since September 18, 2024, and all funds have been transferred to MAXE AI’s bank account in Singapore. For the usage period, the Company has full control over this account, and it is solely used by MAXE AI.

As of December 31, 2024 the receivables balance due from MAXE HK was $4,277, which consisted of represented payment on behalf of MAXE HK.

Note 7. EQUITY

Ordinary Shares

The Company was incorporated under the laws of the BVI on June 28, 2023, authorized to issue 50,000 ordinary shares with a par value of $1 per share. On the same day, the Company issued 4 common shares at par value.

On May 30, 2024, the Company passed a resolution for a re-designation of the common shares into Class A Ordinary Shares, Class B Ordinary Shares, Class A Preferred Shares, Class B Preferred Shares, and Class C Preferred Shares, and convert the authorized shares into unlimited shares. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. Each holder of our Class A Ordinary Shares is entitled to one vote per share, while each holder of our Class B Ordinary Shares is entitled to ten votes per share. In addition, the Company passed a resolution to split the 4 issued shares into 40,000 shares at a ratio of 1:10,000. The par value of the share is split from $1 to $0.0001. On the same day, the Company offered a total of 6,160,000 Class A ordinary shares and 1,000,000 Class B ordinary shares to the original shareholders and the three new shareholders. The re-designation and allotments of shares took effect on July 5, 2024.

Since the re-designation of the common shares took effect after June 30, 2024, the share split has been retrospectively applied only in the Company’s financial statements for all periods presented prior to its effectiveness. However, in these unaudited condensed consolidated financial statements for the six months ended December 31, 2024, the share split is reflected only from the effective date onward, as the adoption of the dual-class structure impacts comparability. As a result, in the annual financial statements, all share and per-share amounts for periods prior to the effectiveness date were adjusted to reflect the share split, including the restatement of the number of shares issued and outstanding as of June 30, 2023, from 4 shares to 40,000 shares.

As of December 31, 2024, the Company had a total of 6,200,000 Class A ordinary shares and 1,000,000 Class B ordinary shares issued and outstanding.

Note 8. INCOME TAXES

BVI

AI Assets is incorporated in the British Virgin Islands. The locality currently enjoys permanent income tax holidays; accordingly, AI Assets does not accrue income taxes.

F-28

Singapore

MAXE AI Technology Pte. Ltd. is incorporated in Singapore and is subject to Singapore corporate tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Singapore tax laws. The applicable tax rate is 17% in Singapore, with 75% of the first S$10,000 taxable income and 50% of the next S$190,000 taxable income exempted from income tax.

The income tax provision in both current and deferred portions are nil for the six months ended December 31, 2024 and 2023, respectively.

A reconciliation of the expected income tax recovery to the actual income tax recovery is as follows:

	For the six months ended December 31,
	2024	2023
Net loss before income taxes	$(141,259)	$(126,323)

Income tax expenses attributable to net loss at Singapore statutory rate of 17%	(24,014)	(21,475)
Tax-free portion	4,803	4,295
Change in valuation allowance	19,211	17,180
Income tax expense	$-	$-

The significant component of deferred tax is as follows:

	For the six months ended December 31,
	2024		2023
Deferred tax assets, gross:	$		$
Tax losses		19,211		17,180
Valuation allowance		(19,211)		(17,180)
Total deferred tax assets		$-		$-

As of December 31, 2024, the Company has net operating loss (“NOL”) carryforwards of approximately $479,468 available to offset future taxable income. These NOLs were generated in Singapore and can be carried forward indefinitely under Singapore tax laws, subject to compliance with certain conditions, including the shareholding test and the same business test.

The Company accounts for income taxes using an asset and liability approach which allows for the recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized, or the liability is settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

Note 9. COMMITMENTS AND CONTINGENCIES

In the normal course of business, the Company is subject to loss contingencies, such as legal proceedings and claims arising out of our business, that cover a wide range of matters, including, among others, government investigations and tax matters. In accordance with ASC No. 450-20, “Loss Contingencies”, the Company will record accruals for such loss contingencies when it is probable that a liability has been incurred, and the amount of loss can be reasonably estimated. In the opinion of management, there were no pending or threatened claims and litigation as of December 31, 2024 and through the date the unaudited condensed consolidated financial statements were available to be issued.

Note 10. SUBSEQUENT EVENTS

The Company evaluated all events or transactions that occurred subsequent to December 31, 2024, through the date of approval of these financial statements, and has determined that there are no subsequent events that require disclosure or recognition in the financial statements.

F-29

PRELIMINARY PROSPECTUS

4,000,000 Class A Ordinary Shares to be Sold by the Company

, 2025

Through and including             , 2025 (the 25th day after the date of this prospectus), all dealers effecting transactions in the Class A Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

RESALE PROSPECTUS ALTERNATE PAGE

The information in this prospectus is not complete and may be changed or supplemented. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion, dated September 9, 2025

AI ASSETS LTD

Up to 2,000,000 Class A Ordinary Shares to be Offered by the Selling Shareholders

This prospectus relates to the resale of up to 2,000,000 Class A Ordinary Shares, par value $0.00005 per share (“Class A Ordinary Shares”) of AI ASSETS LTD a British Virgin Islands business company limited by shares, by each shareholder named in this prospectus (the “Selling Shareholders”). We will not receive any of the proceeds from the sale of the Class Ordinary Shares by the Selling Shareholders.

We are authorized to issue an unlimited number of shares of $0.00005 par value each divided into five classes of shares as follows: (i) Class A Ordinary Shares of $0.00005 par value each; (ii) Class B ordinary shares of $0.00005 par value each (iii) Class A preferred shares of $0.00005 par value each; (iv) Class B preferred shares of $0.00005 par value each; and (v) Class C preferred shares of $0.00005 par value each. Holders of our Class A Ordinary Shares will have the same rights as holders of the Class B ordinary shares, save as voting and conversion rights.

The holders of Class A Ordinary Shares will have one (1) vote at a meeting of shareholders while holders of Class B ordinary shares will be entitled to ten (10) votes at a meeting of shareholders. The Class A Ordinary Shares are not convertible into Class B ordinary shares or preferred shares at any time. There are no provisions in our articles that would limit the lifespan of the Class B ordinary shares, and the holders of Class B ordinary shares are able to hold their Class B ordinary shares for any period of time.

On May 30, 2024, the Company passed a resolution of shareholders approving a share subdivision whereby each issued and unissued shares of the Company was subdivided into 10,000 shares of $0.0001 par value each, and a redesignation of all existing issued ordinary shares as Class A Ordinary Shares. The Company further approved the increase of its maximum number of authorized shares to an unlimited number of shares of $0.0001 par value each, divided into Class A Ordinary Shares, Class B ordinary shares, Class A preferred shares, Class B preferred shares and Class C preferred shares. The changes in authorised number of shares took effect on July 5, 2024.

On January 15, 2025, the Company passed a resolution of directors approving a share subdivision whereby each issued and unissued shares of the Company was subdivided into two (2) shares of $0.00005 par value per share. This share subdivision took effect on February 5, 2025.

Prior to this offering, there has been no public market for our Class A Ordinary Shares. We have applied to list our Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “AIAS.” This offering is contingent upon the listing of our Class A Ordinary Shares on the Nasdaq Capital Market and there can be no assurance that we will be successful in listing our Class A Ordinary Shares. If our application is not approved, this offering will not be completed.

The successful listing of our shares on the Nasdaq Capital Market is a condition to both the closing of our underwritten primary offering and to this secondary offering by our Selling Shareholders. The sale of our Class A Ordinary Shares in our underwritten primary offering is on a firm commitment basis. The sale of the Class A Ordinary Shares by the Selling Shareholders in the secondary offering is on a best-efforts basis by each Selling Shareholder and is conditioned upon the prior successful completion of the sale of the Class A Ordinary Shares by the Company in the underwritten primary offering. Following the listing of our Class A Ordinary Shares on the Nasdaq Capital Market and the closing of our underwritten primary offering, the per share public offering price of the Class A Ordinary Shares to be sold by the Selling Shareholders in the secondary offering will be the then-prevailing market price.

The registration of the Selling Shareholders’ Class A Ordinary Shares does not mean that the Selling Shareholders will offer or sell any Class A Ordinary Shares. We will not receive any proceeds from any sale or disposition of Class A Ordinary Shares by the Selling Shareholders. In addition, we will pay all fees and expenses incident to the registration of the resale of Class A Ordinary Shares by the Selling Shareholders. The Selling Shareholders may offer their Class A Ordinary Shares from time to time directly or through one or more broker-dealers or agents at market prices prevailing at the time of sale. However, the Selling Shareholders will not sell any Class A Ordinary Shares until after the closing of the underwritten primary offering. The offering by the Selling Shareholders will remain open for 180 days following the date of this prospectus. Following the expiration of such 180-day period, we no longer intend to keep this registration statement effective. For additional information on the possible methods of sale that may be used by the Selling Shareholders, refer to the section of this prospectus entitled “Selling Shareholders Plan of Distribution”.

We are an “Emerging Growth Company” and a “Foreign Private Issuer” under applicable U.S. federal securities laws and, as such, are eligible for reduced public company reporting requirements. Please see “Implications of Our Being an Emerging Growth Company” and “Implications of Our Being a Foreign Private Issuer” beginning on page 10 of this prospectus for more information.

The Company has Class A Ordinary Shares and Class B Ordinary Shares currently in issue. Mr. Yibin Xu, our Chief Executive Officer, will beneficially own approximately 31.7% of our total issued and outstanding Class A Ordinary Shares and 100% of our total issued and outstanding Class B Ordinary Shares, representing 69.2% of our total voting power, assuming that the underwriters do not exercise their over-allotment option. As a result, we will be a “controlled company” as defined under the Nasdaq Stock Market Rules. As a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting, transfer and conversion rights. Each Class A Ordinary Share is entitled to one vote, and each Class B ordinary share is entitled to ten (10) votes and is convertible into one (1) Class A ordinary share. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances.

Investing in our Class A Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See Risk Factors beginning on page 12 to read about factors you should consider before buying our Class A Ordinary Shares.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [  ], 2025

TABLE OF CONTENTS

Page
ABOUT THIS PROSPECTUS
MARKET AND INDUSTRY DATA
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
DEFINITIONS
PROSPECTUS SUMMARY
HISTORY AND CORPORATE STRUCTURE
RISK FACTORS
ENFORCEABILITY OF CIVIL LIABILITIES
SELLING SHAREHOLDERS	Alt-2
USE OF PROCEEDS	Alt-5
CAPITALIZATION
DILUTION
DIVIDEND POLICY
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
INDUSTRY OVERVIEW
BUSINESS
REGULATIONS
MANAGEMENT
PRINCIPAL SHAREHOLDERS
RELATED PARTY TRANSACTIONS
DESCRIPTION OF SHARES
CERTAIN BRITISH VIRGIN ISLANDS COMPANY CONSIDERATIONS
SHARES ELIGIBLE FOR FUTURE SALE
MATERIAL TAX CONSIDERATIONS
SELLING SHAREHOLDERS PLAN OF DISTRIBUTION	Alt-3
EXPENSES RELATING TO THIS OFFERING
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND ADDITIONAL INFORMATION
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

i

You should rely only on the information contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. Neither we, nor the underwriter has authorized anyone to provide you with different information. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, or any free writing prospectus, as the case may be, or any sale of the Class A Ordinary Shares.

For investors outside the United States: Neither we, nor the underwriter has done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Class A Ordinary Shares and the distribution of this prospectus outside the United States.

Alt-i

RESALE PROSPECTUS ALTERNATE PAGE

The Offering

Offering Price	The Selling Shareholders may sell the resale shares from time to time at the market price prevailing on the Nasdaq Capital Market at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers.

Class A Ordinary Shares offered by the Selling Shareholders	up to 2,000,000 Class A Ordinary Shares by certain selling shareholders. These shares will not be part of this initial public offering.

Class A Ordinary Shares issued and outstanding prior to this offering	12,400,000 Class A Ordinary Shares

Use of proceeds	We will not receive any proceeds from the sale of the Class A Ordinary Shares by the Selling Shareholders. The proceeds, if any, from the sale of the Class A Ordinary Shares by the Selling Shareholders pursuant to this prospectus by the Selling Shareholders will be for the account of the Selling Shareholders.

Dividend policy	We do not intend to pay any dividends on our Class A Ordinary Shares for the foreseeable future. Instead, we anticipate that all of our earnings, if any, will be used for the operation and growth of our business. See “Dividend Policy” for more information.

Risk factors	Investing in our Class A Ordinary Shares involves risks. See “Risk Factors” beginning on page 12 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Class A Ordinary Shares.

Listing	We have applied to list our Class A Ordinary Shares on the Nasdaq Capital Market, under the symbol “AIAS”. This offering is contingent on the listing of our Class A Ordinary Shares on the Nasdaq Capital Market, and there is no assurance that we will be successful in listing our Class A Ordinary Shares. If our application is not approved by the Nasdaq Capital Market, this offering will not be completed.

Voting Rights	Each Class A Ordinary Share is entitled to one vote. Each Class B ordinary share is entitled to ten votes.

Conversion Rights	Class A Ordinary Shares are not convertible into Class B ordinary shares under any circumstances. Class B ordinary shares are convertible into Class A Ordinary Shares at any time at the option of the holder thereof on a one-for-one basis, subject to adjustments in accordance with the Amended and Restated Articles.

Transfer agent	VStock Transfer, LLC

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RESALE PROSPECTUS ALTERNATE PAGE

SELLING SHAREHOLDERS

On May 30, 2024, the Company through a board resolution, approved the issuance of 6,160,000 Class A Ordinary Shares with a par value of $0.0001 each in the capital of the company at par value, 1,000,000 of which are allotted to the selling shareholders for an aggregate subscription price of $100.

On January 15, 2025, the Company passed a resolution approving a share subdivision whereby each issued and unissued shares of the Company were subdivided into two (2) shares of $0.00005 par value per share. As a result, the number of shares held by the selling shareholders increased to an aggregate of 2,000,000.

None of the selling shareholders has had any position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

The table below presents information regarding the Selling Shareholders and the Class A Ordinary Shares that may be offered from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Shareholders and reflects holdings as of the date of this prospectus.

The number of shares in the column “Total Number of Shares to be Offered for Selling Shareholder Account” represents all of the Class A Ordinary Shares that the Selling Shareholders may offer under this Prospectus. The Selling Shareholders may sell some, all, or none of their shares offered by this prospectus. We do not know how long the Selling Shareholders will hold the shares before selling them, and we currently have no agreements, arrangements, or understandings with the Selling Shareholders regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Exchange Act and includes Ordinary Shares with respect to which the Selling Shareholders have voting and investment power. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days after the date of this table. To our knowledge and subject to applicable community property rules, the persons and entities named in the table have sole voting and sole investment power with respect to all equity interests beneficially owned. We had an aggregate of 12,400,000 Class A Ordinary Shares issued and outstanding as of the date of this prospectus. The percentage of Class A Ordinary Shares beneficially owned by the Selling Shareholders prior to this offering in the table below is calculated based on an aggregate of Class A Ordinary Shares expected to be outstanding upon consummation of the primary underwritten offering.

Name of Selling Shareholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholders Account	Total Shares to be Owned Upon Completion of the Offering	Percentage Owned Prior to this Offering	Percentage to be Owned Upon Completion of the Offering(1)
AI Union Limited(2)	700,000	700,000	0	4.27%	0%
Ying Wang(3)	660,000	700,000	0	4.02%	0%
Xiaoyuan Lyu(4)	640,000	640,000	0	3.90%	0%
Totals	2,000,000	2,000,000	0	12.19%	0%

(1)	Assumes no underwriter exercise of the over-allotment option. The Company anticipates that any exercise by the underwriters of the over-allotment option would not materially change the percentage of Class A Ordinary Shares to be owned by the Selling Shareholders upon completion of the underwritten primary offering and sale of all or substantially all of the Class A Ordinary Shares by the Selling Shareholders.
(2)	Mr. Jiagen Lyu is the Director of AI Union Limited and has sole voting and dispositive power over the securities held by AI Union Limited. Mr. Lyu disclaims beneficial ownership over the securities listed except to the extent of his pecuniary interest therein. The principal business address of AI Union Limited is Rm 1801, Easey Comm Bldg., 253 Hennessy Road, Wanchai, Hong Kong.
(3)	Ying Wang’s principal business address is Rm 1805, 18/F, Hollywood Plaza 610 Nathan Road, Kowloon, Hong Kong.
(4)	Xiaoyuan Lyu’s principal business address is Rm 1103, Block 3, 76 Xinanjiang Street, Nanjing, China.

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RESALE PROSPECTUS ALTERNATE PAGE

SELLING SHAREHOLDERS PLAN OF DISTRIBUTION

We are registering the Class A Ordinary Shares of the Selling Shareholders to permit the resale of Class A Ordinary Shares by the Selling Shareholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of Class A Ordinary Shares by the Selling Shareholders. We will bear all fees and expenses incident to the registration of the Class A Ordinary Shares by the Selling Shareholders in the registration statement of which this prospectus forms a part. We do not expect the Class A Ordinary Shares being offered by the Selling Shareholders to be sold by or through Cathay Securities, Inc. in this offering.

The Selling Shareholders may sell all or a portion of the Class A Ordinary Shares beneficially owned by them and offered hereby from time to time directly or through one or more broker-dealers or agents at market prices prevailing at the time of sale. If the Class A Ordinary Shares are sold through broker-dealers, the Selling Shareholders will be responsible for any commissions or agent’s commissions. The Class A Ordinary Shares may be sold by Selling Shareholders in one or more transactions at prevailing market prices at the time of the sale. However, the Selling Shareholders will not sell any Class A Ordinary Shares until after the closing of the underwritten primary offering. The offering by the Selling Shareholders will remain open for 180 days following the date of this prospectus. Following the expiration of such 180-day period, we no longer intend to keep this registration statement effective. We do not have any contractual agreements with the Selling Shareholders requiring registration of their shares or otherwise. Instead, the Company has decided to register their shares for resale as a method for providing some liquidity to its prior private investors. These sales may be effected in transactions, which may involve crosses or block transactions:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	short sales;

●	in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus. However, the Selling Shareholders will not sell any Class A Ordinary Shares until after the closing of the primary underwritten initial public offering.

Under applicable rules and regulations under the Securities Exchange Act, as amended (the “Exchange Act”), any person engaged in the distribution of the shares of Class A Ordinary Shares may not simultaneously engage in market making activities with respect to the shares of Class A Ordinary Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of Class A Ordinary Shares by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act, as amended).

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If the Selling Shareholders effect such transactions to or through broker-dealers or agents, such broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Shareholders or commissions from purchasers of Class A Ordinary Shares from the Selling Shareholders for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of Class A Ordinary Shares by the Selling Shareholders or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of Class A Ordinary Shares by the Selling Shareholders in the course of hedging in positions they assume. The Selling Shareholders may also sell Class A Ordinary Shares short and deliver Class A Ordinary Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Shareholders may also loan or pledge Class A Ordinary Shares to broker-dealers that in turn may sell such shares.

The Selling Shareholders may pledge or grant a security interest in some or all of the Class A Ordinary Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell Class A Ordinary Shares from time to time pursuant to an amendment to this prospectus under applicable provision of the Securities Act, amending, if necessary, the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus.

The Selling Shareholders and any broker-dealer participating in the distribution of Class A Ordinary Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of Class A Ordinary Shares by the Selling Shareholders is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Class A Ordinary Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, Class A Ordinary Shares may be sold by the Selling Shareholders in such states only through registered or licensed brokers or dealers. In addition, in some states the Selling Shareholders may not sell Class A Ordinary Shares unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Shareholder will sell any or all of their Class A Ordinary Shares registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of Class A Ordinary Shares by the Selling Shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of Class A Ordinary Shares to engage in market-making activities with respect to such Class A Ordinary Shares. All of the foregoing may affect the marketability of the Class A Ordinary Shares and the ability of any person or entity to engage in market-making activities with respect to the Class A Ordinary Shares by Selling Shareholders.

Once sold under the registration statement, of which this prospectus forms a part, the Selling Shareholders’ Class A Ordinary Shares will be freely tradeable in the hands of persons other than our affiliates.

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RESALE PROSPECTUS ALTERNATE PAGE

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of our Class A Ordinary Shares by the Selling Shareholders. In addition, the Underwriter will not receive any compensation from the sale of the Class A Ordinary Shares by the Selling Shareholders. The Selling Shareholders will receive all of the net proceeds from the sales of Class A Ordinary Shares offered by them under this prospectus. We have agreed to bear the expenses relating to the registration of the Class A Ordinary Shares for the Selling Shareholders.

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PRELIMINARY PROSPECTUS

Up to 2,000,000 Class A Ordinary Shares to be Offered by the Selling Shareholders

 , 2025

Through and including             , 2025 (the 25th day after the date of this prospectus), all dealers effecting transactions in the Class A Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

We are permitted under the BVI Act, as well as our Memorandum and Articles of Association, to indemnify any person who is a director of the Company or a party in a legal proceeding by reason of the fact that they are or were a director of the Company. This indemnity covers all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. According to our Memorandum and Articles of Association, the indemnity only applies if the person acts honestly and in good faith with a view to the best interests of the Company and in the case of criminal proceedings, the person has no reasonable cause to believe that his or her conduct was unlawful.

The underwriting agreement, the form of which will be filed as Exhibit 1.1 to this Registration Statement, will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities

On June 28, 2023, the date of incorporation of the Company, 20,000 Class A Ordinary Shares were issued to Yibin Xu, 10,000 Class A Ordinary Shares were issued to Dong Chen and 10,000 Class A Ordinary Shares were issued to Haocheng Sun, for services rendered to the Company.

On May 30, 2024, the Company passed a resolution approving (a) a share subdivision whereby each of the issued and unissued shares of the Company was subdivided into 10,000 shares of $0.0001 par value each, and (b) a redesignation all of the existing issued shares of the Company as Class A ordinary shares of $0.0001 par value each. The Company further approved the increase of its maximum number of authorized shares to an unlimited number of shares of $0.0001 par value each, divided into Class A Ordinary Shares, Class B Ordinary Shares, Class A Preferred Shares, Class B Preferred Shares and Class C Preferred Shares. These changes in authorised number of shares were effected on July 5, 2024 when the Company’s amended and restated memorandum and articles of association was registered with the Registrar of Corporate Affairs of the BVI.

Additionally, on July 5, 2024, Dong Chen and Haocheng Sun transferred 10,000 Class A ordinary shares each to 4Di Capital LLC.

On January 15, 2025, the Company passed a resolution approving a share subdivision whereby each issued and unissued shares of the Company was subdivided into two (2) shares of $0.00005 par value per share. The share subdivision took effect on February 5, 2025, when the Company’s Second Amended and Restated Memorandum and Articles was registered with the Registrar of Corporate Affairs of the BVI.

The following table sets forth the breakdown of the new issuances and transfers to each shareholder:

Name of Shareholder	Number and Class of Shares	Total Consideration
Yibin Xu	5,200,000 Class A Ordinary Shares	$258.00
	2,000,000 Class B Ordinary Shares	$100.00
4Di Capital LLC	5,200,000 Class A Ordinary Shares	$258.00
AI Union Limited	700,000 Class A Ordinary Shares	$35.00
Ying Wang	660,000 Class A Ordinary Shares	$33.00
Xiaoyuan Lyu	640,000 Class A Ordinary Shares	$32.00

We believe that each of the issuances and transactions above were exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

Item 8. Exhibits and Financial Statement Schedules

Exhibits and Financial Statement Schedules

(a) Exhibits

See Exhibit Index beginning on page II-3 of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

Item 9. Undertakings.

The undersigned registrant hereby undertakes to provide to the placement agent at the closing specified in the placement agency agreement, certificates in such denominations and registered in such names as required by the placement agent to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(a) The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offerings.

(4) to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act (15 U.S.C. 77j(a)(3)) need not be furnished, provided that the issuer includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. (5) that, for the purpose of determining liability under the Securities Act to any purchaser:

(i) if the issuer is relying on Rule 430B:

(A) each prospectus filed by the undersigned issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offerings described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) if the issuer is relying on Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offerings required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offerings prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offerings containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offerings made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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EXHIBIT INDEX

Exhibit No.	Description of document
1.1 *	Form of Underwriting Agreement
3.1 **	Constitution of MAXE AI Technology Pte. Ltd.
3.2 **	Memorandum and Articles of Association of Registrant
3.3 **	Amended and Restated Memorandum and Articles of Association of Registrant
3.4**	Second Amended and Restated Memorandum and Articles of Association of Registrant
4.1 **	Specimen Certificate for Registrant’s Class A Ordinary Shares
5.1 *	Opinion of Ogier regarding the validity of the Class A Ordinary Shares being registered
10.1 **	Employment Agreement dated June 30, 2023, by and between AI Assets Ltd. and Yibin Xu
10.2 **	Employment Agreement dated June 30, 2023, by and between AI Assets Ltd. and Dong Chen
10.3 *	Form of Lock-Up Agreement (included as Exhibit A to Underwriting Agreement)
14.1 **	Code of Ethics of the Registrant
21.1 **	List of Subsidiaries of the Registrant
23.1 *	Consent of HTL International, LLC
23.2 *	Consent of Ogier (included in Exhibit 5.1)
23.3 ***	Consent of Bird & Bird ATMD (included in Exhibit 99.1)
24.1 **	Form of Power of Attorney (included on signature pages)
99.1 ***	Opinion of Bird & Bird ATMD regarding certain Singapore law matters
99.2 **	Director Nominee Consent of Dong Chen
99.3 **	Director Nominee Consent of Chengming Qian
99.4 **	Director Nominee Consent of Cheung Ki (Johnny) Wong
99.5 **	Director Nominee Consent of Cai Sun
99.6*	Request for Waiver and Representation under Item 8.A.4 of Form 20-F
107 **	Filing Fee Table

* Filed herewith

** Previously filed

*** To be filed by amendment

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the British Virgin Islands, on September 9, 2025.

AI ASSETS LTD

By:	/s/ Yibin Xu
Name:	Yibin Xu
Title:	Chief Executive Officer and sole Director (Principal Executive Officer)

By:	/s/ Dong Chen
Name:	Dong Chen
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yibin Xu	Chief Executive Officer and sole Director	September 9, 2025
Yibin Xu	(Principal Executive Officer)

*	Chief Financial Officer (Principal Financial and Accounting Officer)	September 9, 2025
Dong Chen

* By:	/s/ Yibin Xu
Yibin Xu
Attorney-In-Fact

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of AI Assets Ltd., has signed this registration statement or amendment thereto in New York, New York, on September 9, 2025.

The Crone Law Group, P.C.

By:	/s/ Mark Crone
Name:	Mark Crone
Title:	Partner

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